EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION
___________________________________________ In re CALIFORNIA RESOURCES CORPORATION, et al.,[1] Debtors. ___________________________________________	x : : : : : : : : : x	Chapter 11 Case No. 20-33568 (DRJ) Jointly Administered
FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER (I) APPROVING THE DEBTORS’ DISCLOSURE STATEMENT, (II) CONFIRMING THE DEBTORS’ JOINT PLAN OF REORGANIZATION, AND (III) APPROVING THE ASSUMPTION AND PERFORMANCE UNDER (A) THE BACKSTOP COMMITMENT AGREEMENT
AND (B) THE RESTRUCTURING SUPPORT AGREEMENT
The above-captioned Debtors and debtors-in-possession2 having:
a.    commenced, on July 15, 2020 (the “Petition Date”), these chapter 11 cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code (as defined below);
b.    entered into that certain Restructuring Support Agreement, dated as of July 15, 2020, between the Debtors, the Consenting 2016 Term Loan Lenders, the Consenting 2017 Term Loan Lenders, the Consenting Second Lien Noteholders and Ares (each as defined therein);
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1    The Debtors in these chapter 11 cases and the last four digits of their U.S. taxpayer identification numbers are:  California Resources Corporation (0947) (“CRC”); California Heavy Oil, Inc. (4630); California Resources Coles Levee, L.P. (2995); California Resources Coles Levee, LLC (2087); California Resources Elk Hills, LLC (7310); California Resources Long Beach, Inc. (6046); California Resources Mineral Holdings LLC (4443); California Resources Petroleum Corporation (9218); California Resources Production Corporation (5342); California Resources Production Mineral Holdings, LLC (9071); California Resources Real Estate Ventures, LLC (6931); California Resources Royalty Holdings, LLC (6393); California Resources Tidelands, Inc. (0192); California Resources Wilmington, LLC (0263); CRC Construction Services, LLC (7030); CRC Marketing, Inc. (0941); CRC Services, LLC (6989); Monument Production, Inc. (0782); Oso Verde Farms, LLC (7436); Socal Holding, LLC (3524); Southern San Joaquin Production, Inc. (4423); Thums Long Beach Company (1774); Tidelands Oil Production Company LLC (5764). The Debtors’ corporate headquarters is located at 27200 Tourney Road, Suite 200, Santa Clarita, CA 91355.
2    Capitalized terms not otherwise defined in this order (the “Confirmation Order”) shall have the meanings ascribed to them in the Plan (as defined below), attached hereto as Exhibit A. The rules of interpretation set forth in Section 2.2 of the Plan shall apply to the Confirmation Order. For the purposes of the Plan and this Confirmation Order, capitalized terms not otherwise defined in the Plan shall have the meanings ascribed to them in the Restructuring Support Agreement.

c.    entered into that certain Backstop Commitment Agreement, dated as of July 15, 2020, between CRC and the Backstop Parties thereto (as defined therein);
d.    filed, on the Petition Date, the Declaration of Todd A. Stevens in Support of Debtors’ Chapter 11 Petitions and First Day Pleadings [Docket No. 20] (the “Stevens Declaration”);
e.    filed, on the Petition Date, the Declaration of Mark Rajcevich in Support of Debtors’ Chapter 11 Petitions and First Day Pleadings [Docket No. 21] (the “Rajcevich Declaration” and, together with the Stevens Declaration, the “First Day Declarations”);
f.    entered into that certain Amended and Restated Restructuring Support Agreement, dated as of July 24, 2020, between the Debtors, the Consenting 2016 Term Loan Lenders, the Consenting 2017 Term Loan Lenders, the Consenting Second Lien Noteholders and Ares (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Restructuring Support Agreement”);
g.    entered into that certain Amended and Restated Backstop Commitment Agreement, dated as of July 24, 2020, between CRC and the Backstop Parties thereto (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Backstop Commitment Agreement”);
h.    filed, on July 24, 2020, the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 215];
i.    filed, on July 31, 2020, the Disclosure Statement for Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 253];
j.    filed, on July 31, 2020, the Debtors’ Emergency Motion for an Order (I) Scheduling an Objection Deadline and Combined Hearing on the Disclosure Statement and Plan Confirmation, (II) Approving the Form and Manner of Notice of the Combined Hearing, (III) Establishing Procedures for Objecting to the Disclosure Statement and the Plan, (IV) Approving the Solicitation Procedures, (V) Conditionally Approving the Disclosure Statement, (VI) Approving the Rights Offering Procedures and (VII) Granting Related Relief [Docket No. 254] (the “Solicitation Procedures Motion”);
k.    filed, on August 10, 2020, the Notice of Revised Joint Plan of Reorganization [Docket No. 282];
l.    filed, on August 10, 2020, the Notice of Revised Disclosure Statement [Docket No. 283];
m.    filed, on August 27, 2020, the Notice of the Solicitation Version of Joint Plan of Reorganization [Docket No. 420];
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n.    filed, on August 27, 2020, the Notice of Solicitation Version of the Disclosure Statement [Docket No. 421] (including all appendices, exhibits and schedules thereto and as may be modified, amended or supplemented in accordance with the terms hereof, the “Disclosure Statement”);
o.    filed, on August 27, 2020, the Notice of Plan Supplement [Docket No. 411] (as modified, amended or supplemented from time to time, the “ First Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);
p.    filed, on August 27, 2020, the Rejected Executory Contract and Unexpired Lease List as part of the First Plan Supplement;
q.    filed, on August 28, 2020, the Affidavit of Service of the First Plan Supplement [Docket No. 425] (the “First Plan Supplement Affidavit”);
r.    filed, on August 27, 2020, the Notice of (I) Combined Hearing on Disclosure Statement and Confirmation of the Plan of Reorganization and (II) Procedures for Objecting to the Disclosure Statement, Plan and Proposed Assumption of Executory Contracts and Unexpired Leases and Related Cure Costs [Docket No. 422] (the “Combined Hearing Notice”), which contained notice of the date and time set for the hearing to consider final approval of the Disclosure Statement and Confirmation of the Plan (the “Combined Hearing”) and the deadline for filing objections to the adequacy of the Disclosure Statement and confirmation of the Plan;
s.    caused to be published, on August 31, 2020, in The New York Times, as evidenced by the Affidavit of Publication [Docket No. 489] (the “Publication Affidavit”), the Publication Notice (as defined in the Solicitation Procedures Order (defined below));
t.    caused Epiq Corporation Restructuring, LLC (“Epiq”) to serve, on September 1, 2020, the Notices of Non-Voting Status for Classes Deemed to Accept and the Combined Hearing Notice on Holders of Class 1 Claims, Holders of Class 2 Claims, Holders of Class 3 Claims and Holders of Class 6 Claims in accordance with the Solicitation Procedures Order;
u.    caused Epiq to serve, on September 1, 2020, the Notice of Non-Voting Status for Classes Deemed to Reject (together with the Notices of Non-Voting Status for Classes Deemed to Accept, the “Non-Voting Notices”) and the Combined Hearing Notice on Holders of Class 7 Interests in accordance with the Solicitation Procedures Order;
v.    caused Epiq to serve, on September 1, 2020, to Holders of Claims entitled to vote on the Plan (i.e., Holders of Class 4 Claims and Holders of Class 5 Claims): (i) the Plan, (ii) the Disclosure Statement, (iii) the Combined Hearing Notice, and (iv) Ballots for voting on the Plan in accordance with the Solicitation Procedures Order;
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w.    caused Epiq to serve, on September 1, 2020, the Combined Hearing Notice on all other parties on the Debtors’ creditor matrix in accordance with the Solicitation Procedures Order;
x.    filed, on September 8, 2020, the Affidavit of Service of the Combined Hearing Notice [Docket No. 500] (the “Combined Hearing Notice Affidavit”);
y.    filed, on September 9, 2020, the Supplemental Affidavit of Service of the Combined Hearing Notice [Docket No. 502] (the “Combined Hearing Notice Supplemental Affidavit”);
z.    filed, on September 23, 2020, the Notice of Filing of Second Plan Supplement [Docket No. 543] (as modified, amended or supplemented from time to time, the “Second Plan Supplement”);
aa.    filed, on September 23, 2020, the list of Executory Contracts and Unexpired Leases proposed to be assumed as part of the Second Plan Supplement;
bb.    filed, on September 24, 2020, the Affidavit of Service of the Second Plan Supplement [Docket No. 545] (the “Second Plan Supplement Affidavit”);
cc.    caused Epiq to serve, on September 24, 2020, the Cure Notices (as defined in the Solicitation Procedures Order);
dd.    filed, on September 25, 2020, the Affidavit of Service of the Non-Voting Notices [Docket No. 551] (“Non-Voting Notices Affidavit”);
ee.    filed, on September 25, 2020, the Affidavit of Service of the Ballots [Docket No. 551] (the “Ballot Affidavit”);
ff.    filed, on September 28, 2020, the Affidavit of Service of the Cure Notices [Docket No. 554] (the “Cure Notices Affidavit”);
gg.    filed, on September 29, 2020, the Supplemental Affidavit of Service of the Cure Notices [Docket No. 557] (the “Supplemental Cure Notices Affidavit”);
hh.    filed, on October 2, 2020, the Notice of Filing of Third Plan Supplement [Docket No. 579] (as modified, amended or supplemented from time to time, the “Third Plan Supplement”);
ii.    filed, on October 2, 2020, the Notice of Filing of Proposed Plan Confirmation Order [Docket No. 580];
jj.    filed, on October 5, 2020, the Affidavit of Service of the Third Plan Supplement [Docket No. 582] (the “Third Plan Supplement Affidavit”);
kk.    filed, on October 7, 2020, the Declaration of Jane Sullivan of Epiq Corporate Restructuring, LLC Regarding Voting and Tabulation of Ballots Cast on Debtors’
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Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 596] (the “Voting Certification”), which details the final results of the Plan voting process;
ll.    filed, on October 8, 2020 the Affidavit of Service of the Voting Certification [Docket No. 597] (the “Voting Certification Affidavit”);
mm.    filed, on October 8, 2020, the Debtors’ Memorandum of Law in Support of an Order (I) Approving the Debtors’ Disclosure Statement, (II) Confirming the Debtors’ Joint Chapter 11 Plan of Reorganization and (III) Approving the Assumption and Performance Under (A) the Backstop Commitment Agreement and (B) the Restructuring Support Agreement [Docket No. 599] (the “Confirmation Brief”) and the Declaration of Mark Rajcevich in Support of Confirmation of the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 600] (the “Rajcevich Declaration” together with the First Day Declarations, the “Declarations”);
nn.    filed, on October 8, 2020, the Amended Debtors’ Joint Chapter 11 Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 601] (including all appendices, exhibits and schedules thereto and as may be modified, amended or supplemented in accordance with the terms hereof, the “Plan”);
oo.    filed, on October 9, 2020, the Notice of Filing of Fourth Plan Supplement [Docket No. 606] (as modified, amended or supplemented from time to time, the “Fourth Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);
pp.    filed, on October 12, 2020, the Affidavit of Service of the Confirmation Brief, Rajcevich Declaration and the Plan [Docket No. 614] (the “Brief Affidavit”);
qq.    filed, on October 12, 2020, the Affidavit of Service of the Fourth Plan Supplement [Docket No. 614] (together with the First Plan Supplement Affidavit, the Publication Affidavit, the Combined Hearing Notice Affidavit, the Combined Hearing Notice Supplemental Affidavit, the Second Plan Supplement Affidavit, the Non-Voting Notices Affidavit, the Ballot Affidavit, the Cure Notices Affidavit, the Supplemental Cure Notices Affidavit, the Third Plan Supplement affidavit, the Voting Certification Affidavit and the Brief Affidavit, the “Affidavits”);
rr.    filed, on October 13, 2020, the Notice of Filing of Fifth Plan Supplement [Docket No. 621] (as modified, amended or supplemented from time to time, the “Fifth Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”; together with the First Plan Supplement, the Second Plan Supplement, the Third Plan Supplement and the Fourth Plan Supplement, the “Plan Supplements”); and
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ss.    operated their businesses and managed their properties during the Chapter 11 Cases as debtors-in-possession pursuant to sections 1107(a) and 1108 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”).
The Bankruptcy Court having:
a.    entered, on August 25, 2020, the Order (I) Scheduling an Objection Deadline and Combined Hearing on the Disclosure Statement and Plan Confirmation, (II) Approving the Form and Manner of Notice of the Combined Hearing, (III) Establishing Procedures for Objecting to the Disclosure Statement and the Plan, (IV) Approving the Solicitation Procedures, (V) Conditionally Approving the Disclosure Statement, (VI) Approving the Rights Offering Procedures and (VII) Granting Related Relief [Docket No. 403] (the “Solicitation Procedures Order”) conditionally approving the Disclosure Statement;
b.    reviewed the Plan, the Disclosure Statement, the Plan Supplements, the Confirmation Brief, the Declarations, the Voting Certification, the Combined Hearing Notice, the Notices of Non-Voting Status, the Affidavits and all filed pleadings, exhibits, statements and comments regarding final approval of the Disclosure Statement and Confirmation of the Plan, including all objections, statements and reservations of rights;
c.    held the Combined Hearing;
d.    heard the statements and arguments made by counsel in respect of final approval of the Disclosure Statement and Confirmation of the Plan;
e.    considered all oral representations, testimony, documents, filings and other evidence regarding final approval of the Disclosure Statement and Confirmation of the Plan;
f.    overruled on the merits, all objections and reservations of rights pertaining to approving the Disclosure Statement or confirming the Plan that have not been withdrawn, waived or settled; and
g.    upon the record of the Chapter 11 Cases.
NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Combined Hearing, the Disclosure Statement and the Plan and the opportunity for any party-in-interest to object to final approval of the Disclosure Statement and Confirmation of the Plan have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of final approval of the Disclosure Statement and Confirmation of the Plan, and
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other evidence presented at the Combined Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court makes and issues the following findings of fact and conclusions of law and orders:
1.FINDINGS OF FACT AND CONCLUSIONS OF LAW
IT IS DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:
A.    Findings and Conclusions.
1.    The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.
B.    Jurisdiction and Venue.
2.    The Bankruptcy Court has jurisdiction to consider the Plan pursuant to 28 U.S.C. §§ 157 and 1334. The Bankruptcy Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b). The Debtors consent, pursuant to Bankruptcy Rule 7008, to the entry of a final order by the Bankruptcy Court in connection with the Plan to the extent that it is later determined that the Bankruptcy Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution.
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C.    Eligibility for Relief.
3.    The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.
D.    Commencement and Joint Administration of the Chapter 11 Cases.
4.    On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code in this Bankruptcy Court. In accordance with the Order (I) Directing Joint Administration of Debtors’ Chapter 11 Cases and (II) Granting Related Relief [Docket No. 48], the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases.
5.    On July 27, 2020, the Office of the United States Trustee for the Southern District of Texas (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors (the “Committee”) pursuant to section 1102 of the Bankruptcy Code [Docket No. 228]. On July 29, 2020, the U.S. Trustee reconstituted the Committee to include two additional members [Docket No. 237].
E.    Resolutions and Objections to Confirmation.
6.    Any resolutions of objections to Confirmation explained on the record at the Combined Hearing are hereby incorporated by reference. All unresolved objections, statements, informal objections and reservations of rights, if any, related to the Plan, the Disclosure Statement or Confirmation of the Plan are overruled on the merits.
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F.    Solicitation Procedures Order.
7.    On August 25, 2020, this Bankruptcy Court entered the Solicitation Procedures Order, which, among other things: (a) fixed August 17, 2020 as the Voting Record Date; (b) fixed October 5, 2020 as the Voting Deadline; (c) fixed October 5, 2020 as the deadline for objection to the adequacy of the Disclosure Statement and Confirmation of the Plan; (d) fixed 2:00 p.m. (CT) on October 13, 2020 as the date and time for the Combined Hearing; (e) approved the Combined Hearing Notice, the Publication Notice, the Cure Notice, the Rejection Notice, the Notices of Non-Voting Status, the Ballots, the Rights Offering Procedures, the Rights Offering Materials, the Solicitation Procedures and the Tabulation Procedures (each as defined therein); and (f) conditionally approved the Disclosure Statement.
G.    Confirmation of the Plan Burden of Proof.
8.    The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence.
H.    Notice.
9.    As evidenced by the Affidavits and the Voting Certification, due, adequate timely, proper and sufficient notice of the Disclosure Statement, the Plan and the Combined Hearing, together with all deadlines for voting on the Plan as well as objecting to the Disclosure Statement and the Plan, has been provided to all parties required to be given notice, including: (i) the U.S. Trustee; (ii) the Office of the United States Attorney for the Southern District of Texas; (iii) the Internal Revenue Service; (iv) the administrative agent for the Debtors’ senior DIP credit facility through its counsel Simpson Thacher & Bartlett LLP; (v) the ad hoc group of prepetition first lien lenders and second lien noteholders through its counsel Davis Polk & Wardwell LLP; (vi) the ad hoc group of prepetition crossover creditors through its counsel Paul,
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Weiss, Rifkind, Wharton & Garrison LLP; (vii) ECR Corporate Holdings L.P. through its counsel Kirkland & Ellis LLP; (viii) the Committee through its counsel Kramer Levin Naftalis & Frankel LLP; (ix) all known Holders of Claims and Interests in the Chapter 11 Cases; (x) all parties filing a notice of appearance and request for service pursuant to Bankruptcy Rule 2002 in the Chapter 11 Cases; (xi) all state and local taxing authorities in the states in which the Debtors have tax liability; (xii) the Environmental Protection Agency; (xiii) all federal, state and local authorities that regulate any portion of the Debtors’ businesses; (xiv) the Securities and Exchange Commission; (xv) all counterparties to Executory Contracts and Unexpired Leases; and (xvi) all persons or entities listed on the Debtors’ creditor mailing matrix, in substantial compliance with the Solicitation Procedures Order, Bankruptcy Rule 2002 and rule 2002-1 of the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”) (the parties identified in clauses (i) through (xvi), collectively, the “Notice Parties”). The Combined Hearing Notice was also published in The New York Times on August 31, 2020, in compliance with the Solicitation Procedures Order. Such notice was adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002 and 3020 and other applicable law and rules, and no further notice is required.
I.    Disclosure Statement.
10.    The Disclosure Statement contains (i) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, rules and regulations, including the Securities Act, (ii) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan and the transactions contemplated therein and (iii) specific descriptions of releases and injunctions related thereto in accordance with Bankruptcy Rule 3016(c). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).
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J.    Ballots.
11.    The Classes of Claims entitled under the Plan to vote on the Plan (the “Voting Classes”) are set forth below:

Class	Designation
4	2017 Term Loan Secured Claims
5	Unsecured Debt Claims
12.    The Ballots the Debtors used to solicit votes to accept or reject the Plan from Holders in the Voting Classes adequately addressed the particular needs of the Chapter 11 Cases, were appropriate for Holders in the Voting Classes to vote to accept or reject the Plan and were otherwise in accordance with the Solicitation Procedures Order.
K.    Solicitation.
13.    The solicitation of votes on the Plan complied with the Solicitation Procedures set forth in the Solicitation Procedures Motion and approved in the Solicitation Procedures Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules and any applicable non-bankruptcy rules, laws and regulations, including to the extent applicable the registration requirements under the Securities Act.
14.    Specifically, the Debtors caused Epiq to distribute (i) the Solicitation Packages, which included the Plan, the Disclosure Statement, the Combined Hearing Notice and the applicable Ballots, to Holders of Claims in the Voting Classes; (ii) the applicable Notice of Non-Voting Status for Classes Deemed to Accept and the Combined Hearing Notice on Holders of Claims in Class 1, Class 2, Class 3 and Class 6; (iii) the Notice of Non-Voting Status for Classes Deemed to Reject and the Combined Hearing Notice on Holders of Interests in Class 7; and (iv) the Combined Hearing Notice on all other parties on the Debtors’ creditor matrix, each
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in compliance with the Bankruptcy Code, the Bankruptcy Local Rules, the Solicitation Procedures Order and any applicable non-bankruptcy rules, laws and regulations. Transmission and service of such documents were timely, adequate, appropriate and sufficient, and no further notice is required.
15.    As set forth in the Voting Certification, the Solicitation Packages were distributed to Holders in the Voting Classes that held a Claim as of August 17, 2020 (the date specified in such documents for the purpose of the solicitation).
16.    Under sections 1126(f) and 1126(g) of the Bankruptcy Code, the Debtors were not required to solicit votes from the Holders of Claims in the Unimpaired Classes or the Deemed Rejecting Class (each as defined below), each of which is conclusively presumed to have accepted or rejected the Plan, respectively.
L.    Voting.
17.    As described in the Voting Certification, the Holders of Claims in Class 4 (2017 Term Loan Secured Claims) and Class 5 (Unsecured Debt Claims) are Impaired under the Plan and have voted to accept the Plan in the numbers and amounts required by section 1126 of the Bankruptcy Code. The Debtors filed the Voting Certification before the commencement of the Combined Hearing. As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, reasonably, in good faith and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Solicitation Procedures Order and any applicable non-bankruptcy rules, laws and regulations.
M.    Plan Supplements.
18.    On August 27, 2020, September 23, 2020, October 2, 2020, October 9, 2020 and October 13, 2020, the Debtors filed and served the Plan Supplement, the Second Plan Supplement, the Third Plan Supplement, the Fourth Plan Supplement and the Fifth Plan
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Supplement, respectively. The Plan Supplements comply with the Bankruptcy Code and the terms of the Plan, and the filing and service of such documents are good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Local Rules, and no further notice is required. All documents included in the Plan Supplements are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, and only consistent therewith (and subject to the applicable consent and consultation rights set forth therein, in the Restructuring Support Agreement, in the Elk Hills Settlement Agreement and in the New Exit Facilities Documents and Exit Facility Letters), the Debtors reserve the right to alter, amend, update or modify the Plan Supplements before the Effective Date.
N.    Good Faith Solicitation—Section 1125(e).
19.    The Debtors and their directors, officers, members, managers, attorneys and advisors have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery and performance of the Definitive Documents (as defined below) and solicitation of votes on the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.
O.    Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).
20.    The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).
(i)    Proper Classification—Sections 1122 and 1123.
21.    The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Section 4 of the Plan provides for the separate classification of Claims
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and Interests into seven Classes. Valid business, factual and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.
(ii)    Specified Unimpaired Classes—Section 1123(a)(2).
22.    The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Section 4 of the Plan specifies that Claims and Interests in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
1	Other Priority Claims
2	Other Secured Claims
3	RBL Claims
6	General Unsecured Claims
23.    Notwithstanding anything herein or in the Plan to the contrary, no provision of the Plan or this Confirmation Order shall diminish, enhance, or modify any applicable non-bankruptcy legal, equitable, and/or contractual rights of Holders of Allowed General Unsecured Claims to receive payment on account of such Claim which are “riding through” the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced; provided, further that, prejudgment and/or postjudgment interest, as applicable, on all Allowed General Unsecured Claims relating to litigation shall accrue at the rate determined by applicable federal or state statute. Payment of a Class 6 Claim is subject to the rights of the Debtors, Reorganized Debtors or any party-in-interest to dispute or defend such Claim in accordance with applicable non-bankruptcy law as if the Chapter 11 Cases had not been commenced.
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24.    Additionally, Section 3 of the Plan specifies that Allowed Administrative Claims, Senior DIP Claims, Junior DIP Claims, Allowed Professional Fee Claims and Allowed Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.
(iii)    Specified Treatment of Impaired Classes—Section 1123(a)(3).
25.    The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Section 4 of the Plan specifies that Claims and Interests in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Designation
4	2017 Term Loan Secured Claims
5	Unsecured Debt Claims
7	Interests in CRC
(iv)    No Discrimination—Section 1123(a)(4).
26.    The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.
(v)    Adequate Means for Plan Implementation—Section 1123(a)(5).
27.    The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Section 6 in the Plan provide, in detail, adequate and proper means for the implementation of the Plan, including regarding: (i) the Reorganized Debtors’ entry into the New Exit Facilities Documents; (ii) Ares Settlement; (iii) the procedures governing the Rights Offering, including, without limitation, the Backstop Commitment Agreement; (iv) the issuance of New Common Stock and the New Warrants; (v)  the adoption of and entry into
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the Reorganized CRC Certification of Incorporation and the Reorganized CRC Bylaws; (v) the cancellation of existing Interests, existing indebtedness and related agreements; (vii) the settlement and discharge of Claims and Interests as set forth in the Plan; (viii) the vesting of Estate assets in the Reorganized Debtors; and (ix) the appointment of the New Board.
(vi)    Voting Power of Equity Securities—Section 1123(a)(6).
28.    Each of the Reorganized CRC Certificate of Incorporation and the certificates of formation of the Reorganized Debtors prohibits the issuance of non-voting equity securities. The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.
(vii)    Directors and Officers—Section 1123(a)(7).
29.    The Plan discloses the process by which individuals who will serve as a director on the New Board will be chosen. On the Effective Date, the New Board will consist of nine directors initially composed of: (i) the chief executive officer of CRC, (ii) one director selected by Ares (not employed by or affiliated with Ares), and (iii) the remaining directors selected by the Required Consenting Creditors and/or certain members of the Ad Hoc Group in accordance with the Restructuring Support Agreement. The manner of selection of the New Board is consistent with the interests of all Holders of Claims and Interests and public policy and satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.
(viii)    Impairment/Unimpairment of Classes—Section 1123(b)(1).
30.    The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Section 4 of the Plan impairs or leaves Unimpaired each Class of Claims and Interests.
(ix)    Assumption—Section 1123(b)(2).
31.    The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Section 8 of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy
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Court as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (i) identified on the Rejected Executory Contract and Unexpired Lease List as an Executory Contract or Unexpired Lease designated for rejection or (ii) which is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Combined Hearing.
(x)    Settlement, Releases, Exculpation, Injunction and Preservation of Claims and Causes of Action—Section 1123(b)(3).
32.    The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, subject to section 4.5 of the Plan, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and other subordination rights that a Holder of an Allowed 2017 Term Loan Secured Claim or an Allowed Unsecured Debt Claim may have against any Debtor, or any distribution to be made on account of such an Allowed Claim. The compromise and settlement of such Claims embodied in the Plan is in the best interests of the Debtors and the Estates, and are fair, equitable and reasonable.
33.    The exculpation, set forth in Section 10.5 of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, including the Consenting Creditors and Ares, and is appropriately limited in scope. Except as otherwise specifically provided for in the Plan or this Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party shall be released and exculpated from, any Claims and causes of action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination,
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negotiation, filing, consummation or termination of the Restructuring Support Agreement, the Backstop Commitment Agreement, the First Lien Exit Facility, the First Lien Exit Facility Documents, the Second Lien Exit Facility, the Second Lien Exit Facility Documents, the Exit Facility Letters, the Warrant Agreement and the Elk Hills Settlement Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the DIP Facilities, the Plan Supplements, the Rights Offering, the solicitation materials related to the Rights Offering, the Definitive Documents or any Restructuring Transaction, contract, instrument release or other agreement or document (including any legal opinion requested by any entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), including any definitive documentation, created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of confirmation, the administration and implementation of the Plan, including the issuance of or distribution of any securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan and this Confirmation Order. The Exculpated Parties have participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan
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and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
34.    Section 10.6 of the Plan sets forth certain releases (the “Debtor Releases”) granted by the Debtors, the Reorganized Debtors and the Estates and each of the Debtors, the Reorganized Debtors and the Estates’ predecessors, successors and assigns. Such releases are a necessary and integral element of the Plan, are fair, equitable, reasonable and consistent with applicable law, represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019 and are in the best interests of the Debtors, the Estates and Holders of Claims and Interests. Also, the Debtor Releases are: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good-faith settlement and compromise of the Claims released by the Debtor Releases; (iii) given, and made, after due notice and opportunity for hearing; (iv) appropriately tailored under the facts and circumstances of the Chapter 11 Cases; and (v) a bar to any of the Debtors asserting any Claim or Cause of Action released by the Debtor Releases, except as otherwise set forth in the Plan.
35.    Section 10.7 of the Plan sets forth certain releases (the “Third-Party Release”) granted by the Releasing Parties of the Released Parties. The Third-Party Release provides finality for the Debtors, the Reorganized Debtors and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Third-Party Release is consensual and in accordance with applicable law and the Releasing Parties were provided notice of the chapter 11 proceedings, the Plan and the deadline to object to confirmation of the Plan. The Combined Hearing Notice sent to all Holders of Claims and Interests and published in The New York Times on August 31, 2020 and the Ballots sent to all
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Holders of Impaired Claims entitled to vote on the Plan unambiguously stated that the Plan contains the Third-Party Release and provided that any party who does not wish to be bound by such Third-Party Release may object to the Plan or opt-out of the Third-Party Releases by so marking their ballots. Additionally, the Non-Voting Notices provided to Holders of Claims and Interests in Classes 6 and 7 also provided such Holders with the ability to opt-out of the Third-Party Release. The release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Combined Hearing Notice and the Non-Voting Notices. Parties-in-interest have had a full opportunity to object to the Third-Party Release and no party has objected. Such releases are a necessary and integral element of the Plan and the settlements embodied therein, and are fair, equitable and reasonable under the facts and circumstances of the Chapter 11 Cases. Also, the Third-Party Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (iii) materially beneficial to, and in the best interests of the Debtors, their Estates and their stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties-in-interest in the Chapter 11 Cases; (iv) fair, equitable and reasonable; (v) given, and made, after due notice and opportunity for hearing; and (vi) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release; and (vii) consistent with sections 105, 524, 1123, 1129 and 1141 and other applicable provisions of the Bankruptcy Code.
36.    The injunction provision set forth in Section 10.8 of the Plan (the “Injunction”) is (i) necessary to implement, preserve and enforce the Debtors’ discharge, the
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Debtor Releases, the Third-Party Release and the Exculpation; (ii) fair and reasonable; and (iii) narrowly tailored to achieve this purpose.
37.    Section 10.10 of the Plan provides that, unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan, including pursuant to Article 10 or section 6.16 of the Plan or a Final Order, the Reorganized Debtors will retain, expressly reserve and may assert, all rights to commence and pursue all Causes of Action of the Debtors for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action of the Debtors upon, after or as a consequence of the Confirmation or occurrence of the Effective Date. The provisions regarding the preservation of Causes of Action in the Plan are appropriate, fair, equitable and reasonable and are in the best interests of the Debtors, the Estates and Holders of Claims and Interests.
(xi)    Additional Plan Provisions—Section 1123(b)(6).
38.    The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.
P.    Section 1123(d)—Cure of Defaults
39.    The Plan satisfies section 1123(d) of the Bankruptcy Code. Section 8.2 of the Plan provides for the satisfaction of any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. The Debtors served the Cure Notices to all applicable counterparties, which notices included procedures for objecting to, and resolving, proposed assumptions of Executory Contracts and Unexpired Leases and the Cure Costs, if any, to be paid in connection therewith.
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Q.    Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).
40.    The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:
a.    is an eligible debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code;
b.    has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and
c.    complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, the Solicitation Procedures Order and any applicable non-bankruptcy rules, laws and regulations, in transmitting the Solicitation Packages and related documents and notices and in soliciting and tabulating the votes on the Plan.
R.    Plan Proposed in Good Faith—Section 1129(a)(3).
41.    The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, the Restructuring Support Agreement, the process leading to Confirmation, including the overwhelming support of the Holders of Claims in the Voting Classes for the Plan and the transactions to be implemented pursuant thereto. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the restructuring, reorganize and emerge from chapter 11 with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources. The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the parties to the Restructuring Support Agreement and the Committee, among others.
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S.    Payment for Services or Costs and Expenses—Section 1129(a)(4).
42.    The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.
T.    Directors, Officers and Insiders—Section 1129(a)(5).
43.    The Plan discloses the process by which individuals who will serve as a director on the New Board will be chosen. On the Effective Date, the New Board will consist of nine directors initially composed of: (i) the chief executive officer of CRC, (ii) one director selected by Ares (not employed by or affiliated with Ares), and (iii) the remaining directors selected by the Required Consenting Creditors and/or certain members of the Ad Hoc Group in accordance with the Restructuring Support Agreement. The manner of selection of the New Board is consistent with the interests of all Holders of Claims and Interests and public policy and satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code.
U.    No Rate Changes—Section 1129(a)(6).
44.    Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.
V.    Best Interest of Creditors—Section 1129(a)(7).
45.    The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis attached to the Disclosure Statement as Appendix B and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to, or in the Declarations filed in connection with, the Combined Hearing: (i) are reasonable, persuasive and credible as of the dates such analysis or evidence was prepared,
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presented or proffered; (ii) utilize reasonable and appropriate methodologies and assumptions; (iii) have not been controverted by other evidence; and (iv) establish that Holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.
W.    Acceptance by Certain Classes—Section 1129(a)(8).
46.    The Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code. Classes 1, 2, 3 and 6 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Class 7 constitutes an Impaired Class which is conclusively deemed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code (the “Deemed Rejecting Class”). The Voting Classes, Classes 4 and 5, have voted to accept the Plan.
X.    Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).
47.    The treatment of Administrative Expense Claims, Professional Claims, Priority Tax Claims and Other Priority Claims under Section 3 of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.
Y.    Acceptance by At Least One Impaired Class—Section 1129(a)(10).
48.    The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Certification, the Voting Classes voted to accept the Plan by more than the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.
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Z.    Feasibility—Section 1129(a)(11).
49.    The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The Financial Projections attached to the Disclosure Statement as Appendix C and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to, or in the Declarations filed in connection with, the Combined Hearing: (i) are reasonable, persuasive and credible as of the dates such analysis or evidence was prepared, presented or proffered; (ii) utilize reasonable and appropriate methodologies and assumptions; (iii) have not been controverted by other evidence; (iv) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan except as provided in the Plan; and (v) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.
AA.    Payment of Fees—Section 1129(a)(12).
50.    The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Section 3.5 of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).
BB.    Retiree Benefits—Section 1129(a)(13).
51.    The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Section 6.17 of the Plan provides for the assumption and continuation of the Pension Plans in accordance with their terms and applicable non-bankruptcy law.
CC.    Non-Applicability of Certain Sections—Sections 1129(a)(14), (15) and (16).
52.    Sections 1129(a)(14), 1129(a)(15) and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. The Debtors owe no domestic support obligations, and are not individuals or nonprofit corporations.
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DD.    “Cram Down” Requirements—Section 1129(b).
53.    The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that Class 7 is deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code provides that if a chapter 11 plan satisfies all applicable requirements of section 1129(a) of the Bankruptcy Code other than the requirement under section 1129(a)(8) of the Bankruptcy Code that classes be unimpaired or all impaired classes accept the plan, the plan may be confirmed so long as it does not “discriminate unfairly” and it is “fair and equitable” with respect to each class of claims and interests that is impaired and has not accepted the plan. The Plan does not discriminate unfairly against Class 7 because all Holders of Interests in Class 7 are receiving the same treatment, and the Debtors have a valid rationale for the Plan’s classification scheme and the treatment provided for different classes. The Plan is also “fair and equitable” because there is no Class of Creditors junior to Class 7 that is receiving a distribution under the Plan, and no Class of Creditors senior to Class 7 will receive more than payment in full on account of its Claims. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.
EE.    Only One Plan—Section 1129(c).
54.    The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of the Chapter 11 Cases.
FF.    Principal Purpose of the Plan—Section 1129(d).
55.    The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.
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GG.    Satisfaction of Confirmation Requirements.
56.    Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.
HH.    Likelihood of Satisfaction of Conditions Precedent to the Effective Date.
57.    Each of the conditions precedent to the Effective Date, as set forth in Section 11.2 of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Section 11.3 of the Plan.
II.    Implementation.
58.    All documents necessary to implement the Plan, including those contained in the Plan Supplements and all other relevant and necessary documents, including, without limitation, the New Exit Facilities Documents, the Exit Facility Letters, the Restructuring Support Agreement, the Backstop Commitment Agreement, the Registration Rights Agreement, the New Warrants Agreement, the documents necessary for the Debtors to exercise the Conversion Right and issue the Eligible Notes (the “Conversion Documents”), the Reorganized CRC Certification of Incorporation and the Reorganized CRC Bylaws (collectively, the “Definitive Documents”), have been negotiated in good faith and at arm’s length and are essential elements of the Plan. The entry into and consummation of the transactions contemplated by each Definitive Document and Confirmation of the Plan are in the best interest of the Debtors, the Estates and the Holders of Claims and Interests. The Debtors or Reorganized Debtors, as applicable, without further approval of this Bankruptcy Court, shall execute and deliver all of the Definitive Documents and all other related agreements, documents, instruments and certificates relating to the transactions contemplated by such documents and perform their obligations thereunder as and when due. Upon completion of documentation and execution, the
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Definitive Documents and related agreements, documents, instruments and certificates shall be valid, binding, non-avoidable and enforceable agreements.
JJ.    Sound Business Judgement.
59.    The Debtors have exercised sound business judgment in determining to enter into the Definitive Documents and have provided sufficient and adequate notice of such Definitive Documents.
KK.    Disclosure of Facts.
60.    The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Definitive Documents, and the fact that each applicable Debtor will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership or other form, as applicable, with separate assets, liabilities and obligations.
LL.    Good Faith.
61.    The Debtors, the Released Parties and the Releasing Parties have been and will continue to act in good faith if they proceed to (i) consummate the Plan and the Definitive Documents and (ii) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Definitive Documents.
MM.    Corporate Action.
62.    Upon the Effective Date, all actions contemplated by and set forth in the Plan shall be deemed authorized and approved. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with implementation of the Plan shall be deemed to have occurred and shall be in effect upon the Effective Date, without any
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requirement of further action by the security holders, directors or managers, as applicable, of any Debtor or any Reorganized Debtor or by any other stakeholder.
NN.    Issuance of New Common Stock and Warrants.
63.    The issuance of the New Common Stock and the New Warrants are essential elements of the Plan and are in the best interests of the Debtors, the Estates and Holders of Claims and Interests.
OO.    Executory Contracts and Unexpired Leases.
64.    The Debtors have exercised reasonable business judgment in determining, pursuant to the Plan, to assume the Debtors’ Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (i) identified on the Rejected Executory Contract and Unexpired Lease List as an Executory Contract or Unexpired Lease designated for rejection or (ii) which is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Combined Hearing. Each assumption of an Executory Contract or Unexpired Lease in accordance with the Plan, this Confirmation Order or otherwise shall be legal, valid and binding upon (i) the Debtors and the Reorganized Debtors if such Executory Contract or Unexpired Lease is assumed and (ii) all non-Debtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption had been authorized and effectuated pursuant to a separate order of this Bankruptcy Court that was entered pursuant to section 365 of the Bankruptcy Code before Confirmation.
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PP.    Approval of the New Exit Facilities Documents and Exit Facility Letters.3
65.    The proposed terms and conditions of the New Exit Facilities Documents and the Exit Facility Letters and the Debtors’ or the Reorganized Debtors’ entry into the New Exit Facilities Documents and the Exit Facility Letters, including all actions, undertakings, and transactions contemplated thereby, and payment of all fees, indemnities and expenses provided for thereunder, are essential elements of the Plan and are in the best interests of the Debtors, the Estates and Holders of Claims and Interests. The terms and conditions of the First Lien Exit Facility, the Second Lien Exit Facility, the New Exit Facilities Documents and the Exit Facility Letters are fair and reasonable, reflect the Debtors’ exercise of reasonable business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration. The First Lien Exit Facility, the Second Lien Exit Facility, each of the New Exit Facilities Documents and the Exit Facility Letters were negotiated at arm’s length and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors. The New Exit Facilities Documents and the Exit Facility Letters shall constitute legal, valid, binding, non-avoidable, enforceable and authorized joint and several obligations of the Reorganized Debtors enforceable in accordance with their terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Plan, or this Confirmation Order.
66.    On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Exit Facilities Documents shall (i) be deemed to be approved; (ii) be legal, binding, and enforceable Liens, on, and security interests in, the collateral granted
____________________
3    The “Exit Facility Letters” shall mean the commitment letters and fee letters entered into by the Debtors in connection with the First Lien Exit Facility.
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thereunder in accordance with the terms of the New Exit Facilities Documents; (iii) be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Exit Facilities Documents, and with priorities established in respect thereof under the New Exit Facilities Documents (including the intercreditor agreement referenced therein) and applicable non-bankruptcy law; (iv) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever; and (v) not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.
QQ.    Approval of the Registration Rights Agreement, the New Warrants Agreement and the Conversion Documents.
67.    The Registration Rights Agreement, the New Warrants Agreement and the Conversion Documents are essential elements of the Plan. The terms of the Registration Rights Agreement, the New Warrants Agreements and the Conversion Documents are reasonable, and the Debtors have provided adequate notice of the material terms thereof. The Debtors and the Reorganized Debtors are authorized, without further approval of this Bankruptcy Court, to execute and deliver all agreements, documents, instruments and certificates relating to the Registration Rights Agreement, the New Warrants Agreements and the Conversion Documents and to perform their obligations thereunder in accordance with, and subject to, the terms of such agreements.
RR.    Approval of the Assumption of and Performance Under the Restructuring Support Agreement and the Backstop Commitment Agreement.
68.    The proposed terms and conditions of the Restructuring Support Agreement and the Backstop Commitment Agreement and the Debtors’ assumption of and performance under the Restructuring Support Agreement and the Backstop Commitment Agreement are essential elements of the Plan and are in the best interests of the Debtors, the
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Estates and Holders of Claims and Interests. The terms and conditions of the Restructuring Support Agreement and the Backstop Commitment Agreement are fair and reasonable, reflect the Debtors’ exercise of reasonable business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration. The Restructuring Support Agreement and the Backstop Commitment Agreement were negotiated at arm’s length and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors.
SS.    Rights Offering.
69.    The Rights Offering complied with the Rights Offering Procedures set forth in the Solicitation Procedures Motion and approved in the Solicitation Procedures Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules and any applicable non-bankruptcy rules, laws and regulations, including to the extent applicable the registration requirements under the Securities Act.
TT.    Approval of Treatment of Surety Bond Obligations.
70.    The Surety Bond Program (as defined below) and its treatment under paragraph 106 of this Confirmation Order are essential elements of the Plan and are in the best interests of the Debtors, the Estates and Holders of Claims and Interests. The terms and conditions of the Surety Bond Program and its treatment under paragraph 106 of this Confirmation Order are fair and reasonable, reflect the Debtors’ exercise of reasonable business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration.
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ORDER
IT IS HEREBY ORDERED THAT:
71.    Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.
72.    Disclosure Statement. The Disclosure Statement (i) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, rules and regulations, including the Securities Act; (ii) contains “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan and the transactions contemplated therein; (iii) contains specific descriptions of releases and injunctions related thereto in accordance with Bankruptcy Rule 3016(c); and (iv) is approved on a final basis.
73.    Confirmation of the Plan. The Plan, in the form attached hereto as Exhibit A, as and to the extent modified by this Confirmation Order, is approved and CONFIRMED under section 1129 of the Bankruptcy Code, and the terms of the Plan Supplements are incorporated therein by reference.
74.    Objections. Any and all objections and all reservations of rights pertaining to Confirmation of the Plan or final approval of the Disclosure Statement that have not been resolved, withdrawn, waived or settled as of the entry of this Confirmation Order are hereby are overruled in their entirety on the merits.
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75.    No Action Required. Under the provisions of the Delaware General Corporation Law, including section 303 thereof, and the comparable provisions of the Delaware Limited Liability Company Act, the California Corporations Code, including section 1400 thereof, the Texas Business Organizations Code, including section 10.301 thereof, and section 1142(b) of the Bankruptcy Code, no action of the respective directors, partners, stockholders, equity holders, managers or members of the Debtors or the Reorganized Debtors, as applicable, is required to authorize the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate or effectuate, as the case may be, the Plan, the restructuring and any contract, assignment, certificate, instrument or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan, including the Definitive Documents and the appointment and election of the members of the New Board and the officers, directors and/or managers of each of the Reorganized Debtors, and any contract, assignment, certificate, instrument or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan and following the Effective Date, and each of the Definitive Documents will comprise legal, valid, binding, non-avoidable, and enforceable obligations of the Debtors or Reorganized Debtors, as applicable, and will be enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof.
76.    Binding Effect. Notwithstanding Bankruptcy Rules 3020(e), 6004(h) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents contained in the Plan Supplements are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, the respective parties thereto, all
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present and former Holders of Claims against the Debtors or Interests in the Debtors and their respective heirs, executors, administrators, successors and assigns.
77.    Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, including section 4.5 thereof, this Confirmation Order, or in any contract, instrument, release or other agreement or document created pursuant to the Plan or this Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights and privileges related thereto) of each of the Debtors shall vest in each of the respective Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests (except for Claims, Liens, encumbrances and other interests arising under the New Exit Facilities Documents or otherwise pursuant to the Plan or this Confirmation Order). All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan or herein. Except as otherwise provided in the Plan or herein, as of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Local Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code with respect to the Debtors.
78.    Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the Definitive Documents, are hereby effective and authorized to be taken on, prior to or after the Effective Date, as applicable, under this Confirmation Order, without further order of the Bankruptcy Court, or further action by the
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respective officers, directors, managers, members or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members or equity holders.
79.    Restructuring Transactions. The Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Plan, including the entry into and consummation of the transactions contemplated by the Definitive Documents, and may take any actions as may be necessary or appropriate to effect the transactions contemplated by the Plan, as and to the extent provided in the Plan. Any transfers of assets or equity interests effected or any obligations incurred through the Plan are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.
80.    Cancellation of Existing Interests, Existing Indebtedness and Related Agreements. On the Effective Date, except for the purpose of evidencing a right to and allowing Holders of Claims and Interests to receive a distribution under the Plan or to the extent otherwise specifically provided for herein or in the Plan, (i) all rights of any Holder of Interests in the Debtors, including options or warrants to purchase Interests, or obligating the Debtors to issue, transfer or sell Interests of the Debtors (but, for the avoidance of doubt, excluding any Claims or Interests arising under the First Lien Exit Facility Documents, the Second Lien Exit Facility Documents, the unsecured guarantee by CRC of the Eligible Notes (the “Notes
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Guarantee”) or the Exit Facility Letters), shall be cancelled; and (ii) all notes, instruments, certificates, other documents evidencing Claims or Interests, credit agreements and indentures, including, without limitation, the Second Lien Notes Indenture or the Unsecured Notes Indenture (but, for the avoidance of doubt, excluding the New Exit Facilities Documents, the Notes Guarantee, and the Exit Facility Letters), shall be cancelled, and the Indenture Trustees shall not have any continuing duties or obligations thereunder and shall be terminated and cancelled, and the obligations of the Debtors thereunder or in any way related thereto, except as set forth in the Plan and this paragraph 80, shall be deemed satisfied in full and discharged. Upon receipt of a distribution on account of its 2017 Term Loan Secured Claim or Unsecured Debt Claim, each record holder of such Claim shall be deemed to have surrendered its respective 2017 Term Loan, 2016 Term Loan, Second Lien Note or Unsecured Note, in accordance with the applicable credit agreements and indentures, including without limitation, the 2016 Term Loan Credit Agreement, the 2017 Term Loan Credit Agreement, the Second Lien Notes Indenture and the Unsecured Notes Indenture, or other agreement that governs the rights of such Holder of such Claim, and all such surrendered loans, notes, loan documents and indentures shall be deemed to be cancelled as to the Debtors pursuant to Section 6.3 of the Plan, except to the extent otherwise provided therein or herein. Such Claims shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Claims. Notwithstanding the foregoing, except as otherwise set forth in the Plan, the 2016 Term Loan Documents, 2017 Term Loan Documents, Second Lien Notes Indenture and Unsecured Notes Indenture shall terminate as of the Effective Date, except as necessary (i) to enforce the rights and Claims of the respective agent or trustee vis-à-vis the applicable lenders or Holders and any parties other than the Debtors, including, for the avoidance
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of doubt, pursuant to the Intercreditor Agreement; (ii) to allow the respective agent or trustee, including, without limitation, the Indenture Trustees, to receive distributions under the Plan and to distribute them to the applicable lenders or Holders (subject to any applicable Charging Lien) in accordance with the terms of the applicable documents; (iii) to preserve any rights of the respective agent or trustee (including, without limitation, the Indenture Trustees) and any predecessor thereof as against any money or property distributable to Holders of 2017 Secured Term Loan Claims or Unsecured Debt Claims, including, without limitation, preserving the Indenture Trustees’ right to payment of fees and expenses, and allowing the maintenance, exercise, and enforcement of any applicable Charging Lien and priority of payment rights for the payment of fees and expenses, including the Indenture Trustees’ Charging Lien and priority of payment rights under the Second Lien Notes Indenture or Unsecured Notes Indenture, as applicable, or any related or ancillary document, instrument, agreement, or principle of law, against any money or property distributed or allocable on account of such Claims, as applicable; (iv) to seek compensation and reimbursement for any reasonable and documented fees and expenses incurred by or on behalf of the Indenture Trustees in connection with the implementation of the Plan; (v) to preserve the right of the Indenture Trustees to exculpation and indemnification from the Debtors pursuant and subject to the terms of the Second Lien Notes Indenture and/or the Unsecured Notes Indenture, as applicable; and (vi) to preserve the Indenture Trustees’ rights to appear and be heard in the Chapter 11 Cases or in any other proceeding in the Bankruptcy Court, including but not limited to enforcing any obligations owed to any such Indenture Trustee under the Plan or this Confirmation Order.
81.    Rights Offering. None of the Subscription Rights, the Rights Offering Shares, the Backstop Party Shares (as defined in the Backstop Commitment Agreement) or the
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Backstop Commitment Premium, or the receipt and retention thereof, shall be subject to any turnover or similar provision in any of the Intercreditor Agreements or similar agreement requiring turnover of such Subscription Rights, Rights Offering Shares or the Backstop Commitment Premium. Additionally, the receipt and retention of all New Common Stock by Holders of 2017 Term Loan Secured Claims and Holders of Unsecured Debt Claims shall not be subject to any turnover or other similar provisions in any of the Intercreditor Agreements or any other applicable intercreditor agreement requiring turnover of such New Common Stock.
82.    Release of Liens. Except as otherwise provided in the New Exit Facilities Documents, the Plan, this Confirmation Order or in any contract, instrument, release or other agreement or document created pursuant to the Plan and except with respect to Secured Claims that are Reinstated pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, and discharged, with the exception of all mortgages, deeds of trust, Liens, pledges, or other security interests granted to secure the First Lien Exit Facility or the Second Lien Exit Facility pursuant to the New Exit Facilities Documents and this Confirmation Order, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors or the Reorganized Debtors, any other Holder of a Secured Claim or any other Person, subject to all mortgages, deeds of trust, Liens, pledges, or other security interests granted to secure the First
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Lien Exit Facility or the Second Lien Exit Facility pursuant to the New Exit Facilities Documents and this Confirmation Order. In addition, at the sole expense of the Debtors or the Reorganized Debtors, the Holders of Secured Claims shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or respective administrative agents for the First Lien Exit Facility and Second Lien Exit Facility to reflect in the public record or otherwise evidence the release of such mortgages, deeds of trust, Liens, pledges and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and any other release documentation (to the extent applicable) with respect thereto.
83.    Treatment of Intercompany Claims. Notwithstanding anything in the Plan to the contrary, on the Effective Date or as soon thereafter as is reasonably practicable, at the option of the Reorganized Debtors with the consent of the Required Consenting Parties as set forth in the Restructuring Support Agreement and the consent rights set forth in the Plan, all Intercompany Claims will be: (i) preserved and reinstated, in full or in part; (ii) cancelled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the Holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan; (iii) eliminated or waived based on accounting entries in the Debtors’ or the Reorganized Debtors’ books and records and other corporate activities by the Debtors or the Reorganized Debtors; (iv) contributed to the capital of the obligor entity; or (v) otherwise compromised. In no event shall Intercompany Claims be Allowed as General Unsecured Claims or entitled to any distribution under the Plan.
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84.    Change of Control. The Effective Date shall not constitute a change of control for purposes of any employment, severance, change of control or other similar type of agreement or arrangement covering any employee or other service provider of the Debtors, including, without limitation, the Pension Plans.
85.    Distributions. The procedures governing distributions contained in Section 7 of the Plan shall be, and hereby are, approved in their entirety. The Debtors are authorized to make all Plan Distributions pursuant to the terms of the Plan and to pay any other applicable fees and expenses contemplated by the Plan and/or approved by any other order of this Bankruptcy Court.
86.    Rights Offering. On the Effective Date, Reorganized CRC shall consummate the Rights Offering in accordance with the Rights Offering Procedures set forth in the Solicitation Procedures Motion and approved in the Solicitation Procedures Order, the Plan and the Backstop Commitment Agreement.
87.    Preservation of Causes of Action. Except as otherwise provided in the Plan, each Cause of Action of a Debtor (other than those Causes of Action released pursuant to the Debtor Release or section 6.16 or Article 10 of the Plan) shall be preserved and, along with the exclusive right to enforce such Cause of Action, shall vest exclusively in the applicable Reorganized Debtor as of the Effective Date; provided that nothing in this paragraph or section 6.11 of the Plan shall limit the ability under the Bankruptcy Code of any party-in-interest to object to any Claim prior to the Claim Objection Bar Date unless otherwise ordered by the Bankruptcy Court. Unless a Cause of Action is expressly waived, relinquished, released or compromised in the Plan or by an order of the Bankruptcy Court (including pursuant to the Debtor Releases or section 6.16 or Article 10 of the Plan), the Reorganized Debtors expressly
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reserve such Cause of Action, for later adjudication, and, accordingly, no doctrine of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), laches or other preclusion doctrine shall apply to such Cause of Action as a consequence of the Confirmation, the Plan, the vesting of such Cause of Action in the Reorganized Debtors, any order of the Bankruptcy Court or the Chapter 11 Cases. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as an indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue such Cause of Action.
88.    Waived Causes of Action. Notwithstanding any provision in the Plan or any order entered in the Chapter 11 Cases, the Debtors and the Reorganized Debtors forever waive, relinquish, and release (i) any and all Causes of Action the Debtors and their Estates had, have, or may have against any Released Party as of the Effective Date and (ii)(a) any avoidance, recovery, subordination or other claims, actions or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties-in-interest solely as a result of the Chapter 11 Cases against any Holder of a Claim that is being rendered Unimpaired under the Plan, on account of or that relates to such Claim, and (b) any preference claims under section 547 of the Bankruptcy Code or similar state or common law analogs, against any Holder of a Claim that is being rendered Unimpaired under the Plan.
89.    Subordination. Except as otherwise expressly provided in the Plan, this Confirmation Order and any other order of the Bankruptcy Court, (i) the allowance, classification and treatment of Class 4 2017 Term Loan Secured Claims and Class 5 Unsecured Debt Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each such Class in connection with
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any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise; (ii) all subordination rights that a Holder of a Class 4 2017 Term Loan Secured Claim or a Class 5 Unsecured Debt Claim may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently; and (iii) the distributions under the Plan to the Holders of Allowed Class 4 2017 Term Loan Secured Claims and Class 5 Unsecured Debt Claims will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.
90.    Approval of First Lien Exit Facility and Second Lien Exit Facility. The Debtors and the Reorganized Debtors are authorized, without further approval of the Bankruptcy Court or any other party, to execute, negotiate and deliver, or cause to be executed, negotiated and delivered, and enter into the New Exit Facilities Documents, including all agreements, documents, instruments, certificates, mortgages and UCC financing statements relating to the First Lien Exit Facility and Second Lien Exit Facility, and to perform all of their respective obligations thereunder as and when due. The New Exit Facilities Documents and any related agreements, the transactions and fees contemplated thereby and all actions to be taken and undertakings to be made in connection therewith are approved in their entirety and, upon the satisfaction of all applicable conditions, each of the New Exit Facilities Documents shall be in full force and effect and valid, binding, non-avoidable, and enforceable in accordance with its terms. The loans and other extensions of credit contemplated by the New Exit Facilities Documents and any other documents executed in connection with the First Lien Exit Facility and
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Second Lien Exit Facility, and the granting of Liens to secure such loans, other extensions of credit and guarantees are approved and authorized in all respects. The Reorganized Debtors are hereby authorized to (i) borrow under such New Exit Facilities Documents and use the proceeds of such borrowings for any purpose permitted thereunder and (ii) perform all of their respective obligations under the New Exit Facilities Documents, including the payment of all fees, expenses, losses, damages, indemnities and other amounts provided under the New Exit Facilities Documents. As of the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, managers, members or equity holders of the Reorganized Debtors or any other Person, the Liens and security interests granted pursuant to the respective New Exit Facilities Documents will constitute legal, valid, perfected, non-avoidable, and enforceable Liens and security interests in the Collateral (as defined in the respective New Exit Facilities Documents and any other documents to be executed and delivered pursuant thereto) and such Liens and security interests will constitute legal, valid, binding, non-avoidable and enforceable obligations of the Reorganized Debtors. The Holder(s) of Liens under the New Exit Facilities Documents are authorized to file, with the appropriate authorities, UCC financing statements, mortgages and other documents and instruments (including, for the avoidance of doubt, this Confirmation Order) (collectively, the “New Exit Facilities Perfection Documents”) and to take possession of and control over, or to take any other action in order to evidence, validate and perfect such Liens and security interests to the extent provided in the respective New Exit Facilities Documents. Subject in all cases to the terms and provisions of the respective New Exit Facilities Documents, the Debtors and the Reorganized Debtors (or their affiliates) are authorized to execute and deliver to the First Lien Exit Facility agents, First Lien Exit Facility lenders, Second Lien Exit Facility agents and Second Lien Exit Facility lenders any such
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agreements, UCC financing statements, mortgages, instruments and other documents, and to the extent provided in the applicable New Exit Facilities Documents, obtain all governmental approvals and consents the First Lien Exit Facility agents, First Lien Exit Facility lenders, Second Lien Exit Facility agents or Second Lien Exit Facility lenders may reasonably request or that are required to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order, and are authorized to cooperate to make all other filings and recordings that otherwise would be reasonably necessary under applicable law to perfect and/or give notice of such Liens and security interests to third parties. Whether the New Exit Facilities Perfection Documents are filed prior to, on or after the Effective Date (a) such New Exit Facilities Perfection Documents will be valid, binding, non-avoidable, enforceable and in full force and effect as of the Effective Date to the extent they are not already valid, binding, enforceable, non-avoidable and in full force and effect and (b) the Liens and security interests granted under or in connection with the respective New Exit Facilities Documents will become valid, binding, non-avoidable, and enforceable obligations of the Reorganized Debtors as of the Effective Date, subject only to such mortgages, pledges, Liens and other security interests as may be permitted under the respective New Exit Facilities Documents and which may arise prior to the Effective Date, and the priorities of such mortgages, pledges, Liens and other security interests shall be as set forth in the respective New Exit Facilities Documents. The granting of such Liens, the making of such loans and other extensions of credit, the payment of fees contemplated thereunder, and the execution and consummation of the respective New Exit Facilities Documents have been and are being undertaken in good faith, for legitimate business purposes, for reasonably equivalent value and are deemed not to
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constitute a fraudulent conveyance or fraudulent transfer, are not otherwise enjoined or subject to discharge, impairment, release, avoidance, or subject to recharacterization or subordination (including equitable subordination) for any purpose whatsoever under the Bankruptcy Code or any other applicable non-bankruptcy law, the Confirmation Order, and the priorities of such Liens and security interests will be as set forth in the New Exit Facilities Documents. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of any rights or remedies relating to, or any other matters arising under, any or all of the New Exit Facilities Documents or related collateral or other documentation executed in connection with the First Lien Exit Facility and Second Lien Exit Facility or any liens, rights or remedies related thereto.
91.    Approval of Exit Facility Letters. The Exit Facility Letters, substantially in the form in the Fourth Plan Supplement, are approved and shall be valid, binding, non-avoidable, and enforceable against the Debtors, their estates, and the parties thereto immediately upon entry of this Confirmation Order. The Debtors are authorized to enter into the Exit Facility Letters and perform all obligations thereunder on the terms and conditions set forth therein, without notice, hearing, or further order of the Court as, when, and to the extent they become due under the Exit Facility Letters. The Debtors are authorized to pay all fees and expenses payable in accordance with the Exit Facility Letters, including all expenses incurred prior to the date of this Confirmation Order, on the terms and conditions set forth in the Exit Facility Letters, without notice, hearing, or further order of the Court as, when, and to the extent they become due under the Exit Facility Letters. The Debtors are authorized to indemnify and hold harmless each indemnified party on the terms and conditions set forth in the Exit Facility Letters, without notice, hearing, or further order of the Court as, when, and to the extent they
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become due under the Exit Facility Letters. The fees, expenses, and indemnities payable in accordance with the Exit Facility Letters are actual, necessary costs and expenses of preserving the Debtors’ estates and shall be treated as allowed administrative expenses against the Debtors under sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code. To the extent provided in the Exit Facility Letters, expenses and indemnities, if any, shall be paid promptly without further order of the Court, whether or not the First Lien Exit Facility is entered into or funded, and none of such amounts shall be discharged, modified, or otherwise affected by any chapter 11 plan of the Debtors, dismissal of the Chapter 11 Cases, or conversion of the Chapter 11 Cases to chapter 7, nor shall any of such amounts be required to be disgorged. This paragraph shall be binding in all respects upon all parties in the Chapter 11 Cases, the Debtors, their estates, and all successors and assigns thereof, including any chapter 7 trustee or chapter 11 trustee appointed in any of these cases or after conversion of any of these cases to cases under chapter 7 of the Bankruptcy Code or any plan agent, administrator, or trustee no matter how denominated. The provisions and effect of this paragraph, any actions taken pursuant to this paragraph, and the respective rights, obligations remedies and protections provided in this paragraph and the Exit Facility Letters shall survive the conversion, dismissal, or closing of the Chapter 11 Cases, the appointment of a trustee in the Chapter 11 Cases, the conversion of the Chapter 11 Cases into chapter 7 cases and the appointment of a trustee therein, or the substantive consolidation of the Chapter 11 Cases (or any subsequent cases) with any other case or cases, and the terms and provisions of this paragraphs shall continue in full force and effect notwithstanding the entry of any such order. Nothing contained in any chapter 11 plan or otherwise proposed in any of the Chapter 11 Cases or any order confirming any plan or in any other order in the Chapter 11 Cases
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or entered after dismissal or conversion of these cases to cases under chapter 7 of the Bankruptcy Code shall alter, conflict with, or derogate from, the provisions of this Confirmation Order.
92.    Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the obligations of the Debtors or the Reorganized Debtors, as applicable, pursuant to the New Exit Facilities Documents and the Exit Facility Letters to indemnify, reimburse, or hold harmless the agents or lenders pursuant thereto or any other Person, in each case, shall not be discharged or impaired by confirmation or consummation of the Plan but shall survive unaffected by the reorganization contemplated by the Plan and shall be performed and honored by the Debtors or Reorganized Debtors, as applicable, regardless of such confirmation, consummation, and reorganization.
93.    Eligible Notes. On the Effective Date, all of the liens and security interests to be granted in accordance with the Elk Hills Settlement Agreement to secure the Eligible Notes (i) shall be deemed to be approved; (ii) shall be legal, binding and enforceable liens on, and security interests in, the collateral granted under the definitive documentation related to the Eligible Notes to secure the Eligible Notes; (iii)(a) shall be deemed perfected on the Effective Date and (b) the priorities of the liens and security interests to secure the Eligible Notes shall be as set forth in the definitive documentation related to the Eligible Notes as and to the extent provided for in the Elk Hills Settlement Agreement, in the case of this clause (b), subject only to such liens and security interests as may be permitted under the definitive documentation related to the Eligible Notes; and (iv) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The
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Debtors, the Reorganized Debtors and Ares shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect liens and security interests under the provisions of the applicable state, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection of the liens and security interests granted to secure the Eligible Notes shall occur automatically by virtue of consummation of the Plan and any such filings, recordings, approvals, and consents shall not be required).
94.    Approval of Transaction Documents of the Reorganized Debtors. The terms of the organizational documents of the Reorganized Debtors, including the Reorganized CRC Certification of Incorporation and the Reorganized CRC Bylaws, as well as the Restructuring Support Agreement, the Backstop Commitment Agreement, the Registration Rights Agreement, the New Warrants Agreement and the Conversion Documents and all related documents are approved in all respects. The obligations of the applicable Reorganized Debtors related thereto will, upon execution, constitute legal, valid, binding and authorized obligations of each of the Reorganized Debtors and enforceable in accordance with their terms. On the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, managers, members or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into such documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, managers, members or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (i) execute, deliver, file and record any other contracts, assignments, certificates, instruments, agreements, guaranties or other documents
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executed or delivered in connection with such documents; (ii) perform all of its obligations under such documents; and (iii) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by such documents.
95.    Assumption of the Restructuring Support Agreement and the Backstop Commitment Agreement. The Restructuring Support Agreement and Backstop Commitment Agreement shall each be assumed by the Debtors and the Reorganized Debtors as of the date of entry of this Confirmation Order, and the Debtors are authorized to perform all obligations under the Restructuring Support Agreement and Backstop Commitment Agreement.
96.    Compromise of Controversies. In consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a Holder of an Allowed 2017 Term Loan Secured Claim or an Allowed Unsecured Debt Claim may have against any Debtor, or any distribution to be made on account of such Allowed Claim. The entry of this Confirmation Order constitutes approval of the compromise or settlement of all such Claims or controversies and a finding that such compromise or settlement is in the best interests of the Debtors and their Estates and is fair, equitable and reasonable, subject to section 4.5 of the Plan.
97.    Assumption of Contracts and Leases. Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court will be deemed assumed as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (i) identified on the Rejected Executory Contract and Unexpired Lease List as
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an Executory Contract or Unexpired Lease designated for rejection or (ii) which is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Combined Hearing. Such assumptions or rejections, as applicable, of Executory Contracts and Unexpired Leases are hereby approved. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the Debtors and the applicable counterparty, or by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify or supplement the Executory Contracts and Unexpired Leases identified on the Rejected Executory Contract and Unexpired Lease List in their discretion, prior to the Effective Date on no less than ten Business Days’ notice to the non-Debtor Entity party thereto; provided, however, that if such amendment or supplement to the Rejected Executory Contract and Unexpired Lease List is an Executory Contract or Unexpired Lease where the non-Debtor Entity party thereto is a governmental unit, then a hearing shall be required.
98.    Assumption of Chevron Agreements. Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other order entered in the Chapter 11 Cases,
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the Debtors’ agreements with Chevron U.S.A. Inc. and its Affiliates (“Chevron” and all such agreements, the “Chevron Agreements”) shall be deemed assumed and affirmed upon the occurrence of the Effective Date and payment of any applicable Cure Costs, such cure amounts as agreed by the parties, or determined by this Court, after notice and hearing. The Debtors and the Reorganized Debtors shall continue to have and perform the obligations, if any, under the Chevron Agreements in accordance with their terms. Subject to section 365(e) of the Bankruptcy Code in connection with the Chapter 11 Cases, all rights and claims of the parties under the Chevron Agreements are expressly reserved and nothing in, about or related to the Chapter 11 Cases (including but not limited to the Confirmation of the Plan and the entry of this Confirmation Order) shall prevent the parties from maintaining, asserting or pursuing any right, claim or defense against the other party arising under the Chevron Agreements (including but not limited to audit rights or claims arising from any audit). Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other order entered in the Chapter 11 Cases, nothing in, about or related to the Chapter 11 Cases (including but not limited to the confirmation of the Plan and entry of this Confirmation Order) releases any entity from any claim, defense or Cause of Action of Chevron. For the avoidance of doubt, Chevron is deemed to have opted out of the releases, exculpations and injunctions set forth in Sections 10.5, 10.6, 10.7 and 10.8 of the Plan, and Chevron shall not be a “Released Party” or “Exculpated Party” or otherwise receive the benefits of any of these provisions.
99.    Assumption of Aetna Agreements. The Master Services Agreement, MSA-867978 and the related schedules, exhibits, appendices and documents between Aetna Life Insurance Company (“Aetna”) and the Debtors (as amended, the “Aetna MSA”), under which Aetna provides claims administration and related services with respect to the Debtors’ self-
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funded employee benefit plan (the “Health Plan”) is hereby assumed. Notwithstanding any other provision of this Confirmation Order or any other order entered in the Chapter 11 Cases, the Debtors and the Reorganized Debtors, as applicable, shall pay to Aetna all amounts when due to Aetna in the ordinary course under the Aetna MSA, including, without limitation, all service fees and all Health Plan benefits paid by Aetna for which Aetna has not otherwise been reimbursed, without regard to the dates of service for such benefits.
100.    Assumption of Aera Agreements. Notwithstanding any other provision of this Confirmation Order or any other order entered in the Chapter 11 Cases, all agreements (i) between any of the Debtors and Aera Energy LLC and (ii) between Aera Energy LLC and another party whose obligations under such agreement have been assumed by any of the Debtors, are hereby assumed, and the obligations under such agreements shall be assumed by the Reorganized Debtors without modification.
101.    SCE Contracts. Notwithstanding anything contained in the Plan, this Confirmation Order, or the Cure Notices, the cure amount listed in the Cure Notices for contracts where Southern California Edison (“SCE”) is a counterparty (the “SCE Contracts”) shall not be binding on the Debtors or SCE and shall not constitute a waiver of any rights, claims, damages, defaults or breaches under the SCE Contracts being assumed by the Debtors. Notwithstanding anything contained in the Plan, this Confirmation Order, or the Cure Notices, following the Effective Date of the Plan, the Debtors shall pay any amounts owed under the SCE Contracts in the ordinary course of business and the Debtors and SCE may assert any rights, claims, damages, defaults or breaches under the SCE Contracts without regard to the cure amount in the Cure Notices and regardless of whether the rights, claims, damages, defaults or breaches asserted arose before or after assumption of the SCE Contracts under the Plan or the occurrence of the
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Effective Date of the Plan. The Debtors and SCE reserve all rights with respect to the SCE Contracts.
102.    SoCalGas Contracts. Notwithstanding anything contained in the Plan, this Confirmation Order, or the Cure Notices, the cure amount listed in the Cure Notices for contracts where Southern California Gas Company (“SoCalGas”) is a counterparty (the “SoCalGas Contracts”) shall not be binding on the Debtors or SoCalGas and shall not constitute a waiver of any rights, claims, damages, defaults or breaches under the SoCalGas Contracts being assumed by the Debtors. Notwithstanding anything contained in the Plan, this Confirmation Order, or the Cure Notices, following the Effective Date of the Plan, the Debtors shall pay any amounts owed under the SoCalGas Contracts in the ordinary course of business and the Debtors and SoCalGas may assert any rights, claims, damages, defaults or breaches under the SoCalGas Contracts without regard to the cure amount in the Cure Notices and regardless of whether the rights, claims, damages, defaults or breaches asserted arose before or after assumption of the SoCalGas Contracts under the Plan or the occurrence of the Effective Date of the Plan. The Debtors and SoCalGas reserve all rights with respect to the SoCalGas Contracts.
103.    Contra Costa. Notwithstanding anything contained in the Cure Notices or the cure amounts listed in the cure notices for contracts (the “Contra Costa Contracts”) where Contra Costa Electric, Inc. is a counterparty, the cure amounts for the assumption of the Contra Costa Contracts is $158,911.19.
104.    Kinder Morgan and Mojave Pipeline. Notwithstanding anything contained in the Cure Notices, (i) the equipment lease agreements between Kinder Morgan Treating LP and Debtor CRC Services, LLC, dated April 1, 2018 and September 28, 2012
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respectively and (ii) the firm transportation agreement between Mojave Pipeline Company, L.L.C., dated November 17, 2014 are hereby assumed.
105.    TI Capital. Notwithstanding anything in the Plan, Cure Notices or this Confirmation Order to the contrary, (i) the Confidentiality Agreement, dated April 23, 2018, between Debtor California Resources Petroleum Corporation and TI Capital Management LLC, (ii) the Mineral Purchase and Sale Agreement, Grant Deed, and Officer’s Certificate of Seller, each dated April 9, 2020, between Debtor California Resources Petroleum Corporation and TIO-MR, LLC (“TIO”), and (iii) the Substitution of Trustee & Partial Release of Lien and Reconveyance, dated February 24, 2020, between Debtor California Resources Petroleum Corporation and TIO (collectively, (i) through (iii), the “TI Capital Agreements”) are assumed and shall be performed by the parties and shall remain fully binding and enforceable on the parties thereto. The amounts set forth in the Cure Notices shall not apply to the amounts otherwise payable under the terms of the TI Capital Agreements from and after the Confirmation Order and Effective Date. The obligations under the TI Capital Agreements shall pay through and be fully performed by the parties without regarding to the terms of the Plan or this Confirmation Order.
106.    Occidental Petroleum.  On the Effective Date, the Debtors shall assume each contract of a Debtor as to which Occidental Petroleum or any of its direct or indirect affiliates (together, “Oxy”) is a counterparty (the “Oxy Contracts”) pursuant to section 365 of the Bankruptcy Code and shall, on the Effective Date, pay in cash $2,420.77 as Cure Costs. Notwithstanding anything contained in the Plan, this Confirmation Order, or the Cure Notices to the contrary, such Cure Costs will only be in respect of monetary defaults existing under the Oxy Contracts as of October 6, 2020 and payment of such Cure Costs will only result in satisfaction
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of such monetary defaults, and all other contractual rights of the parties under the Oxy Contracts shall be unaffected by the Chapter 11 Cases.
107.    Assumption of Opicoil Agreements.  Notwithstanding anything to the contrary in the Plan, this Confirmation Order, any Plan Supplement, any Schedule of Assumed Executory Contracts and Unexpired Leases, any Cure Notice, or otherwise, on the Effective Date, the Debtors’ agreements with Opicoil America, Inc., identified as Contract ID G-615375 and Contract ID G-609477 on the Schedule of Assumed Contracts attached to the Notice of Filing of Second Plan Supplement [Docket No. 543 at p. 56 of 86] and on the Cure Notice [Docket No. 544 at p. 57 of 87] (the “Opicoil Agreements”), shall be deemed assumed under section 365 of the Bankruptcy Code. As cure, the Debtors and Reorganized Debtors shall, within thirty (30) calendar days of the Effective Date, execute and deliver to Opicoil, in a form and containing such terms as are acceptable to Opicoil, an assignment (the “Opicoil Assignment”) pursuant to which the applicable Debtor conveys 50% of its right, title and interest in and to the oil and gas leases lying within the Development Area located in Ventura County, California, which was established pursuant to the terms of Opicoil Agreements identified as Contract ID G-615375.  Further, as adequate assurance of future performance, the Debtors and Reorganized Debtors agree to timely and fully perform all other obligations set forth in the Opicoil Agreements. The Court hereby approves the assumption of the Opicoil Agreements pursuant to and in accordance with the terms set forth above.
108.    Seitel. Notwithstanding anything in the Plan, this Confirmation Order, the Plan Supplement or any Cure Notices shall be construed to authorize or permit: (i) the transfer of any seismic, geological or geophysical data or intellectual property owned by Seitel Canada Ltd., Seitel Data, Ltd, Seitel Offshore Corp., Seismic Enterprises Mexico and other affiliates,
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(collectively, “Seitel”) and/or (ii) the assumption, assumption and/or assignment, rejection, termination, release or modification of any master license agreement and/or supplemental agreements between Seitel and any Debtor (the “Seitel Agreements”), in each case, shall remain subject to a subsequent order of the Court after notice to Seitel and an opportunity to respond; provided, however, that the Reorganized Debtors are authorized to continue operating under the Seitel Agreements, including the use of any intellectual property thereunder, in the ordinary course of business without the payment of any re-license, transfer or similar fee until the earliest of (x) sixty days from entry of this Confirmation Order or such later date as may be agreed between the Reorganized Debtors and Seitel and (y) the date such agreements are deemed assumed, assumed and assigned, rejected or terminated, in which case, the order authorizing such assumption, assumption and assignment, rejection or termination, shall govern with respect to all matters provided for therein, provided further that all rights and defenses of the Debtors, the Reorganized Debtors and Seitel under bankruptcy and non-bankruptcy law are reserved and preserved with respect to such Seitel Agreements.
109.    WesternGeco LLC.  Nothing in the Plan, this Confirmation Order, any Plan Supplement, any Cure Notices, any Schedule of Assumed Executory Contracts and Unexpired Leases, or otherwise, shall be construed to authorize or permit: (i) the transfer of any seismic, geological or geophysical data, derivatives, or interpretations, or intellectual property (collectively, the “Materials”) owned by WesternGeco LLC (“WesternGeco”) and/or (ii) the assumption, assumption and assignment, rejection, termination, release or modification of any master license agreement, license agreement, and/or supplemental or related agreement between WesternGeco and any Debtor (the “WesternGeco Agreements”), which such assumption, assumption and/or assignment, rejection, termination, release or modification, if any, shall be
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subject to subsequent court order after notice to WesternGeco and an opportunity to respond; provided, however, that the Reorganized Debtors are authorized to continue operating under the WesternGeco Agreements, including the use of any intellectual property and other Materials thereunder, in the ordinary course of business without the payment of any re-license, transfer or similar fee until the earliest of (x) October 31, 2020 or such later date as may be agreed between the Reorganized Debtors and WesternGeco, and (y) the date such agreements are deemed assumed, assumed and assigned, rejected, terminated, released or modified, in which case, the order authorizing such assumption, assumption and assignment, rejection, termination, release or modification, when final, shall govern with respect to all matters provided for therein, provided further that all rights and defenses of the Debtors, the Reorganized Debtors and WesternGeco under bankruptcy and non-bankruptcy law, and all objections of WesternGeco to the terms of the Plan, only insofar as they should relate or be applied to WesternGeco and regarding assumption or assumption and assignment (including all rights and defenses under section 365 of the Bankruptcy Code and with respect to the validity and enforceability of change of ownership and control provisions), are reserved and preserved with respect to WesternGeco and the Debtors.
110.    Oracle. Notwithstanding anything to the contrary, nor the absence of specific identification, in the Plan Supplement, Cure Notice, the Plan or this Confirmation Order, all agreements between Oracle America, Inc., including any of its predecessors-in-interest, (“Oracle”) and the Debtors are being assumed pursuant to the Plan by the Debtors, subject to payment of any amounts due and outstanding, which will be paid in the ordinary course of business.  Oracle’s rights to assert an administrative claim for any amounts due and owing under any of the Oracle Agreements are specifically preserved, in the event that any outstanding amounts are not paid.
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111.    Universal Plant. Notwithstanding anything to the contrary, nor the absence of specific identification, in the Plan Supplement, Cure Notice, the Plan or this Confirmation Order, all agreements between Universal Plant Services of California, Inc. and Universal Plant Services, Inc. and the Debtors are being assumed pursuant to the Plan by the Debtors, subject to payment of any amounts due and outstanding, which will be paid in the ordinary course of business per the terms of the respective agreement.
112.    Spectra and TWI. Notwithstanding anything to the contrary, nor the absence of specific identification, in the Plan Supplement, Cure Notice, the Plan or this Order, all agreements between Total-Western, Inc., California Spectra Instrumentation, Inc. and the Debtors are being assumed pursuant to the Plan by the Debtors, subject to the Debtors’ payment of any amounts due and outstanding pursuant to such agreements, which will be paid in the ordinary course of business.
113.    Assumption of SunPower Agreements. Notwithstanding any other provision of this Confirmation Order or any other order entered in the Chapter 11 Cases, CRC hereby assumes, and the rights and obligations under such agreements shall be assumed by Reorganized CRC, without modification or deletion, as follows: (a) the Power Purchase Agreement; (b) the Development Services Agreement; (c) the Option Agreement; and (d) the System Performance Guarantee Agreement, in each case, for each of the six solar energy project sites referred to by the parties as Yowlumne 2 South, Yowlumne 1 North, Pier A West, North Shafter, MT Poso, and Kern Front, and which agreements are dated December 27, 2019 and were entered by and between CRC and the respective affiliates of SunPower Corporation identified in such agreements (as applicable under such agreements, “SunPower”). Notwithstanding the Cure Notices, $2,250 shall be due and payable to SunPower for
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“reimbursable services” under one or more of the Development Services Agreements and Reorganized CRC shall pay SunPower that amount on or shortly after the Effective Date. All amounts, whether incurred but not yet invoiced, and those that accrue under the terms of the respective agreements, shall be paid by Reorganized CRC pursuant to the terms of such assumed contracts.
114.    Aegion Contracts. The Debtors or Reorganized Debtors, as applicable, shall cure all defaults under all Executory Contracts (the “Aegion Contracts”) between one or more of the Debtors and Schultz Mechanical Contractors, Inc. (“Schultz”), Brinderson L.P. (“Brinderson”) and/or Corrpro Companies, Inc. (“Corrpro,” collectively with Schultz and Brinderson, “Aegion”) on the Effective Date of the Plan, including but not limited to, payment of all reconciled pre-and post-petition amounts past due under the Aegion Contracts, which amounts shall be substantiated by invoices provided by Aegion to the Debtors or Reorganized Debtors, as applicable, within ten (10) days of entry of the Confirmation Order.  To the extent that any amount under the Aegion Contracts becomes past due between when Aegion provides the invoices and the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall also pay the reconciled past-due amount as of the Effective Date of the Plan.  Notwithstanding anything to the contrary herein, the Debtors or the Reorganized Debtors, as applicable, shall continue to pay non-past due, post-petition amounts and invoices in the ordinary course consistent with the terms of the Aegion Contracts as and when they become due.
115.    Surety Bond Obligations. Notwithstanding any other provisions of the Plan, this Confirmation Order or any other order of the Bankruptcy Court, on the Effective Date, all rights and obligations of any party related to (i) the Debtors’ current surety bonds issued by a surety provider (each, a “Surety” and collectively, the “Surety Bonds”) and maintained in the
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ordinary course of business; (ii) any surety payment and indemnity agreements, setting forth the Surety’s rights against the Debtors, and the Debtors’ obligations, among other things, to pay and indemnify the Surety from any loss, cost, or expense that the Surety may incur, in each case, on account of the issuance of any surety bonds on behalf of the Debtors; (iii) any Surety collateral; (iv) Surety collateral agreements governing collateral, if any, in connection with the Debtors’ surety bonds; and/or (v) ordinary course premium payments to the Surety for the Debtors’ surety bonds (collectively, the “Surety Bond Program” and the Debtors’ obligations arising therefrom, the “Surety Bond Obligations”) shall be reaffirmed and ratified by the applicable Reorganized Debtors and continue in full force and effect and are not discharged, enjoined, impaired or released by the Plan in any way. For the avoidance of doubt, nothing in the Plan, this Confirmation Order or other agreements between the Debtors and third parties, including, without limitation, any exculpation, release, injunction, exclusions and discharge provision of the Plan, including, without limitation, any of those provisions contained in Section 10 of the Plan, shall bar, alter, limit, impair, release or modify or enjoin any Surety Bond Obligations. The Sureties are deemed to have opted out of any release, exculpation and injunction provisions of the Plan that apply or could be interpreted to apply to the Sureties, their rights or claims in any respect, and are otherwise not Releasing Parties under the Plan. The Surety Bond Program and all Surety Bond Obligations related thereto shall be treated by the Reorganized Debtors and the Surety in the ordinary course of business as if the Chapter 11 Cases had not been commenced; and in furtherance thereof, in the event that any of the Surety Bond Obligations cease to be in effect upon the Effective Date for reasons other than their expiration or termination in accordance with the terms of the applicable agreements, the Reorganized Debtors and the applicable Surety shall execute the documents that are necessary to reinstitute such Surety Bond
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Obligations, including, without limitation, the indemnity obligations thereunder, as such Surety Bond Obligations were in effect immediately prior to the Effective Date; provided, however that nothing in the foregoing shall be deemed to alter, limit, modify or expand any such Surety Bond Obligations. For the avoidance of any doubt, with a reservation of rights to all parties, and only to the extent applicable, any agreements related to the Surety Bond Program are assumed by the Debtors and the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code upon the Effective Date. Nothing in the Plan or this paragraph shall affect in any way the Surety’s rights against any non-Debtor, or any non-Debtor’s rights against the Surety, including under the Surety Bond Program or with regard to the Surety Bond Obligations.
116.    Authorization to Consummate. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to effectiveness set forth in Section 11 of the Plan.
117.    No Bar Date. Notwithstanding any applicable provision of the Bankruptcy Code, Bankruptcy Rules, or Local Rules, there shall be no requirement for any holder of a Claim to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim, as applicable, under the Plan, provided, however, subject to paragraph 126 of this Confirmation Order, that notwithstanding the foregoing, Entities must file (a) Proofs of Claim for payment of an Administrative Expense Claim as set forth in Section 3.1.2 of the Plan, except for any Administrative Expense Claim to the extent it arises under the New Exit Facilities Documents, the Notes Guarantee, or Exit Facility Letters, (b) objections to proposed Cure Costs as set forth in Article 8 of the Plan to the extent such Entity disputes the amount of the Cure paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty, and
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(c) Proofs of Claim on account of the Debtors’ rejection of the Debtors’ Executory Contracts and Unexpired Leases in accordance with Section 8.4 of the Plan. For the avoidance of doubt, (i) timely filed requests for payment of Administrative Expense Claims and timely filed Proofs of Claim related to Cure objections and rejection of the Debtors’ Executory Contracts and Unexpired Leases are not subject to automatic expungement pursuant to the Plan or otherwise, and (ii) notwithstanding any other provision of the Plan or this Confirmation Order, neither a proof of claim nor an application for payment of any kind shall be required with respect to any Administrative Expense Claim to the extent it arises under the New Exit Facilities Documents, the Notes Guarantee, or Exit Facility Letters.
118.    Professional Compensation. All final requests for payment of Professional Fee Claims must be filed and served no later than 45 days after the Effective Date The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims. Any objections to Professional Fee Claims shall be filed and served on the Debtors and the Reorganized Debtors and the requesting party no later than 30 days after service of the final request for payment of Professional Fee Claims. Except to the extent that the applicable Holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Debtors or Reorganized Debtors, each Holder of a Professional Fee Claim that has been approved by the Bankruptcy Court shall be paid in full in Cash.
119.    Professional Fee Escrow Account. On the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds in the Professional Fee Escrow Account shall not constitute property of the Debtors’ Estates or property of the Reorganized Debtors,
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except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Fee Claims owing to the Professionals on and after the Confirmation Date shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order. When all Allowed Professional Fee Claims have been paid in full, all amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.
120.    Reimbursement of Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of the Restructuring Support Agreement, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two Business Days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay when due pre- and post-Effective Date Restructuring Expenses related to the implementation, consummation and defense of the Plan, whether incurred before, on or after the Effective Date.
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121.    Ares Settlement. The Debtors shall be deemed to have exercised the Conversion Right on the Effective Date and shall issue the Eligible Stock and the Eligible Notes (the “Conversion”), in each case in accordance with the Elk Hills Settlement Agreement, the 9019 Orders and the consent rights set forth in the Restructuring Support Agreement. At or before the Conversion, the Debtors shall have paid Ares the Work Fee. Effective upon the Conversion, Elk Hills Power will become a wholly-owned subsidiary of Reorganized CRC and Ares and its affiliates will cease to have any direct or indirect interest in Elk Hills Power, other than any interest Ares may have indirectly through its interests in the Eligible Notes and Eligible Stock.
122.    Release, Exculpation, Discharge and Injunction Provisions. The release, exculpation, discharge, injunction and related provisions set forth in the Plan, including the Exculpation, the Debtor Releases, the Third-Party Release and the Injunction, subject to section 4.5 of the Plan, are approved and authorized in their entirety and such provisions are effective and binding on all Persons and Entities to the extent provided therein. The injunction shall extend to any successors or assignees of the Debtors and Reorganized Debtors and their respective properties and interest in properties. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, section 10.7 of the Plan shall not apply to any defenses, affirmative defenses, or offsets arising from or related to claims or causes of action, if any, asserted by the Debtors or any Released Party against a Releasing Party, as applicable.
123.    Compliance with Tax Requirements. Each Holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such
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distribution. Any party making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations. The Debtors or Reorganized Debtors, as applicable, are authorized to take all actions necessary or appropriate to comply with applicable withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. To the extent that any Claim entitled to distribution from the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.
124.    Exemption from Transfer Taxes and Recording Fees. Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers from the Debtors to the Reorganized Debtors or to any other Person, pursuant to, in contemplation of, or in connection with the Plan (including any transfer pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (ii) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; (iv) the grant of collateral as security for any or all of the
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obligations under the First Lien Exit Facility or Second Lien Exit Facility; (v) the Backstop Commitment Agreement; or (vi) the making, delivery or recording of any deed or other instrument of transfer under in furtherance of, or in connection with the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sales and use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and are directed to, forgo the collection of any such tax, recordation fee or governmental assessment and to accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.
125.    Texas Comptroller. The following provisions of this Confirmation Order will govern the treatment of the Texas Comptroller of Public Accounts (the “Texas Comptroller”) concerning the duties and responsibilities of the Debtors and the Reorganized Debtors relating to all unclaimed property presumed abandoned (the “Texas Unclaimed Property”) under Texas Property Code, Title 6, Chapters 72-76 and other applicable Texas laws (the “Texas Unclaimed Property Laws”):
•Notwithstanding section 362 of the Bankruptcy Code and the injunction set forth in Article 10.8 of the Plan, after the Effective Date, the Texas Comptroller and its agents may commence an audit of the Debtors in accordance with the Texas Unclaimed Property Laws (the “Texas Unclaimed Property Audit”) and pursue
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recovery of any unremitted Texas Unclaimed Property identified pursuant to the Texas Unclaimed Property Audit. The Debtors and the Reorganized Debtors shall fully cooperate with the Auditors to enable them to accurately and timely perform the Texas Unclaimed by making the entities’ employees, professionals, books and records available.
•The Debtors’ rights and defenses with respect to any allegations and claims asserted against the Debtors arising from or relating to the Texas Unclaimed Property Audit are hereby reserved; provided, however, that upon agreement between the Debtors or the Reorganized Debtors and the Texas Comptroller or a final nonappealable determination by a court or other tribunal with jurisdiction as to the amount of unremitted Texas Unclaimed Property, if any, that is due in connection with the Texas Unclaimed Property Audit, the Debtors or the Reorganized Debtors shall turn over such unremitted Texas Unclaimed Property to the Texas Comptroller.
•The Texas Comptroller may file or amend any Proofs of Claim in these Chapter 11 Cases following the Effective Date as a result of the filing of any property reports or in the ordinary course of the Unclaimed Property Audit.
•Nothing herein precludes the Debtors or Reorganized Debtors from compliance with continued obligations pursuant to Texas Unclaimed Property Laws.
126.    Reservation of Rights in Favor of Governmental Units. Notwithstanding any provision in the Plan, the Plan Supplements, this Confirmation Order, any cure notice or any Definitive Documents (collectively, the “Plan Documents”):
Nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-Debtor from any right, claim, liability,
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obligation or Cause of Action of or to the United States or any State, or impairs the ability of the United States or any State to pursue any claim, liability, obligation, right, defense, or Cause of Action against any Debtor, Reorganized Debtor or non-Debtor. Contracts, leases, covenants, operating rights agreements, grants of rights of way, grants of rights of use and easements, purchase orders, agreements, applications, guaranties, indemnifications, authorizations or other interests of or with (i) the United States; (ii) involving (a) federal lands or minerals or (b) lands or minerals held in trust for federally-recognized Indian tribes or Indian individuals; (iii) held by such Indian tribes or Indian individuals in fee with federal restrictions on alienation; or (iv) any State (collectively, the “Federal/State Leases”) shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Chapter 11 Cases were never filed and the Debtors and the Reorganized Debtors shall comply with all applicable non-bankruptcy law. All claims, liabilities, obligations, rights, Causes of Action, or defenses of or to the United States or any State shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, claims, liabilities, obligations or Causes of Action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided that nothing in the Plan Documents shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors under non-bankruptcy law with respect to any such claim, liability, obligation or Cause of Action. Without limiting the foregoing, for the avoidance of doubt, nothing in the Plan Documents shall: (i) require the United States or any State to file any proofs of claim or request for administrative expense in the Chapter 11 Cases for any right, claim, liability, obligation, defense or Cause of Action; (ii) affect or impair the exercise of the United States’ or any State’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-Debtor; (iii) be interpreted to set cure amounts, impair the rights of the United States or any State to audit or perform compliance reviews of time periods before and/or after the filing of the Chapter 11 Cases for the full statute of limitations period established by any applicable law, or to require the United States or any State to novate or otherwise consent to the transfer of any Federal/State Leases; (iv) affect or impair the United States’ or any State’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the
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United States or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law.
127.    Reservation of Rights in Favor of SEC. Notwithstanding any provision in this Confirmation Order to the contrary, no provision of the Plan, or any order confirming the Plan, (i) releases any non-Debtor person or entity (including any non-Debtor Released Party) from any Claim or cause of action of the United States Securities and Exchange Commission (the “SEC”) or (ii) enjoins, limits, impairs or delays the SEC from commencing or continuing any Claims, causes of action, proceedings or investigations against any non-Debtor person or entity (including any non-Debtor Released Party) in any forum.
128.    Documents, Mortgages and Instruments. Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed to accept any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the Plan, including this Confirmation Order, without payment of any stamp tax or similar tax imposed by state or local law.
129.    Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, and except with respect to the First Lien Exit Facility, the Second Lien Exit Facility, the Conversion Documents, and the Exit Facility Letters, all injunctions or stays in effect in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.
130.    Nonseverability of Plan Provisions Upon Confirmation. Each term and provision of the Plan is: (i) valid and enforceable in accordance with its terms; (ii) integral to the
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Plan and may not be deleted or modified without the consent of the Debtors and Required Consenting Creditors; and (iii) nonseverable and mutually dependent.
131.    Post-Confirmation Modifications. Without need for further order of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan (subject to any applicable consents or consultation rights set forth therein and consistent with the Restructuring Support Agreement, the Elk Hills Settlement Agreement, the New Exit Facilities Documents, the Conversion Documents, and the Exit Facility Letters). Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend or modify materially the Plan with respect to such Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such revocation, withdrawal, amendment, modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Section 12.1 of the Plan.
132.    Applicable Non-Bankruptcy Law. To the extent permitted by the Bankruptcy Code, the provisions of this Confirmation Order, the Plan and related documents or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.
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133.    Governmental Approvals Not Required. Subject to paragraph 126 of this Confirmation Order, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state, federal or other governmental authority with respect to the dissemination, implementation or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.
134.    New Interests. On the Effective Date, the Reorganized CRC Certificate of Incorporation shall have provided for the issuance of authorized New Common Stock, including upon the exercise of the New Warrants, and Reorganized CRC shall issue or reserve for issuance a sufficient number of shares of New Common Stock, including to effectuate the issuances upon the exercise of the New Warrants. The shares of New Common Stock issued in connection with the Plan, including in connection with the consummation of the Rights Offering, the Backstop Commitment Agreement, the Eligible Stock, the Exit Premium, options or other equity awards that may be issued pursuant to the MIP, and upon the exercise of the New Warrants, shall be authorized without the need for further corporate action or without any further action by any Person, and once issued, shall be duly authorized, validly issued, fully paid and non-assessable. Any share of New Common Stock issued to a creditor of any Debtor that is not CRC shall be treated as (i) a contribution of cash by Reorganized CRC to the applicable Debtor in the amount equal to the fair market value of such New Common Stock, followed by (ii) the issuance of New Common Stock by Reorganized CRC to the applicable Debtor in return for such cash, followed by (iii) the transfer of New Common Stock by the applicable Debtor to the applicable creditor.
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135.    Warrants. Reorganized CRC shall issue the Tier 1 Warrants and the Tier 2 Warrants to the applicable Holders of Allowed Claims in Class 5 pursuant to the terms of the New Warrants Agreement and in accordance with the Plan.
136.    Exemption from Registration under the Securities Act. The solicitation of acceptances and rejections of the Plan was exempt from the registration requirements of the Securities Act and applicable state securities laws.
137.    Section 1145. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance and distribution of the New Common Stock, the Subscription Rights, the Rights Offering Shares and the New Warrants and any Interests issued upon exercise of such New Warrants shall be exempt from, among other things, the registration and prospectus delivery requirements of section 5 of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution or sale of securities, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act.
138.    Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Interests and the Notice Parties within ten Business Days after the date of entry of this Confirmation Order. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file notice of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Notice of Effective Date”), and shall serve a copy of the Notice of Effective Date on the above-referenced parties. Notwithstanding the above, no notice of Confirmation or Notice of Effective Date or service of any kind shall be required to be
73

mailed or made upon any Entity to whom the Debtors mailed notice of the Combined Hearing, but on account of whom the Debtors received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Debtors shall cause the Notice of Effective Date to be published in The New York Times within ten Business Days after the Effective Date. The above-referenced notices are sufficient and adequate under the particular circumstances of the Chapter 11 Cases and no further notice is required.
139.    Failure of Consummation. If the Effective Date does not occur, then, absent further order of the Bankruptcy Court: (i) the Plan shall be null and void in all respects if the Effective Date does not occur upon the earlier of (a) 120 days after entry of this Confirmation Order and (b) the termination of the Restructuring Support Agreement pursuant to the terms thereof, the Plan shall be null and void unless extended by the Debtors, with the prior written consent of the Required Consenting Parties; (ii) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person or Entity, (b) prejudice in any manner the rights of such Debtors or any other Person or Entity or (c) constitute an admission of any sort by the Debtors or any other Person or Entity. Notwithstanding the foregoing, in the event the Plan, any other settlement or compromise embodied in the Plan, the assumption or rejection of Executory
74

Contracts or Unexpired Leases effected by the Plan, or any document or agreement executed pursuant to the Plan shall be deemed null and void pursuant to this paragraph, the obligations under any of the New Exit Facilities Documents, the Conversion Documents, and the Exit Fee Letters that have been entered into at such time shall remain in full force and effect.
140.    Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court.
141.    References to and Omissions of Plan Provisions. References to articles, sections and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.
142.    Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.
143.    Effect of Conflict. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control; provided, to the extent that any provision of the Disclosure Statement, the Plan, the Plan Supplements, this Confirmation Order, or any other order referenced in the Plan (including any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with or is in any way inconsistent with the terms of the Conversion Documents, the New Exit
75

Facilities Documents or the Exit Facility Letters, the terms of the Conversion Documents, the New Exit Facilities Documents and the Exit Facility Letters shall govern in all respects.
144.    Reservation of Rights. Notwithstanding the confirmation of the Plan and entry of this Confirmation Order, there remain unresolved issues with respect to the Definitive Documents, the Restructuring Support Agreement, the Elk Hills Settlement Agreement, and the transactions and terms thereunder, including with respect to the amounts owed, and other consideration provided, to Ares under the Elk Hills Settlement Agreement, Restructuring Support Agreement, LLC Agreement (as defined in the Elk Hills Settlement Agreement), and applicable law, and such disputes remain subject to continuing negotiations between the Debtors, the Consenting Creditors, Ares, and other interested parties.  Accordingly, notwithstanding anything to the contrary in the Plan or this Confirmation Order, all parties reserve all rights to amend, revise, supplement, object to, or oppose any of the Definitive Documents, the consummation of the Ares Settlement, the consummation of the Plan, or the consummation of any transaction contemplated by any of the foregoing, in accordance with their respective rights under the Restructuring Support Agreement, Elk Hills Settlement Agreement, and applicable law, at any time before the substantial consummation of the Plan, or any such later date in accordance with the Plan, the Confirmation Order or any other order of the Bankruptcy Court.
145.    Retention of Jurisdiction. Notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, and subject to paragraph 90 of this Confirmation Order, the Bankruptcy Court shall retain its existing jurisdiction over all matters arising in or out of, or related to, the Chapter 11 Cases or the Plan, including the matters set forth in Article 13 of the Plan and section 1142 of the Bankruptcy Code subject to the terms thereof. The Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained
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in the Plan Supplements that have a jurisdiction, forum selection or dispute resolution clause that refers disputes to a different court, and any disputes concerning documents contained in the Plan Supplements that contain such clauses shall be governed in accordance with the provisions of such documents. For the avoidance of doubt, and notwithstanding the foregoing, the Bankruptcy Court shall not retain exclusive jurisdiction over any Cause of Action, including litigation claims, held by third parties against the Debtors which were pending as of the Petition Date or are commenced following the Effective Date. Causes of Action commenced prepetition shall continue to be adjudicated by the applicable court that exercised jurisdiction over such Causes of Action prior to the Petition Date.

Signed: October 13, 2020	/s/ David R. Jones
DAVID R. JONES UNITES STATES BANKRUPTCY JUDGE
77

Exhibit A

Plan

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION
___________________________________________ In re CALIFORNIA RESOURCES CORPORATION, et al.,[1] Debtors. ___________________________________________	x : : : : : : : : : x	Chapter 11 Case No. 20-33568 (DRJ) Jointly Administered
AMENDED DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Andrew G. Dietderich (admitted pro hac vice)
James. L Bromley (admitted pro hac vice)
Alexa J. Kranzley (admitted pro hac vice)
SULLIVAN & CROMWELL LLP
125 Broad Street
New York, New York 10004
Telephone: (212) 558-4000
Facsimile: (212) 558-3588

Co-Counsel to the Debtors
and Debtors-in-Possession

Harry A. Perrin (TX 15796800)
Paul E. Heath (TX 09355050)
Matthew W. Moran (TX 24092856)
VINSON & ELKINS LLP
1001 Fannin Street, Suite 2500
Houston, TX 77002-6760
Telephone:    (713) 758-2222
Facsimile:    (713) 758-2346

Co-Counsel to the Debtors
and Debtors-in-Possession

Dated:    October 8, 2020
____________________
1    The Debtors in these chapter 11 cases and the last four digits of their U.S. taxpayer identification numbers are:  California Resources Corporation (0947); California Heavy Oil, Inc. (4630); California Resources Coles Levee, L.P. (2995); California Resources Coles Levee, LLC (2087); California Resources Elk Hills, LLC (7310); California Resources Long Beach, Inc. (6046); California Resources Mineral Holdings LLC (4443); California Resources Petroleum Corporation (9218); California Resources Production Corporation (5342); California Resources Production Mineral Holdings, LLC (9071); California Resources Real Estate Ventures, LLC (6931); California Resources Royalty Holdings, LLC (6393); California Resources Tidelands, Inc. (0192); California Resources Wilmington, LLC (0263); CRC Construction Services, LLC (7030); CRC Marketing, Inc. (0941); CRC Services, LLC (6989); Monument Production, Inc. (0782); Oso Verde Farms, LLC (7436); Socal Holding, LLC (3524); Southern San Joaquin Production, Inc. (4423); Thums Long Beach Company (1774); Tidelands Oil Production Company LLC (5764). The Debtors’ corporate headquarters is located at 27200 Tourney Road, Suite 200, Santa Clarita, CA 91355.

TABLE OF CONTENTS
1.    INTRODUCTION    1
2.    DEFINITIONS AND RULES OF INTERPRETATION    2
2.1    Definitions    2
2.2    Rules of Interpretation    21
2.3    Computation of Time    22
2.4    References to Monetary Figures    23
2.5    Exhibits; Schedules; Plan Supplement    23
3.    ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND
STATUTORY FEES    24
3.1    Administrative Expense Claims    24
3.2    DIP Claims    25
3.3    Professional Fee Claims    26
3.4    Treatment of Priority Tax Claims    27
3.5    Statutory Fees Payable Pursuant to 28 U.S.C. § 1930    27
4.    CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND
INTERESTS    29
4.1    Deemed Substantive Consolidation    29
4.2    Summary of Classes and Treatment of Claims Against and Interests in the Debtors    29
4.3    Treatment of Claims Against and Interests in the Debtors    30
4.4    Treatment of Intercompany Claims    35
4.5    Special Provision Governing Unimpaired Claims    35
5.    ACCEPTANCE OR REJECTION OF THE PLAN    36
5.1    Voting of Claims    36
5.2    Presumed Acceptance of Plan    36
5.3    Acceptance by Impaired Classes    36
5.4    Elimination of Vacant Classes    36
5.5    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code    36
6.    IMPLEMENTATION OF THE PLAN    37
6.1    Operations Between the Confirmation Date and Effective Date    37
6.2    Organizational Existence    37
6.3    Cancellation of Existing Interests, Existing Indebtedness and Related
Agreements    37
6.4    Sources of Cash for Plan Distributions    40
6.5    Implementation of Effective Date Agreements    40
6.6    Restructuring Support Agreement    40
6.7    Backstop Commitment Agreement    41
6.8    New Common Stock    41
6.9    Ares Settlement    41
6.10    Rights Offering    42
6.11    Exemption from Registration    42

6.12    Registration Rights Agreement    43
6.13    New Warrants and New Warrants Agreement    43
6.14    Exit Facilities    43
6.15    Section 1146 Exemption from Certain Transfer Taxes and Recording Fees    44
6.16    Preservation of Causes of Action    45
6.17    Pension Plans    46
7.    PROVISIONS GOVERNING DISTRIBUTIONS    47
7.1    Disbursing Agent    47
7.2    Timing and Delivery of Distributions    50
7.3    Manner of Payment Under Plan    52
7.4    Undeliverable or Non-Negotiated Distributions    53
7.5    Claims Paid by Third Parties    53
8.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES    54
8.1    Assumption and Rejection of Executory Contracts and Unexpired Leases    54
8.2    Cure of Defaults for Assumed Executory Contracts and Unexpired Leases    54
8.3    Modifications, Amendments, Supplements, Restatements or Other Agreements    55
8.4    Claims Based on Rejection of Executory Contracts and Unexpired Leases    56
8.5    Contracts and Leases Entered Into After the Petition Date    56
8.6    Indemnification and Reimbursement Obligations    56
8.7    Reservation of Rights    57
8.8    Collective Bargaining Agreements    57
9.    PROVISIONS REGARDING GOVERNANCE OF THE REORGANIZED
DEBTORS    58
9.1    Organizational Action    58
9.2    Organizational Documents    58
9.3    Directors and Officers of the Reorganized Debtors    58
10.    EFFECT OF CONFIRMATION    60
10.1    Vesting of Assets    60
10.2    Release of Liens    60
10.3    Discharge    60
10.4    Term of Injunction or Stays    60
10.5    Exculpation    61
10.6    Release by the Debtors    61
10.7    Third Party Release    63
10.8    Injunction    64
10.9    Setoff and Recoupment    64
10.10    Preservation of Causes of Action    65
10.11    Compromise and Settlement of Claims and Controversies    66
11.    CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS
OF THE PLAN    67
11.1    Conditions to Confirmation    67
11.2    Conditions to Effectiveness    67
11.3    Waiver of Conditions to Confirmation or Effectiveness    68

12.    MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN    70
12.1    Plan Modifications    70
12.2    Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date    70
13.    RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT    72
14.    MISCELLANEOUS    75
14.1    Restructuring Expenses    75
14.2    Payment of Indenture Trustee Fees and Expenses    76
14.3    Exemption from Transfer Taxes and Recording Fees    77
14.4    Expedited Tax Determination    77
14.5    Plan Supplement    77
14.6    Consent Rights    77
14.7    Claims Against Other Debtors    77
14.8    Substantial Consummation    78
14.9    Nonseverability    78
14.10    Dissolution of Committee    78
14.11    Governing Law    78
14.12    Binding Effect    78
14.13    Notices    79
14.14    Reservation of Rights    80
14.15    Further Assurances    80

EXHIBITS

Exhibit A    New Warrants Term Sheet

1.    INTRODUCTION
California Resources Corporation, a Delaware corporation (“CRC”) and its debtor affiliates, as debtors-in-possession in the above-captioned Chapter 11 Cases (together with CRC, the “Debtors”), propose the following joint plan of reorganization (including the Plan Supplement and all other exhibits and schedules hereto and as may be modified, amended or supplemented in accordance with the terms hereof, the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code. Each Debtor is a proponent of the Plan for purposes of section 1129 of the Bankruptcy Code.

2.    DEFINITIONS AND RULES OF INTERPRETATION
2.1    Definitions
Except as otherwise provided herein, each capitalized term used in the Plan shall have the meaning set forth below:
2.1.1    “2016 Term Loan” means the principal amount and accrued and unpaid interest, including at the Default Rate (as defined in the 2016 Term Loan Agreement) to the extent applicable, of term loans outstanding under the 2016 Term Loan Agreement as of the date hereof.
2.1.2    “2016 Term Loan Agent” means The Bank of New York Mellon Trust Company, N.A. as administrative agent and collateral agent for the lenders under the 2016 Term Loan Agreement, and any successor agent appointed in accordance with the terms of the 2016 Term Loan Agreement.
2.1.3    “2016 Term Loan Agreement” means that Credit Agreement, dated as of August 12, 2016, by and among CRC, as borrower, each of the guarantors named therein, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.
2.1.4    “2016 Term Loan Claim” means any Claim against any of the Debtors arising out of or related to the 2016 Term Loan.
2.1.5    “2016 Term Loan Documents” mean that 2016 Term Loan Agreement together with any related security documents, as amended from time to time.
2.1.6    “2017 Term Loan” means the principal amount and accrued and unpaid interest, including at the Default Rate (as defined in the 2017 Term Loan Agreement) to the extent applicable, of term loans outstanding under the 2017 Term Loan Agreement as of the date hereof.
2.1.7    “2017 Term Loan Agent” means The Bank of New York Mellon Trust Company, N.A. as administrative agent for the lenders under the 2017 Term Loan Agreement, and any successor agent appointed in accordance with the terms of the 2017 Term Loan Agreement.
2.1.8    “2017 Term Loan Agreement” means that Credit Agreement, dated as of November 17, 2017, by and among CRC, as borrower, each of the guarantors named therein, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.
2.1.9    “2017 Term Loan Claims” mean the 2017 Term Loan Secured Claim and the 2017 Term Loan Deficiency Claim.
2.1.10    “2017 Term Loan Deficiency Claim” means the unsecured Claim against any of the Debtors arising out of or related to the 2017 Term Loan.

2.1.11    “2017 Term Loan Documents” mean that 2017 Term Loan Agreement together with any related security documents, as amended from time to time.
2.1.12    “2017 Term Loan Secured Claim” means the partially secured Claim against any of the Debtors arising out of or related to the 2017 Term Loan.
2.1.13    “9019 Orders” mean the Interim Order (I) Authorizing and Approving the Settlement By and Among the Debtors, Elk Hills Power, LLC, ECR Corporate Holdings L.P. and Certain Affiliates of Ares Management LLC, (II) Authorizing the Debtors to Assume the EHP Agreements as Amended and (III) Granting Related Relief [Docket No. 126] and the Final Order (I) Authorizing and Approving the Settlement By and Among the Debtors, Elk Hills Power, LLC, ECR Corporate Holdings L.P. and Certain Affiliates of Ares Management LLC, (II) Authorizing the Debtors to Assume the EHP Agreements as Amended and (III) Granting Related Relief [Docket No. 402].
2.1.14    “Ad Hoc Group” has the meaning set forth in the Restructuring Support Agreement.
2.1.15    “Ad Hoc Group Advisors” has the meaning set forth in the Restructuring Support Agreement.
2.1.16    “Administrative Expense Claim” means any Claim for the costs and expenses of administration of the Chapter 11 Cases pursuant to section 327, 328, 330, 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (ii) Professional Fee Claims; (iii) all fees and charges assessed against the Estates pursuant to sections 1911-1932 of chapter 123 of title 28 of the United States Code and (iv) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code to the extent such request is granted by the Bankruptcy Court.
2.1.17    “Administrative Expense Claim Bar Date” means the date that is thirty calendar days after notice of entry of the Effective Date, which notice shall set forth such deadline and be served on all parties known by the Debtors to hold or potentially hold Administrative Expense Claims.
2.1.18    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if such Person was a Debtor.
2.1.19    “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (i) a Claim or Interest arising before the Effective Date (a) as to which a proof of claim has been filed in the Chapter 11 Cases, which has not been withdrawn and as to which no objection has been filed by the Claims Objection Deadline or (b) that is allowed or determined by a Final Order of a court of competent jurisdiction; (ii) any Claim or Interest that is agreed to, compromised, settled or otherwise resolved pursuant to the authority of the Debtors or Reorganized Debtors, as applicable, in a Final Order or (iii) any Claim or Interest expressly allowed in the Plan; provided, however, that notwithstanding the foregoing, the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan (including, for the avoidance of doubt, Administrative Expense Claims not paid prior to the Effective Date). Notwithstanding anything to the contrary herein, no Claim (other than a Term Loan Claim) of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor(s) or Reorganized Debtor(s). “Allow” and “Allowance” shall have correlative meanings.
2.1.20    “Ares” means one or more funds, investment vehicles and/or accounts managed or advised by Ares Management LLC or one or more of their Affiliates, including ECR Corporate Holdings L.P., or any successor entities that own(s) all or substantially all of ECR Corporate Holdings L.P.’s assets that, in each case, have executed the Restructuring Support Agreement.
2.1.21    “Ares Advisors” has the meaning set forth in the Restructuring Support Agreement.
2.1.22    “Avoidance Actions” mean any and all avoidance, recovery, subordination or other claims, actions or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties-in-interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545 and 547 through and including 553 and 724(a) of the Bankruptcy Code or under similar local, state, federal or foreign statutes and common law, including fraudulent transfer laws.
2.1.23    “Backstop Commitment Agreement” means that certain amended and restated backstop commitment agreement, dated as of July 24, 2020, by and among CRC and the Backstop Parties, as may be amended, supplemented, or modified from time to time in accordance with the consent rights set forth in the Restructuring Support Agreement.
2.1.24    “Backstop Commitment Premium” means the backstop commitment premium approved by the Bankruptcy Court and required to be paid to the Backstop Parties in accordance with the Backstop Commitment Agreement.
2.1.25    “Backstop Party” has the meaning set forth in the Backstop Commitment Agreement.
2.1.26    “Backstop Unsecured Debt Claim” means a 2016 Term Loan Claim, Second Lien Notes Claim or Unsecured Notes Claim held by a Backstop Party on account of which such Backstop Party was allocated a Tranche B Minimum Allocation.
2.1.27    “Ballot” means the voting form distributed to each holder of an Impaired Claim entitled to vote on the Plan, on which the holder is to indicate acceptance or rejection of the Plan in accordance with the Voting Instructions and make any other elections or representations required pursuant to the Plan and which must be actually received on or before the Voting Deadline.

2.1.28    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §101 et seq.
2.1.29    “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas having jurisdiction over the Chapter 11 Cases.
2.1.30    “Bankruptcy Local Rules” mean the Bankruptcy Local Rules for the Southern District of Texas.
2.1.31    “Bankruptcy Rules” mean the Federal Bankruptcy Rules and the general, local and chambers rules of the Bankruptcy Court as applicable to the Chapter 11 Cases and as amended from time to time.
2.1.32    “Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.
2.1.33    “Cash” means the legal tender of the United States of America or equivalents thereof.
2.1.34    “Cause of Action” means any action, claim, cause of action, controversy, proceeding, reimbursement claim, affirmative defense, demand, right, Lien, indemnity, guaranty, suit, obligation, liability, loss, damage, remedy, judgment, account, defense, offset (including setoff or recoupment rights), power, privilege, license and franchise of any kind or character whatsoever, known or unknown, foreseen or unforeseen, Contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. For the avoidance of doubt, Cause of Action includes: (i) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (ii) the right to object to or otherwise contest Claims or Interests; (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (iv) any Avoidance Action; (v) any claim or defense, including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code and (vi) any claim under any state or foreign law, including any fraudulent transfer or similar claim.
2.1.35    “Chapter 11 Cases” mean (i) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (ii) when used with reference to all Debtors, the jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.
2.1.36    “Charging Lien” means any lien or other priority in payment to which the Second Lien Notes Indenture Trustee or the Unsecured Notes Indenture Trustee is entitled pursuant to the Second Lien Notes Indenture of the Unsecured Notes Indenture, as applicable, for payment of the Second Lien Notes Indenture Trustee Fees and Expenses or the Unsecured Notes Indenture Trustee Fees and Expenses.

2.1.37    “Claim” means a “claim” as defined in section 101(5) of the Bankruptcy Code.
2.1.38    “Claims Objection Deadline” means 11:59 p.m. (prevailing Central Time) on the 120th calendar day after the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court upon motion on notice to all parties filing a notice of appearance and request for service pursuant to Bankruptcy Rule 2002 in the Chapter 11 Cases.
2.1.39    “Class” means a class of Claims or Interests classified by Section 4 of the Plan pursuant to section 1122(a) of the Bankruptcy Code.
2.1.40    “Collective Bargaining Agreements” means all collective bargaining agreements to which any Debtor is a party.
2.1.41    “Committee” means the official committee of unsecured creditors of the Debtors appointed in the Chapter 11 Cases on July 27, 2020 [Docket No. 228], and reconstituted on July 29, 2020 [Docket No. 237], pursuant to section 1102 of the Bankruptcy Code, as may be further reconstituted from time to time.
2.1.42    “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.
2.1.43    “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.
2.1.44    “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider Confirmation of the Plan, as such hearing may be, or may have been, continued from time to time.
2.1.45    “Confirmation Order” means the order of the Bankruptcy Court entered confirming the Plan pursuant to section 1129 of the Bankruptcy Code in a form consistent with the consent rights of the parties to the Restructuring Support Agreement and on terms reasonably acceptable to the Committee.
2.1.46    “Consenting 2016 Term Loan Lenders” has the meaning set forth in the Restructuring Support Agreement.
2.1.47    “Consenting 2017 Term Loan Lenders” has the meaning set forth in the Restructuring Support Agreement.
2.1.48    “Consenting Creditors” has the meaning set forth in the Restructuring Support Agreement.
2.1.49    “Consenting Parties Fees and Expenses” has the meaning set forth in the Restructuring Support Agreement.

2.1.50    “Consenting Second Lien Noteholders” has the meaning set forth in the Restructuring Support Agreement.
2.1.51    “Contingent” means, when used in reference to a Claim, any Claim the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.
2.1.52    “Conversion Right” has the meaning set forth in the Elk Hills Settlement Agreement.
2.1.53    “CRC” has the meaning set forth in the Introduction hereto.
2.1.54    “Creditor” means any holder of a Claim against any of the Debtors.
2.1.55    “Crossover Ad Hoc Group” has the meaning set forth in the Restructuring Support Agreement.
2.1.56    “Crossover Ad Hoc Group Advisors” has the meaning set forth in the Restructuring Support Agreement.
2.1.57    “Cure Cost” means the amounts, including, where applicable, an amount of $0.00, required to cure any and all monetary defaults under an Executory Contract or Unexpired Lease (or such lesser amounts as may be agreed upon by the parties to an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to section 365 or 1123 of the Bankruptcy Code.
2.1.58    “D&O Insurance Policies” mean any insurance policies for directors’, managers’, officers’ and any other Insured (as defined in such policy) entities’ liability (including employment practices liability and fiduciary liability) maintained on behalf of the Debtors prior to the Effective Date.
2.1.59    “Debtors” has the meaning set forth in the Introduction hereto.
2.1.60    “Debtor Released Claims” has the meaning set forth in Section 10.6 of the Plan.
2.1.61    “Debtor Releases” has the meaning set forth in Section 10.6 of the Plan.
2.1.62    “Definitive Documents” has the meaning set forth in the Restructuring Support Agreement; provided that the terms of the Definitive Documents, other than such Definitive Documents for which the Committee consent rights are set forth expressly in the Plan, that materially adversely or disproportionately adversely affect the treatment or economic recovery of unsecured creditors shall be reasonably acceptable to the Committee.

2.1.63    “DIP Agents” mean the Junior DIP Agent and the Senior DIP Agent.
2.1.64    “DIP Claims” mean the Junior DIP Claims and the Senior DIP Claims.
2.1.65    “DIP Credit Agreements” mean the Junior DIP Credit Agreement and the Senior DIP Credit Agreement.
2.1.66    “DIP Facilities” mean the Junior DIP Facility and the Senior DIP Facility.
2.1.67    “DIP Facilities Documents” mean the Junior DIP Facility Documents and the Senior DIP Facility Documents.
2.1.68    “DIP Orders” mean the Interim DIP Order and Final DIP Order, in each case subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.69    “Directors” mean, as of any date prior to the Effective Date, CRC’s then-existing directors.
2.1.70    “Disbursing Agent” means Reorganized CRC or any Person or Entity designated or retained by the Reorganized Debtors, in their sole discretion and without the need for any further order of the Bankruptcy Court, to serve as disbursing agent under the Plan.
2.1.71    “Disclosure Statement” means the disclosure statement relating to the Plan, including all exhibits, appendices and schedules thereto, as amended, supplemented or modified from time to time.
2.1.72    “Disputed” means, with respect to any Claim or Interest, a Claim or Interest or any portion thereof that is not Allowed but has not been disallowed by a Final Order.
2.1.73    “DTC” means The Depository Trust Company.
2.1.74    “Effective Date” means the Business Day selected by the Debtors that is (i) on or after the Confirmation Date and the date on which the Confirmation Order shall have become a Final Order and (ii) on or after the date on which the conditions to the effectiveness of the Plan specified in Section 11.2 of the Plan have been either satisfied or waived as set forth herein.
2.1.75    “Eligible Claim” means any Claim that is in whole or in part an “Eligible Claim” as such term is defined in the Rights Offering Procedures.
2.1.76    “Eligible Holder” means a Holder of an Eligible Claim.
2.1.77    “Eligible Notes” has the meaning set forth in the Elk Hills Settlement Agreement.

2.1.78    “Eligible Stock” has the meaning set forth in the Elk Hills Settlement Agreement.
2.1.79    “Elk Hills Power” means Elk Hills Power, LLC and any successor thereof.
2.1.80    “Elk Hills Settlement Agreement” means the settlement and assumption agreement, dated as of July 15, 2020, by and among CRC, Debtor California Resources Elk Hills, LLC, Elk Hills Power, ECR Corporate Holdings, L.P. and certain other affiliates of Ares Management, as may be amended, supplemented, or modified from time to time in accordance with the consent rights set forth in the Restructuring Support Agreement.
2.1.81    “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.
2.1.82    “ERISA” has the meaning set forth in Section 6.16 of the Plan.
2.1.83    “Estate” means, with respect to each Debtor, the estate created as to such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.
2.1.84    “Exculpated Parties” mean (a) the Debtors and the Reorganized Debtors; (b) the RBL Agent, Holders of RBL Claims and all other lenders, issuing banks, arrangers and other secured parties under the RBL Documents; (c) the Senior DIP Agent, Junior DIP Agent and lenders, issuing banks, arrangers and other secured parties under the DIP Facilities; (d) agent, lenders, issuing banks, arrangers and other secured parties under the First Lien Exit Facility; (e) the Ad Hoc Group and each of its members in its capacity as Holders of 2017 Term Loan Claims, 2016 Term Loan Claims, Second Lien Notes Claims and Unsecured Notes Claims; (f) the 2017 Term Loan Agent; (g) the 2016 Term Loan Agent; (h) the Crossover Ad Hoc Group and each of its members in its capacity as Holders of 2017 Term Loan Claims, 2016 Term Loan Claims, Second Lien Notes Claims and Unsecured Notes Claims; (i) agent, lenders, issuing banks, arrangers and other secured parties under the Second Lien Exit Facility; (j) the Consenting Creditors; (k) Ares; (l) Elk Hills Power; (m) the Non-Defaulting Backstop Parties; (n) the Indenture Trustees; (o) the Committee and each of its current and former members; and (p) each of the foregoing’s current and former Affiliates, and each such entity’s and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their current and former officers, members, managers, directors, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, managed accounts or funds, management companies, fund advisors, investment advisors, advisory board members, financial advisors, partners (including both general and limited partners), attorneys, accountants, investment bankers, consultants, representatives and other professionals, in each of cases (a) through (p), in their capacity as such.
2.1.85    “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code.

2.1.86    “Exit Premium” has the meaning set forth in the Junior DIP Credit Agreement.
2.1.87    “Final DIP Order” means the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Granting Liens and Superpriority Administrative Expense Claims, (III) Authorizing the Use of Cash Collateral, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay and (VI) Granting Related Relief [Docket No. 401], subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.88    “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, stayed, modified or amended, and as to (i) which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired, and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing is pending has been timely taken or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order or judgment, or such appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have otherwise been dismissed with prejudice, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Federal Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.
2.1.89    “First Lien Exit Facility” means a first lien credit facility the materials terms of which are set forth in the Restructuring Term Sheet, subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.90    “First Lien Exit Facility Documents” mean the First Lien Exit Facility credit agreement, which shall be set forth in the Plan Supplement, together with any related security documents, subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.91    “General Unsecured Claim” means any Claim against any of the Debtors that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, 2017 Term Loan Secured Claim, 2016 Term Loan Claim, 2017 Term Loan Deficiency Claim, Second Lien Notes Claim or Unsecured Notes Claim.
2.1.92    “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.
2.1.93    “Holder” means an Entity holding a Claim or an Interest, as applicable.

2.1.94    “Impaired” means, with respect to any Claim or Interest, a Claim against or Interest in any of the Debtors that is in a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.
2.1.95    “Indenture Trustees” means the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee.
2.1.96    “Indenture Trustee Fees and Expenses” means, collectively, the Second Lien Notes Indenture Trustee Fees and Expenses and the Unsecured Notes Indenture Trustee Fees and Expenses.
2.1.97    “Intercompany Claim” means any Claim held by a Debtor against a Debtor.
2.1.98    “Intercreditor Agreements” mean (i) that certain Intercreditor Agreement, dated as of December 15, 2015, by and between JPMorgan Chase Bank, N.A., as the RBL Agent, and The Bank of New York Mellon Trust Company, N.A., as the Second Lien Notes Indenture Trustee, (ii) that certain Pari Passu Intercreditor Agreement, dated as of August 15, 2016, by and between JPMorgan Chase Bank, N.A., as the RBL Agent, and The Bank of New York Mellon Trust Company, N.A., as the 2016 Term Loan Agent, and (iii) that certain Collateral Agency Agreement, dated as of November 17, 2017, by and among JPMorgan Chase Bank, N.A., as the RBL Agent, The Bank of New York Mellon Trust Company, N.A., as the 2017 Term Loan Agent, the several grantors from time to time party thereto, and The Bank of New York Mellon Trust Company, N.A., as the 2016 Term Loan Agent, each as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.
2.1.99    “Interest” means any equity security within the meaning of section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized or outstanding limited liability company membership interests (including common and preferred) or other equity interests, together with any warrants, options, convertible securities, liquidating preferred securities or contractual rights to purchase or acquire any such equity interests at any time and all rights arising with respect thereto.
2.1.100    “Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Granting Liens and Superpriority Administrative Expense Claims, (III) Authorizing the Use of Cash Collateral, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay and (VI) Granting Related Relief [Docket No. 185], subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.101    “Junior DIP Agent” means Alter Domus Products Corp. as administrative agent for the lenders under the Junior DIP Credit Agreement, and any successor agent appointed in accordance with the terms of the Junior DIP Credit Agreement.
2.1.102    “Junior DIP Claims” mean any Claim against any of the Debtors arising out of or related to the Junior DIP Facility or the Junior DIP Facility Documents, including any outstanding principal, accrued and unpaid interest and fees, costs, expenses, reimbursement obligations, premiums and all other amounts that are outstanding obligations under the Junior DIP Facility Documents.
2.1.103    “Junior DIP Credit Agreement” means that certain junior secured superpriority debtor-in-possession credit agreement, dated as of July 23, 2020, by and among CRC, as borrower, the lenders from time to time party thereto and the Junior DIP Agent (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).
2.1.104    “Junior DIP Facility” means that certain junior secured superpriority debtor-in-possession credit facility governed by the Junior DIP Facility Documents.
2.1.105    “Junior DIP Facility Documents” mean the Junior DIP Credit Agreement, the security documents and the other loan documents, instruments, mortgages and other agreements related thereto (each as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).
2.1.106    “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code.
2.1.107    “MIP” means the management incentive plan, which shall be subject to the terms and conditions (including, if applicable, anti-dilution protections) established from time to time in the sole discretion of the New Board, pursuant to which up to 10% of the New Common Stock shall be reserved for grant to the participants.
2.1.108    “New Common Stock” means common stock of Reorganized CRC, authorized pursuant to the Reorganized CRC Certificate of Incorporation.
2.1.109    “New Board” means initial board of directors of Reorganized CRC as designated pursuant to the Plan Supplement and consistent with the appointment rights in the Restructuring Support Agreement.
2.1.110    “New D&O Insurance Policies” mean any insurance policies for directors’, managers’ and officers’ liability procured and maintained for the benefit of the Reorganized Debtors on or after the Effective Date, which shall be either subject to the consents in the Restructuring Support Agreement and in the Plan or in the discretion of the New Board, as applicable.
2.1.111    “New Exit Facilities Documents” mean the First Lien Exit Facility Documents and the Second Lien Exit Facility Documents, subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.112    “New Warrants” mean, collectively, the Tier 1 Warrants and the Tier 2 Warrants.
2.1.113    “New Warrants Agreement” means the agreement substantially in the form set forth in the Plan Supplement for the issuance of the New Warrants, which shall be consistent with the New Warrants Term Sheet and in form and substance reasonably acceptable to the Committee.
2.1.114    “New Warrants Term Sheet” means the term sheet, attached as Exhibit A to the Plan, setting forth the material terms of the New Warrants.
2.1.115    “Non-Backstop Unsecured Debt Claim” means a 2016 Term Loan Claim, Second Lien Notes Claim or Unsecured Notes Claim that was not allocated any Tranche B Minimum Allocation.
2.1.116    “Non-Defaulting Backstop Party” has the meaning set forth in the Backstop Commitment Agreement.
2.1.117    “Other Priority Claim” means a Claim against any Debtor entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.
2.1.118    “Other Secured Claim” means any Secured Claim against any Debtor or portion thereof, other than a Term Loan Claim.
2.1.119    “PBGC” means the Pension Benefit Guaranty Corporation.
2.1.120    “Pension Plans” has the meaning set forth in Section 6.16 of the Plan
2.1.121    “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.
2.1.122    “Petition Date” means July 15, 2020.
2.1.123    “Plan” has the meaning set forth in the Introduction hereto. Any amendment, supplement or modification to the Plan is subject to the consent rights set forth in the Restructuring Support Agreement and shall be reasonably acceptable to the Committee.
2.1.124    “Plan Supplement” means one or more compilations of documents and forms of documents, schedules and exhibits to the Plan, in each case subject to the terms and provisions of the Restructuring Support Agreement (including, for the avoidance of doubt, the consent rights set forth in the Restructuring Support Agreement), which shall include all Plan Supplement documents contemplated by the Restructuring Support Agreement, including the following documents: the organizational documents of the Reorganized Debtors, the Registration Rights Agreement, the New Warrants Agreement, the form of New Exit Facilities Documents, the list of the members of the New Board, the Rejected Executory Contract and Unexpired Lease List, as each such document, agreement, instrument, schedule and exhibit and form thereof may be altered, restated, modified or replaced from time to time, including subsequent to the filing of any such documents, subject to the consent rights set forth in the Restructuring Support Agreement and the Committee’s consent rights set forth herein. Each such document, agreement, instrument, schedule or exhibit, or form thereof is referred to herein as a “Plan Supplement.” Each of the Plan Supplement documents shall be subject to the consent rights set forth in the Restructuring Support Agreement, and the terms of the Plan Supplement documents, except those Plan Supplement documents for which the Committee consent rights are set forth expressly herein, that materially adversely or disproportionately adversely affect the treatment or economic recovery of unsecured creditors shall be reasonably acceptable to the Committee.
2.1.125    “Priority Tax Claim” means a Claim (whether secured or unsecured) of a Governmental Unit against any Debtor entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.
2.1.126    “Pro Rata” means, with respect to an Allowed Claim, the percentage represented by a fraction (i) the numerator of which shall be an amount equal to such Claim and (ii) the denominator of which shall be an amount equal to the aggregate amount of Allowed and estimated Claims in the same Class as such Claim, except in cases where Pro Rata is used in reference to multiple Classes, in which case Pro Rata means the portion that such Holder’s Claim in a particular class bears to the aggregate amount of all Allowed and estimated Claims in such multiple Classes.
2.1.127    “Professional” means a Person or Entity: (i) employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to section 327, 328, 329, 330 or 331 of the Bankruptcy Code or (ii) for which compensation and reimbursement has been awarded by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.
2.1.128    “Professional Fee Claims” mean any Claim of a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.
2.1.129    “Professional Fee Escrow Account” means an account to be funded by the Debtors on or prior to the Effective Date in an amount equal to the Professional Fee Reserve Amount.
2.1.130    “Professional Fee Reserve Amount” means the aggregate amount of unpaid Professional Claims for all Professionals through the Confirmation Date as estimated, in the Debtors’ reasonable discretion and in consultation with the Committee.
2.1.131    “Proof of Claim” means a proof of claim against a Debtor filed by a holder of a Claim against any Debtor.
2.1.132    “RBL Agent” means JPMorgan Chase Bank, N.A. as administrative agent for the lenders under the RBL Agreement, and any successor agent appointed in accordance with the terms of the RBL Agreement.
2.1.133    “RBL Agreement” means that Credit Agreement, dated as of September 24, 2014, by and among CRC, as borrower, each of the guarantors named therein, and the lenders party thereto.

2.1.134    “RBL Claim” means any Claim against any of the Debtors arising out of or related to the RBL Facility or the RBL Documents, including any outstanding principal, accrued and unpaid interest and fees (including interest and fees accruing at the Default Rate following the Petition Date), reimbursement obligations and all other amounts that are outstanding obligations under the RBL Documents.
2.1.135    “RBL Documents” mean that RBL Agreement together with any related security or loan documents, instruments, mortgages or other agreements.
2.1.136    “RBL Facility” means the credit facility on the terms and conditions set forth in the RBL Documents.
2.1.137    “Registration Rights Agreement” means the registration agreement to be entered into on the Effective Date by Reorganized CRC and the Registration Rights Parties, terms of which shall be consistent with the Governance Term Sheet (as defined in the Restructuring Support Agreement) and subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.138    “Registration Rights Parties” mean the Backstop Parties and any recipient of New Common Shares that receives (together with its affiliates and related funds) 1% or more of the voting securities of Reorganized CRC issued pursuant to this Plan.
2.1.139    “Reinstated” means, with respect to any Claims or Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.
2.1.140    “Rejected Executory Contract and Unexpired Lease List” means the list that shall be included in the Plan Supplement of Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be rejected by the Debtors pursuant to the provisions of Section 8.1 of the Plan, which list may be amended pursuant to the terms of the Plan at any time prior to the Effective Date on no less than ten Business Days’ notice to the non-Debtor Entity party thereto.
2.1.141    “Rejection Damages Claim” means a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.
2.1.142    “Rejection Damages Claims Bar Date” means, with respect to any given Rejection Damages Claim, the date that is thirty days after service on the affected counterparty of notice of the entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.
2.1.143    “Released Parties” mean each of: (a) the Debtors and the Reorganized Debtors; (b) the RBL Agent, the Holders of RBL Claims and all other lenders, issuing banks, arrangers and other secured parties under the RBL Documents; (c) the Senior DIP Agent, Junior DIP Agent and lenders, issuing banks, arrangers and other secured parties under the DIP Facilities; (d) agent, lenders, issuing banks, arrangers and other secured parties under the First Lien Exit Facility; (e) the Ad Hoc Group and each of its members in its capacity as Holders of 2017 Term Loan Claims, 2016 Term Loan Claims, Second Lien Notes Claims and Unsecured Notes Claims; (f) the 2017 Term Loan Agent; (g) the 2016 Term Loan Agent; (h) the Crossover Ad Hoc Group and each of its members in its capacity as Holders of 2017 Term Loan Claims, 2016 Term Loan Claims, Second Lien Notes Claims and Unsecured Notes Claims; (i) agent, lenders, issuing banks, arrangers and other secured parties under the Second Lien Exit Facility; (j) the Consenting Creditors; (k) Ares; (l) Elk Hills Power; (m) the Non-Defaulting Backstop Parties; (n) the Committee and each of its current and former members; (o) the Indenture Trustees; and (p) each of the foregoing’s current and former Affiliates, and each such entity’s and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their current and former officers, members, managers, directors, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, managed accounts or funds, management companies, fund advisors, investment advisors, advisory board members, financial advisors, partners (including both general and limited partners), attorneys, accountants, investment bankers, consultants, representatives and other professionals and any and all other persons or entities that may purport to assert any cause of action derivatively, by or through the foregoing entities, in each of cases (a) through (p), in their capacity as such; provided, however, that any Holder of a Claim or Interest that opts out of the releases contained in, or otherwise objects to such releases in, the Plan shall not be a Released Party.
2.1.144    “Releasing Parties” mean each of: (a) any Released Party; (b) all Holders of Claims in Classes 1, 2 and 3 that are deemed to accept; (c) all Holders of Claims or Interests who either (i) vote to accept or (ii) receive or are deemed to receive a ballot but abstain from voting on this Plan; (d) all Holders of Claims or Interests entitled to vote who vote to reject this Plan that do not elect on their ballot to opt-out of the release granted pursuant to this Plan; (e) the Ad Hoc Group; (f) the Crossover Ad Hoc Group; (g) all Holders of Interests in Class 7 and Holders of Claims in Class 6 that were sent an election form to opt-out of the release granted pursuant to this Plan but did not opt-out (provided that such election form was not returned as undeliverable); and (h) each of the foregoing’s current and former Affiliates, and each such entity’s and its current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners (including both general and limited partners), attorneys, accountants, investment bankers, investment advisors, consultants, representatives and other professionals, each in their capacity as such.
2.1.145    “Reorganized CRC” means CRC, as reorganized pursuant to and under the Plan, and any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.
2.1.146    “Reorganized CRC Bylaws” mean the amended and restated bylaws of Reorganized CRC, which shall be set forth in the Plan Supplement and subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.147    “Reorganized CRC Certificate of Incorporation” means the amended and restated certificate of incorporation of Reorganized CRC, which shall be set forth in the

Plan Supplement and subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.148    “Reorganized Debtors” mean the Debtors, as reorganized pursuant to and under the Plan, and any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.
2.1.149    “Required Consenting Creditors” has the meaning set forth in the Restructuring Support Agreement.
2.1.150    “Required Consenting Parties” has the meaning set forth in the Restructuring Support Agreement.
2.1.151    “Required Consenting Term Loan Lenders” has the meaning set forth in the Restructuring Support Agreement.
2.1.152    “Restructuring Expenses” mean the prepetition and postpetition reasonable and documented fees and expenses of the Junior DIP Agent, the Senior DIP Agent, the DIP Lenders, the Ares Advisors, the Crossover Ad Hoc Group Advisors, up to any applicable caps, and the Ad Hoc Group Advisors, including local and foreign counsel (in each case, in accordance with the terms of their respective engagement letters with their respective clients, if any).
2.1.153    “Restructuring Support Agreement” means the restructuring support agreement, dated as of July 15, 2020, by and among CRC, the Debtors party thereto and the Consenting Creditors thereto, as amended, supplemented or otherwise modified from time to time, including all exhibits and annexes thereto.
2.1.154    “Restructuring Term Sheet” means the term sheet setting forth the terms and conditions of the restructuring transactions, attached as Exhibit A to the Restructuring Support Agreement, together with all schedules, annexes and exhibits and as may be amended, supplemented or otherwise modified from time to time.
2.1.155    “Rights Offering” means the offering of Subscription Rights in accordance with the Rights Offering Procedures.
2.1.156    “Rights Offering Procedures” mean the procedures with respect to the Rights Offering authorized pursuant to the Solicitation Procedures Order.
2.1.157    “Rights Offering Shares” mean 34.6 million shares of New Common Stock available for subscription and purchase in the Rights Offering.
2.1.158    “Second Lien Exit Facility” means a second lien credit facility the materials terms of which are set forth in the Second Lien Exit Term Sheet (as defined in the Restructuring Support Agreement), subject to the consent rights set forth in the Restructuring Support Agreement.

2.1.159    “Second Lien Exit Facility Documents” mean the Second Lien Exit Facility credit agreement together with any related security documents, which shall be set forth in the Plan Supplement, subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.160    “Second Lien Notes” mean all notes of CRC outstanding under the Second Lien Notes Indenture.
2.1.161    “Second Lien Notes Claims” mean all Claims against any Debtor arising out of or related to the Second Lien Notes Indenture.
2.1.162    “Second Lien Notes Indenture” means that certain Indenture dated as of December 15, 2015, by and among CRC, as the issuer, the guarantors party thereto, and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 8.00% Senior Secured Second Lien Notes due 2022 were issued, as may be amended, supplemented or otherwise modified from time to time.
2.1.163    “Second Lien Notes Indenture Trustee” means Delaware Trust Company, as successor to The Bank of New York Mellon Trust Company, N.A., as indenture trustee of the Second Lien Notes Indenture, and any successor trustee appointed in accordance with the terms of the Second Lien Notes Indenture.
2.1.164    “Second Lien Notes Indenture Trustee Fees and Expenses” means all reasonable and documented fees, indemnities, compensation, expenses, disbursements, advancements, costs, expenses and any other amounts due to the Second Lien Notes Indenture Trustee, to the extent provided for under the Second Lien Notes Indenture, including, among other things, attorneys’ fees, expenses and disbursements, incurred by the Second Lien Notes Indenture Trustee prior to the Petition Date and through and including the Effective Date.
2.1.165    “Secured Claim” means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.
2.1.166    “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
2.1.167    “Senior DIP Agent” means JPMorgan Chase Bank, N.A. as administrative agent for the lenders under the Senior DIP Credit Agreement, and any successor agent appointed in accordance with the terms of the Senior DIP Credit Agreement.
2.1.168    “Senior DIP Claims” mean any Claim against any of the Debtors arising out of or related to the Senior DIP Facility or the Senior DIP Facility Documents, including any outstanding principal, accrued and unpaid interest and fees, reimbursement obligations and all other amounts that are outstanding obligations under the Senior DIP Facility Documents.

2.1.169    “Senior DIP Credit Agreement” means that certain first-lien senior secured superpriority debtor-in-possession credit agreement, dated as of July 22, 2020, by and among CRC, as borrower, each of the guarantors named therein, the Senior DIP Agent, and the lenders that are from time to time party thereto.
2.1.170    “Senior DIP Facility” means the first-lien superpriority debtor-in-possession credit facility on the terms and conditions set forth in the Senior DIP Facility Documents.
2.1.171    “Senior DIP Facility Documents” mean the Senior DIP Credit Agreement and together with any related security or loan documents, instruments, mortgages or other agreements, subject to the consent rights set forth in the Restructuring Support Agreement.
2.1.172    “Settlement Effective Date” has the meaning ascribed to it in the Elk Hills Settlement Agreement.
2.1.173    “Solicitation and Claims Agent” means the Debtors’ solicitation agent, Epiq Corporate Restructuring, LLC, which is located at 777 Third Avenue, 12th Floor, New York, NY 10017.
2.1.174    “Solicitation Procedures Order” means the Order (I) Scheduling an Objection Deadline and Combined Hearing on the Disclosure Statement and Plan Confirmation, (II) Approving the Form and Manner of Notice of the Combined Hearing, (III) Establishing Procedures for Objecting to the Disclosure Statement and the Plan, (IV) Approving the Solicitation Procedures, (V) Conditionally Approving the Disclosure Statement, (VI) Approving the Rights Offering Procedures and (VII) Granting Related Relief [Docket No. 403].
2.1.175    “Stock and Tranche B Rights Distribution” has the meaning set forth in Section 4.3.5(c)(i) of the Plan.
2.1.176    “Subscription Rights” mean the rights to subscribe for and acquire Rights Offering Shares in accordance with the Rights Offering Procedures.
2.1.177    “Term Loan Agents” means the 2017 Term Loan Agent and the 2016 Term Loan Agent.
2.1.178    “Term Loan Agent Expenses” means all reasonable and documented fees, indemnities, compensation, expenses, disbursements, advancements, costs, expenses and any other amounts due to the 217 Term Loan Agent and the 2016 Term Loan Agent, to the extent provided for under the 2017 Term Loan Documents and the 2016 Term Loan Documents, as applicable, including, among other things, attorneys’ fees, expenses and disbursements, incurred by the 2017 Term Loan Agent and the 2016 Term Loan Agent prior to and after the Petition Date and through and including the Effective Date.
2.1.179    “Third-Party Released Claims” has the meaning set forth in Section 10.7 of the Plan.

2.1.180    “Third-Party Releases” has the meaning set forth in Section 10.7 of the Plan.
2.1.181    “Tier 1 Warrants” mean warrants, substantially on the terms and conditions set forth in the New Warrants Term Sheet, to purchase, in the aggregate up to 2% of the outstanding shares of New Common Stock (on a fully diluted basis calculated immediately after the Effective Date) issuable in accordance with the Plan and outstanding on the Effective Date, exercisable at any time for a period of 4 years from the Effective Date at a strike price calculated based on a total equity value of $3.0 billion.
2.1.182    “Tier 2 Warrants” mean warrants, substantially on the terms and conditions set forth in the New Warrants Term Sheet, to purchase, in the aggregate up to 3% of the outstanding shares of New Common Stock (on a fully diluted basis calculated immediately after the Effective Date) issuable in accordance with the Plan and outstanding on the Effective Date, exercisable at any time for a period of 4 years from the Effective Date at a strike price calculated based on a total equity value of $3.0 billion.
2.1.183    “Tranche A Subscription Rights” has the meaning set forth in the Backstop Commitment Agreement.
2.1.184    “Tranche B Minimum Allocation” has the meaning set forth in the Backstop Commitment Agreement.
2.1.185    “Tranche B Subscription Rights” has the meaning set forth in the Backstop Commitment Agreement.
2.1.186    “Unexpired Lease” means a lease to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
2.1.187    “Unimpaired” means, with respect to a Claim, Interest or Class of Claims or Interests, not “impaired” within the meaning of such term in sections 1123(a)(4) and 1124 of the Bankruptcy Code.
2.1.188    “United States of America,” “United States” or “U.S.” means the United States of America and its federal agencies.
2.1.189    “Unsecured Debt Claim” means any 2016 Term Loan Claim, 2017 Term Loan Deficiency Claim, Second Lien Notes Claim and Unsecured Notes Claim.
2.1.190    “Unsecured Notes” mean (i) the 5.00% Senior Notes due 2020, (ii) the 5.50% Senior Notes due 2021 and (iii) the 6.00% Senior Notes due 2024, each issued by CRC under the Indenture, dated as of October 1, 2014, between CRC, the guarantors party thereto and Wilmington Trust, National Association, as successor to Well Fargo Bank, National Association.
2.1.191    “Unsecured Notes Claims” mean all Claims arising out of or related to the Unsecured Notes Indenture.

2.1.192    “Unsecured Notes Indenture” means that certain Indenture dated as of October 1, 2014, by and among CRC, as the issuer, the guarantors party thereto and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, as trustee, pursuant to which the 5% Senior Notes due 2020, 5.5% Senior Notes due 2021 and 6% Senior Notes due 2024 were issued, as may be amended, supplemented or otherwise modified from time to time.
2.1.193    “Unsecured Notes Indenture Trustee” means Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, as indenture trustee of the Unsecured Notes Indenture, and any successor trustee appointed in accordance with the terms of the Unsecured Notes Indenture.
2.1.194    “Unsecured Notes Indenture Trustee Fees and Expenses” means all reasonable and documented fees, indemnities, compensation, expenses, disbursements, advancements, costs, expenses and any other amounts due to the Unsecured Notes Indenture Trustee, to the extent provided for under the Unsecured Notes Indenture, including among other things, attorneys’ fees, expenses and disbursements, incurred by the Unsecured Notes Indenture Trustee prior to the Petition Date and through and including the Effective Date.
2.1.195    “Unsubscribed Shares” has the meaning set forth in Section 6.10 of the Plan.
2.1.196    “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.
2.1.197    “U.S. Trustee Fees” mean fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.
2.1.198    “Voting Deadline” means 4:00 p.m. (prevailing Central Time) on October 5, 2020.
2.1.199    “Voting Instructions” mean the instructions for voting on the Plan contained in Section 5D of the Disclosure Statement and the Ballots.
2.1.200    “Voting Record Date” means the record date for voting on the Plan, which shall be August 17, 2020.
2.1.201    “Work Fee” means the fee payable to Ares in the amount of $2.5 million, to be paid upon exercise of the Conversion Right in immediately available funds on the Effective Date.
2.2    Rules of Interpretation
For the purposes of this Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (ii) any reference herein to the word “including” or any word of similar import shall be read to mean “including without limitation”; (iii) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (iv) unless otherwise specified, the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than a particular portion of the Plan; (v) captions and headings to Sections are inserted for the convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vi) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (vii) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (viii) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s Case Management/Electronic Case Files system; (ix) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (x) any reference herein to a contract, agreement, lease, plan, policy, document or instrument being in a particular form or on particular terms and conditions means that the same shall be substantially in that form or substantially on those terms and conditions; (xi) any reference herein to a contract, agreement, lease, plan, policy, document or instrument or schedule or exhibit thereto, whether or not filed, shall mean the same as amended, restated, modified or supplemented from time to time in accordance with the terms hereof or thereof; (xii) any immaterial effectuating provisions may be interpreted by the Debtors and the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan, all without further Bankruptcy Court order; (xiii) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and permitted assigns; (xiv) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (xv) except as otherwise expressly provided in this Plan, where this Plan contemplates that any Debtor or Reorganized Debtor shall take any action, incur any obligation, issue any security or adopt, assume, execute or deliver any contract, agreement, lease, plan, policy, document or instrument on or prior to the Effective Date, the same shall be duly and validly authorized by the Plan and effective against and binding upon such Debtor and/or Reorganized Debtor, as applicable, on and after the Effective Date without further notice to, order of or other approval by the Bankruptcy Court, action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of the board of directors of any Debtor or Reorganized Debtor or any other Entity and (xvi) except as otherwise provided in the Plan, anything required to be done by the Debtors or the Reorganized Debtors, as applicable, on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter.
2.3    Computation of Time
In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. If any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

2.4    References to Monetary Figures
All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.
2.5    Exhibits; Schedules; Plan Supplement
All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

3.    ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES
3.1    Administrative Expense Claims
3.1.1    Treatment of Administrative Expense Claims
Except to the extent that the applicable Holder of an Allowed Administrative Expense Claim agrees to less favorable treatment with the Debtors or Reorganized Debtors, each Holder of an Allowed Administrative Expense Claim shall receive, on account of such Allowed Administrative Expense Claim, payment in full in Cash (i) on or as soon as reasonably practicable after the later of the Effective Date and the date such Claim is Allowed, (ii) as otherwise may be agreed upon by such Holder and the applicable Debtor or Reorganized Debtor or (iii) as otherwise ordered by the Bankruptcy Court.
Notwithstanding the foregoing, Allowed Administrative Expense Claims regarding assumed agreements, obligations incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases and obligations approved by the Bankruptcy Court shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business (or as otherwise approved by the Bankruptcy Court) in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such Claims.
3.1.2    Filing Administrative Expense Claims
Absent order of the Bankruptcy Court to the contrary, all requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than on account of Professional Fee Claims and U.S. Trustee Fees) must be filed with the Solicitation and Claims Agent and served on counsel for the Reorganized Debtors by the Administrative Expense Claim Bar Date. Any Holder of an Administrative Expense Claim who is required to, but does not file and serve a request for payment of such Administrative Expense Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Expense Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtors or the Reorganized Debtors or their respective property, and such general Administrative Expense Claim shall be deemed discharged as of the Effective Date.
The Reorganized Debtors, in their sole discretion, shall have exclusive authority to settle Administrative Expense Claims without further Bankruptcy Court approval.
Unless the Debtors or the Reorganized Debtors object to a timely filed and properly served Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed Allowed in the amount requested. If the Debtors or the Reorganized Debtors object to an Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be Allowed and, if so, in what amount.

Notwithstanding the foregoing, requests for payment of Administrative Expense Claims need not be filed for Administrative Expense Claims that (i) are for goods or services provided to the Debtors in the ordinary course of business, (ii) previously have been Allowed by Final Order of the Bankruptcy Court, (iii) are for Cure Costs, (iv) are on account of postpetition taxes (including any related penalties or interest) owed by the Debtors or the Reorganized Debtors to any Governmental Unit or (v) the Debtors or Reorganized Debtors have otherwise agreed in writing do not require such a filing.
3.2    DIP Claims
3.2.1    Senior DIP Claims.
All Senior DIP Claims shall be Allowed in the full amount due and owing under the Senior DIP Facility Documents and the DIP Orders. Except to the extent that a Holder of an Allowed Senior DIP Claim agrees to a less favorable treatment, on the Effective Date, each Holder of Allowed Senior DIP Claims shall receive Cash equal to the full amount of its Allowed Senior DIP Claims in full and final satisfaction of such Claims; provided that:
(a)    Any indemnification and expense reimbursement obligations of the Debtors (including in respect of any cash management products) that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors in Cash as and when due under the Senior DIP Credit Agreement; and
(b)    Outstanding letters of credit issued under the Senior DIP Credit Agreement shall be cash collateralized or otherwise backstopped as required by the Senior DIP Credit Agreement or in a manner satisfactory to each applicable issuing bank.
Upon payment and satisfaction in full of all Allowed Senior DIP Claims (other than Senior DIP Claims, if any, arising from indemnification or expense reimbursement obligations of the Debtors that are contingent as of the Effective Date), all Liens and security interests granted pursuant to the Senior DIP Facility Documents, whether in the Chapter 11 Cases or otherwise, shall be terminated and shall be of no further force or effect; provided that any liens on cash collateral securing any letters of credit issued under the Senior DIP Credit Agreement shall survive the Effective Date.
3.2.1    Junior DIP Claims.
All Junior DIP Claims shall be Allowed in the full amount due and owing under the Junior DIP Facility Documents and the DIP Order. Except to the extent that a Holder of an Allowed Junior DIP Claim agrees to a less favorable treatment, each Holder of Allowed Junior DIP Claims shall receive Cash equal to the full amount of its Allowed Junior DIP Claims in full and final satisfaction of such Claims; provided that any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors as and when due under the Junior DIP Credit Agreement.

Upon payment and satisfaction in full of all Allowed Junior DIP Claims (other than Junior DIP Claims, if any, arising from indemnification or expense reimbursement obligations of the Debtors that are contingent as of the Effective Date), all Liens and security interests granted pursuant to the Junior DIP Facility Documents, whether in the Chapter 11 Cases or otherwise, shall be terminated and shall be of no further force or effect.
3.3    Professional Fee Claims
3.3.1    Final Fee Applications
All final requests for payment of Professional Fee Claims shall be filed and served no later than thirty days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims. Any objections to Professional Fee Claims must be filed and served on the Debtors and the Reorganized Debtors and the requesting party no later than twenty-one days after service of the final request for payment of Professional Fee Claims.
Except to the extent that the applicable Holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Debtors or Reorganized Debtors, each Holder of a Professional Fee Claim that has been approved by the Bankruptcy Court shall be paid in full in Cash.
3.3.2    Professional Fee Escrow Account
On or prior to the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds in the Professional Fee Escrow Account shall not constitute property of the Debtors’ Estates or property of the Reorganized Debtors, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Fee Claims owing to the Professionals on and after the Confirmation Date shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order. When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.
3.3.3    Professional Fee Reserve Amount
To receive payment for unbilled fees and expenses incurred through and including the Confirmation Date, the Professionals shall estimate their accrued Professional Fee Claims prior to and as of the Confirmation Date, along with an estimate of fees and expenses to be incurred through and including the Effective Date, and shall deliver such good-faith estimates to the Debtors no later than seven days after the Confirmation Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. If a Professional does not provide such estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated as of the

Confirmation Date shall comprise the Professional Fee Reserve Amount. To the extent the Professional Fee Reserve Amount is not sufficient to pay all Allowed Professional Fee Claims in full, the remaining aggregate amount of the Allowed Professional Fee Claims shall be paid out of funds remaining in the Debtors’ Estates and, to the extent such funds are insufficient, by the Reorganized Debtors.
3.3.4    Post-Effective Date Fees and Expenses
Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the legal, professional or other fees and expenses related to the implementation and consummation of the Plan incurred by the Reorganized Debtors or any Professional following the Effective Date. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Reorganized Debtor may employ and pay any Professional for services rendered or expenses incurred after the Confirmation Date in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.
3.4    Treatment of Priority Tax Claims
Except to the extent that the applicable Holder of an Allowed Priority Tax Claim has been paid by the Debtors before the Effective Date, or the applicable Reorganized Debtor and such Holder agree to less favorable treatment with the Reorganized Debtors, each Holder of an Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, at the option of the Debtors or Reorganized Debtors, (i) payment in full in Cash made on or as soon as reasonably practicable after the Effective Date, (ii) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code or (iii) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.
The Reorganized Debtors shall have the right, in their sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.
3.5    Statutory Fees Payable Pursuant to 28 U.S.C. § 1930
All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Debtors and the Reorganized Debtors shall be jointly and severally liable to pay any and all such fees when due and payable. The Reorganized Debtors shall file all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the U.S.

Trustee, which reports shall include a separate schedule of disbursements made by the Disbursing Agent during the applicable period, attested to by an authorized representative of the Disbursing Agent. Notwithstanding the substantive consolidation of the Debtors called for in the Plan, each and every one of the Debtors and the Reorganized Debtors shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

4.    CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS
Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. For any Claim or Interest where a Proof of Claim has been filed, upon payment or satisfaction of such Claim or Interest and notice of such payment or satisfaction to the Holder of such Claim or Interest, such Claim or Interest may be adjusted or expunged on the official claims register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.
Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable non-bankruptcy law, in no event shall any Holder of an Allowed Claim be entitled to receive payments that in the aggregate exceed the Allowed amount of such Holder’s Claim.
4.1    Deemed Substantive Consolidation
The Plan shall serve as a motion by the Debtors seeking entry of a Bankruptcy Court order deeming the substantive consolidation of the Debtors’ Estates into a single Estate for certain limited purposes related to the Plan, including voting, Confirmation and distribution. As a result of the deemed substantive consolidation of the Estates, each Class of Claims and Interests will be treated as against a single consolidated Estate without regard to the separate legal existence of the Debtors. The Plan will not result in the merger or otherwise affect the separate legal existence of each Debtor, other than with respect to voting and distribution rights under the Plan. For purposes of quarterly fee assessments and calculations under 28 U.S.C. § 1930(a)(6)(A) and (B), this provision will not result in a de facto substantive consolidation whereby the Chapter 11 Cases collapse into a single case. Instead, all the pre-confirmation Chapter 11 Cases will continue as separate Chapter 11 Cases post-confirmation.
4.2    Summary of Classes and Treatment of Claims Against and Interests in the Debtors
The following table designates the Classes of Claims against and Interests in the Debtors and specifies which of those classes are (i) impaired or unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to accept or reject the Plan.2
____________________
2    The information in the table is provided in summary form, and is qualified in its entirety by Section 4.3 of the Plan.

Class	Designation	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	RBL Claims	Unimpaired	Deemed to Accept
4	2017 Term Loan Secured Claims	Impaired	Entitled to Vote
5	Unsecured Debt Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Unimpaired	Deemed to Accept
7	Interests in CRC	Impaired	Deemed to Reject

4.3    Treatment of Claims Against and Interests in the Debtors
4.3.1    Class 1 – Other Priority Claims
(a)    Classification: Class 1 consists of all Other Priority Claims.
(b)    Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment with the applicable Debtor(s), in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Other Priority Claim, each Holder of such Allowed Other Priority Claim shall be paid in full in Cash on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) the date on which such Other Priority Claim becomes Allowed and (iii) such other date as may be ordered by the Bankruptcy Court which does not result in an impairment of such Allowed Other Priority Claim.
(c)    Voting: Class 1 is Unimpaired. Each Holder of an Other Priority Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of Other Priority Claims is entitled to vote to accept or reject the Plan.
4.3.2    Class 2 – Other Secured Claims
(a)    Classification: Class 2 consists of all Other Secured Claims.
(b)    Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment with the applicable Debtor(s), in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive one of the following treatments, in the sole discretion of the applicable Debtor: (i) payment in full in Cash, including the payment of any interest payable under section 506(b) of the Bankruptcy Code on the later of (1) the Effective Date and (2) on the date that such Allowed Other Secured Claim becomes Allowed, or as soon thereafter as is reasonably practicable; (ii) delivery of the collateral securing such Allowed Other Secured

Claim or (iii) treatment of such Allowed Other Secured Claim in any other manner that renders the Claim Unimpaired.
(c)    Voting: Class 2 is Unimpaired. Each Holder of an Other Secured Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of an Other Secured Claim is entitled to vote to accept or reject the Plan.
4.3.3    Class 3 – RBL Claims
(a)    Classification: Class 3 consists of all RBL Claims.
(b)    Allowance: The RBL Claims shall be Allowed in the full amount due and owing, if any, under the RBL Documents and the DIP Orders as of the Effective Date, including any post-petition interest and fees that have accrued as of the Petition Date but remain unpaid.
(c)    Treatment: On the Effective Date, each Holder of RBL Claims, on account of and in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed RBL Claims shall be paid in full in Cash in an amount equal to such Allowed RBL Claims, to the extent not previously paid from the proceeds of the DIP Facilities.
(d)    Voting: Class 3 is Unimpaired. Each Holder of an RBL Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of an RBL Claim is entitled to vote to accept or reject the Plan.
4.3.4    Class 4 – 2017 Term Loan Secured Claims
(a)    Classification: Class 4 consists of all 2017 Term Loan Secured Claims.
(b)    Allowance: The 2017 Term Loan Secured Claims shall be Allowed at an aggregate amount equal to $537,000,000, representing a stipulated secured claim as of the Confirmation Date pursuant to section 506(a) of the Bankruptcy Code.
(c)    Treatment: On the Effective Date, each Holder of 2017 Term Loan Secured Claims shall receive, on account of and in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed 2017 Term Loan Secured Claims, its Pro Rata share of (i) 83.6% of the total New Common Stock subject to dilution by the Rights Offering, the Backstop Commitment Premium, the Eligible Stock, the Exit Premium, the MIP and the

New Warrants; and (ii) 100% of the Tranche A Subscription Rights.
(d)    Voting: Class 4 is Impaired and each Holder of a 2017 Term Loan Secured Claim is entitled to vote to accept or reject the Plan.
4.3.5    Class 5 – Unsecured Debt Claims
(a)    Classification: Class 5 consists of all Unsecured Debt Claims.
(b)    Allowance: The 2017 Term Loan Deficiency Claims shall be Allowed at an aggregate amount equal to $794,000,000, representing the excess of the principal and accrued and unpaid interest at the contractual rate, including the Default Rate (as defined in the 2017 Term Loan Agreement) to the extent applicable, up to and including the Petition Date plus all other fees, costs, charges and other expenses provided for under the 2017 Term Loan Agreement, above the amount of the stipulated secured claim as of the Confirmation Date. The 2016 Term Loan Claims shall be Allowed in an aggregate amount equal to $1,045,453,264, representing the principal and accrued and unpaid interest at the contractual rate, including the Default Rate (as defined in the 2016 Term Loan Agreement) to the extent applicable, up to and including the Petition Date plus all other fees, costs, charges and other expenses provided for under the 2016 Term Loan Agreement. The Second Lien Notes Claims shall be Allowed in an aggregate amount equal to $1,893,358,228, representing the principal and accrued and unpaid interest at the contractual rate, up to and including the Petition Date plus all other fees, costs, charges and other expenses provided for under the Second Lien Notes Indenture. The Unsecured Notes Claims shall be Allowed in an aggregate amount equal to $247,590,679, representing the principal and accrued and unpaid interest at the contractual rate, up to and including the Petition Date plus all other fees, costs, charges and other expenses provided for under the Unsecured Notes Indenture.
(c)    Treatment: On the Effective Date, each Holder of Unsecured Debt Claims shall receive the treatment set forth below applicable to such Holder.
(i)    Each Holder of Allowed 2017 Term Loan Deficiency Claims shall receive, on account of and in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed 2017 Term Loan Deficiency Claims, its Pro Rata share, based on the aggregate amount of Allowed

Unsecured Debt Claims, of (A) 16.4% of the total New Common Stock subject to dilution by the Rights Offering, the Backstop Commitment Premium, the Eligible Stock, the Exit Premium, the MIP and the New Warrants; and (B) 100% of the Tranche B Subscription Rights ; provided that the receipt and retention of all New Common Stock and Tranche B Subscription Rights by Holders of Unsecured Debt Claims shall not be subject to any turnover or similar provisions in any of the Intercreditor Agreements or similar agreement requiring turnover of such New Common Stock or Tranche B Subscription Rights (collectively, (A) and (B), as described herein, the “Stock and Tranche B Rights Distribution”).
(ii)    Each Holder of Allowed Backstop Unsecured Debt Claims shall receive, on account of and in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Backstop Unsecured Debt Claims, (A) its Pro Rata share, based on the aggregate amount of Allowed Unsecured Debt Claims, of the Stock and Tranche B Rights Distribution; and (B) its Pro Rata share, based on the aggregate amount of Allowed 2016 Term Loan Claims, Second Lien Notes Claims and Unsecured Notes Claims, of the Tier 1 Warrants.
(iii)    Each Holder of Allowed Non-Backstop Unsecured Debt Claims shall receive, on account of and in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Non-Backstop Unsecured Debt Claims, (A) its Pro Rata share, based on the aggregate amount of Allowed Unsecured Debt Claims, of the Stock and Tranche B Rights Distribution; (B) its Pro Rata share, based on the aggregate amount of Allowed 2016 Term Loan Claims, Second Lien Notes Claims and Unsecured Notes Claims, of the Tier 1 Warrants; and (C) its Pro Rata share, based on the aggregate amount of Allowed Non-Backstop Unsecured Debt Claims, of the Tier 2 Warrants.
(d)    Voting: Class 5 is Impaired and each Holder of a Unsecured Debt Claim is entitled to vote to accept or reject the Plan.

4.3.6    Class 6 – General Unsecured Claims
(a)    Classification: Class 6 consists of all General Unsecured Claims.
(b)    Treatment: The legal, equitable and contractual rights of the Holders of Allowed General Unsecured Claims are unaltered by the Plan (subject to the Allowed amount of such Claims being “statutorily capped” under section 502 of the Bankruptcy Code, as applicable). Each Holder of an Allowed General Unsecured Claim shall receive one of the following treatments: (i) on account of and in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed General Unsecured Claim (subject in all respects to Section 4.5 of the Plan) (A) Cash in the amount of its Allowed General Unsecured Claim (1) on the Effective Date or as soon thereafter as is reasonably practicable (to the extent not previously paid as authorized by the Bankruptcy Court during the Chapter 11 Cases), (2) on the date that such Allowed General Trade Unsecured Claim becomes due and owing in the ordinary course of the Debtors’ business, if after the Effective Date or (3) on the date that such Allowed General Unsecured Claim becomes an Allowed Claim, or as soon thereafter as reasonably practicable, or (B) such other less favorable treatment as may be agreed upon by the Holder thereof and the applicable Debtor(s), (ii) such other treatment as may be required to allow such Allowed General Unsecured Claim to be paid in the ordinary course of business after the Effective Date of the Chapter 11 Cases or (iii) treatment of such Allowed General Unsecured Claim in any other manner that renders the Claim Unimpaired. For the avoidance of doubt, no provision of the Plan shall diminish, enhance, or modify any applicable non-bankruptcy legal, equitable, and/or contractual rights of Holders of Allowed General Unsecured Claims to receive payment on account of such Claim which are “riding through” the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced; provided, however, prejudgment and/or post-judgment interest, as applicable, on all Allowed General Unsecured Claims relating to litigation shall accrue at the rate determined by applicable federal or state statute. Payment of a Class 6 Claim is subject to the rights of the Debtors, Reorganized Debtors or any party-in-interest to dispute or defend such Claim in accordance with applicable non-bankruptcy law as if the Chapter 11 Cases had not been commenced.
(c)    Voting: Class 6 is Unimpaired. Each Holder of a General Unsecured Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of General Unsecured Claims is entitled to vote to accept or reject the Plan.

4.3.7    Class 7 – Interests in CRC
(a)    Classification: Class 7 consists of all Interests in CRC.
(b)    Treatment: No Holder of an Interest in CRC shall receive any Distributions on account of its Interest. On and after the Effective Date, all Interests in CRC shall be cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.
(c)    Voting: Class 7 is Impaired. Each Holder of an Interest in CRC is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of an Interest in CRC is entitled to vote to accept or reject the Plan.
4.4    Treatment of Intercompany Claims
Notwithstanding anything herein to the contrary, on the Effective Date or as soon thereafter as is reasonably practicable, at the option of the Reorganized Debtors with the consent of the Required Consenting Parties as set forth in the Restructuring Support Agreement and the consent rights set forth herein, all Intercompany Claims will be: (i) preserved and reinstated, in full or in part; (ii) canceled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the Holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan; (iii) eliminated or waived based on accounting entries in the Debtors’ or the Reorganized Debtors’ books and records and other corporate activities by the Debtors or the Reorganized Debtors; (iv) contributed to the capital of the obligor entity or (v) otherwise compromised. In no event shall Intercompany Claims be Allowed as General Unsecured Claims or entitled to any distribution under the Plan.
4.5    Special Provision Governing Unimpaired Claims
For the avoidance of doubt, notwithstanding anything to the contrary in the Plan, the Plan Supplement, or in the Confirmation Order, until a Holder of an Unimpaired Claim has received payment on account of such Holder’s Allowed Claim that renders such Claim Unimpaired in accordance with the Plan, (a) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan or the Confirmation Order, and (b) the property of each Debtors’ Estates that vests in the applicable Reorganized Debtor pursuant to the Plan shall not be free and clear of such Claim.

5.    ACCEPTANCE OR REJECTION OF THE PLAN
5.1    Voting of Claims
Each Holder of a Claim in an Impaired Class that is entitled to vote on the Plan as of the Voting Record Date pursuant to Section 4 of the Plan shall be entitled to vote to accept or reject the Plan.
5.2    Presumed Acceptance of Plan
Other Priority Claims (Class 1), Other Secured Claims (Class 2), RBL Claims (Class 3) and General Unsecured Claims (Class 6) are Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the Holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan, and the votes of such Holders will not be solicited.
5.3    Acceptance by Impaired Classes
Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan. 2017 Term Loan Secured Claims (Class 4) and Unsecured Debt Claims (Class 5) are Impaired, and the votes of Holders of Claims in such Classes will be solicited. No other votes from any other classes of Claims or Interests will be solicited. If Holders of Claims in a particular Impaired Class of Claims were given the opportunity to vote to accept or reject the Plan, but no Holders of Claims in such Impaired Class of Claims voted to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.
5.4    Elimination of Vacant Classes
Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court solely for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan solely for purposes of (i) voting to accept or reject the Plan and (ii) determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.
5.5    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
Those Debtors whose plans contain a rejecting Class of Claims, if any, shall seek Confirmation of such plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any such rejecting Class or Classes. Subject to Section 12 of the Plan, the Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

6.    IMPLEMENTATION OF THE PLAN
6.1    Operations Between the Confirmation Date and Effective Date
During the period from the Confirmation Date through and until the Effective Date, the Debtors may continue to operate their businesses as debtors-in-possession in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (i) resulting from or relating to the Plan or the filing of the Chapter 11 Cases or (ii) imposed by the Bankruptcy Court), substantially consistent with the transactions contemplated by the Plan and Restructuring Support Agreement, and subject to all applicable orders of the Bankruptcy Court.
6.2    Organizational Existence
Except as otherwise provided in the Plan, each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal Entity, each with all the powers of a limited liability company or a corporation, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.
6.3    Cancellation of Existing Interests, Existing Indebtedness and Related Agreements
On the Effective Date, except for the purpose of evidencing a right to and allowing Holders of Claims and Interests to receive a distribution under the Plan or to the extent otherwise specifically provided for in this Plan, (i) all rights of any Holder of Interests in the Debtors, including options or warrants to purchase Interests, or obligating the Debtors to issue, transfer or sell Interests of the Debtors, shall be cancelled; and (ii) all notes and indentures, including, without limitation, the Second Lien Notes Indenture and the Unsecured Notes Indenture, shall be cancelled, and the Indenture Trustees shall not have any continuing duties or obligations thereunder and shall be discharged.
Upon receipt of a distribution on account of its 2017 Term Loan Secured Claim or Unsecured Debt Claim, each record holder of such Claim shall be deemed to have surrendered its respective 2017 Term Loan, 2016 Term Loan, Second Lien Note or Unsecured Note, in accordance with the applicable credit agreements and indentures, including without limitation, the 2016 Term Loan Credit Agreement, the 2017 Term Loan Credit Agreement, the Second Lien Notes Indenture and the Unsecured Notes Indenture, or other agreement that governs the rights of such Holder of such Claim, and all such surrendered loans, notes, loan documents and indentures shall be deemed to be canceled as to the Debtors pursuant to this Section 6.3 of the Plan, except to the extent otherwise provided herein. Such Claims shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Claims.
Except as otherwise set forth herein, the 2016 Term Loan Documents, 2017 Term Loan Documents, Second Lien Notes Indenture and Unsecured Notes Indenture shall terminate as of the Effective Date, except as necessary to (i) enforce the rights and Claims of the respective agent or trustee vis-à-vis the applicable lenders or Holders and any parties other than the

Debtors, including, for the avoidance of doubt, pursuant to the Intercreditor Agreement, (ii) allow the respective agent or trustee, including, without limitation, the Indenture Trustees, to receive distributions under the Plan and to distribute them to the applicable lenders or Holders (subject to any applicable Charging Lien) in accordance with the terms of the applicable documents, (iii) preserve any rights of the respective agent or trustee (including, without limitation, the Indenture Trustees) and any predecessor thereof as against any money or property distributable to Holders of 2017 Term Loan Secured Claims or Unsecured Debt Claims, including, without limitation, preserving the Indenture Trustees’ right to payment of fees and expenses, and allowing the maintenance, exercise, and enforcement of any applicable Charging Lien and priority of payment rights for the payment of fees and expenses, including the Indenture Trustees’ Charging Lien and priority of payment rights under the Second Lien Notes Indenture or Unsecured Notes Indenture, as applicable, or any related or ancillary document, instrument, agreement, or principle of law, against any money or property distributed or allocable on account of such Claims, as applicable; (iv) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred by or on behalf of the Indenture Trustees in connection with the implementation of the Plan; (v) preserve the right of the Indenture Trustees to exculpation and indemnification from the Debtors pursuant and subject to the terms of the Second Lien Notes Indenture and/or the Unsecured Notes Indenture, as applicable; (vi) preserve the Indenture Trustees’ rights to appear and be heard in the Chapter 11 Cases or in any other proceeding in the Bankruptcy Court, including but not limited to enforcing any obligations owed to any such Indenture Trustee under the Plan or Confirmation Order.
Upon the full payment or other satisfaction of an Allowed 2017 Term Loan Secured Claim or an Allowed Unsecured Debt Claim, or promptly thereafter, the Holder of such Allowed Claim shall deliver to the Debtors or Reorganized Debtors (as applicable) any termination statements, instruments of satisfaction or releases of all security interests with respect to its Allowed Claim that may reasonably be required in order to terminate any related financing statements, mortgages, mechanic’s liens or lis pendens, and take any and all other steps reasonably requested by the Debtors or the Reorganized Debtors or any administrative agent under the New Exit Facilities Documents that are necessary to cancel and/or extinguish any Liens or security interests securing such Holder’s Claim.
Notwithstanding such cancellation and discharge contained in this Section 6.3, the 2017 Term Loan Agreement, the 2016 Term Loan Agreement, the Second Lien Notes Indenture and the Unsecured Notes Indenture shall continue in effect solely to the extent necessary to (i) allow the Holders of 2017 Term Loan Claims, 2016 Term Loan Claims, Second Lien Notes Claims and the Unsecured Notes Claims to receive distributions under the Plan; (ii) allow the Debtors, the Reorganized Debtors, the Distribution Agent, and the Indenture Trustees (as applicable), to make post-Effective Date Distributions (including to the extent applicable, subject to the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee’s respective Charging Lien) or take such other action pursuant to the Plan on account of the 2017 Term Loan Claims, 2016 Term Loan Claims, Second Lien Notes Claims and Unsecured Notes Claims and to otherwise exercise their rights and discharge their obligations related to the interests of the Holders of such Claims in accordance with the Plan; (iii) allow the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to enforce any obligations owed thereto under the Plan (including seeking compensation and reimbursement for any reasonable and documented fees and expenses pursuant to the Second Lien Notes Indenture

Trustee and the Unsecured Notes Indenture Trustee’s respective Charging Liens) and allow the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to maintain any right of indemnification, contribution, subrogation, exculpation, compensation, expense reimbursement, or any other Claim or entitlement they may have under the Second Lien Notes Indenture and the Unsecured Notes Indenture (permitting the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to maintain, enforce, and exercise their respective Charging Liens in connection therewith); (iv) preserve the rights of the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to payment of reasonable and documented fees and expenses, and allow the maintenance, exercise, and enforcement of any applicable Charging Lien and priority of payment rights for the payment of reasonable and documented fees and expenses, including the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee’s Charging Liens and priority of payment rights pursuant and subject to the terms of the Second Lien Notes Indenture and the Unsecured Notes Indenture, as applicable, or any related or ancillary document, instrument, agreement, or principle of law, against any money or property distributed or allocable on account of such Claims, as applicable; (v) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred by or on behalf of the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee in connection with the implementation of the Plan; (vi) allow the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to enforce their respective rights, claims, and interests against any Entity that is not a Released Party; (vii) permit the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to perform any function necessary to effectuate the foregoing, and (viii) preserve the right of the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, including but not limited to enforcing any obligations owed to it under the Plan, Confirmation Order, or relating to the Second Lien Notes Indenture and the Unsecured Notes Indenture, provided that nothing in this section shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any liability or expense to the Reorganized Debtors. For the avoidance of any doubt, the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee shall be entitled to assert its respective Charging Lien arising under and in accordance with the Second Lien Notes Indenture and the Unsecured Notes Indenture, as applicable, and any ancillary document, instrument, or agreement to obtain payment of the Second Lien Notes Indenture Trustee Fees and Expenses and the Unsecured Notes Indenture Trustee Fees and Expenses, in each case solely to the extent provided thereunder and under applicable law.
Except for the foregoing, on and after the Effective Date, all duties and responsibilities of the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee under the Second Lien Notes Indenture and the Unsecured Notes Indenture, respectively, shall terminate and shall be fully discharged and released, except: (i) as otherwise expressly and specifically set forth in or provided for under the Plan, the Plan Supplement, or the Confirmation Order; (ii) to the extent required to effectuate the Plan including, but not limited to, making distributions under the Plan to the Holders of Allowed Claims under the Second Lien Notes Indenture and/or the Unsecured Notes Indenture, as applicable; (iii) with respect to any rights of the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to Holders of Claims under the Second Lien Notes Indenture or Unsecured Notes Indenture, as

applicable, including any rights of the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee to priority of payment and/or to exercise their respective Charging Lien; and (iv) with respect to such other rights of the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee that, pursuant and subject to the terms of the Second Lien Notes Indenture and the Unsecured Notes Indenture (including, without limitation, the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee’s respective rights to priority of payment and/or to exercise their respective Charging Lien) as applicable, survive termination of the Second Lien Notes Indenture and the Unsecured Notes Indenture. Subsequent to the performance by the Second Lien Notes Indenture Trustee, the Unsecured Notes Indenture Trustee, and their respective agents and professionals of their obligations pursuant to the Plan and Confirmation Order, the Second Lien Notes Indenture Trustee, the Unsecured Notes Indenture Trustee and their respective agents and professionals shall be relieved, discharged and forever released of all further duties and responsibilities (i) related to the Second Lien Notes Indenture and the Unsecured Notes Indenture, as applicable, and (ii) arising under the Plan and the Confirmation Order. The Reorganized Debtors shall reimburse the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date solely in connection with the implementation of the Plan, including, but not limited to, making distributions pursuant to and in accordance with the Plan.
On and after the distribution on account of the Allowed Second Lien Notes Claims and Allowed Unsecured Notes Claims, the Second Lien Notes and the Unsecured Notes shall be deemed to be worthless, and DTC shall take down the relevant positions at the request of the Second Lien Notes Trustee and Unsecured Notes Trustee, as applicable, without any requirement of indemnification or security on the part of the Debtors, Second Lien Notes Trustee, or the Unsecured Notes Trustee.
6.4    Sources of Cash for Plan Distributions
Any Cash payments or distributions required to be made hereunder shall be obtained from existing Cash of the Debtors, including Cash from business operations, and Cash from the New Exit Facilities and the Rights Offering.
6.5    Implementation of Effective Date Agreements
On the Effective Date, the New Exit Facilities Documents and the organizational documents of the Reorganized Debtors shall become effective without further action from any Person or Entity, and shall be binding and enforceable upon each of the parties thereto.
6.6    Restructuring Support Agreement
The Restructuring Support Agreement shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date.

6.7    Backstop Commitment Agreement
To the extent not previously assumed pursuant to an order of the Bankruptcy Court, the Backstop Commitment Agreement shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date.
6.8    New Common Stock
On the Effective Date, the Reorganized CRC Certificate of Incorporation shall have provided for the issuance of authorized New Common Stock, including upon the exercise of the New Warrants, and Reorganized CRC shall issue or reserve for issuance a sufficient number of shares of New Common Stock, including to effectuate the issuances upon the exercise of the New Warrants. The shares of New Common Stock issued in connection with the Plan, including in connection with the consummation of the Rights Offering, the Backstop Commitment Agreement, the Eligible Stock, the Exit Premium, options or other equity awards issued pursuant to the MIP, and upon the exercise of the New Warrants, shall be authorized without the need for further corporate action or without any further action by any Person, and once issued, shall be duly authorized, validly issued, fully paid and non-assessable.
Any share of New Common Stock issued to a creditor of any Debtor that is not CRC shall be treated as (a) a contribution of cash by Reorganized CRC to the applicable Debtor in the amount equal to the fair market value of such New Common Stock, followed by (b) the issuance of New Common Stock by Reorganized CRC to the applicable Debtor in return for such cash, followed by (c) the transfer of the New Common Stock by the applicable Debtor to the applicable creditor.
6.9    Ares Settlement
The Debtors shall be deemed to have exercised the Conversion Right on the Effective Date and shall issue the Eligible Stock and the Eligible Notes, in each case in accordance with the Elk Hills Settlement Agreement, the 9019 Orders and the consent rights set forth in the Restructuring Support Agreement.
On the Effective Date, all of the liens and security interests to be granted in accordance with the Settlement Agreement to secure the Eligible Notes (a) shall be deemed to be approved; (b) shall be legal, binding and enforceable liens on, and security interests in, the collateral granted under the definitive documentation related to the Eligible Notes to secure the Eligible Notes; (c)(i) shall be deemed perfected on the Effective Date, and (ii) the priorities of such liens and security interests to secure the Eligible Notes shall be as set forth in the definitive documentation related to the Eligible Notes as and to the extent provided for in the Settlement Agreement, in the case of this clause (ii), subject only to such liens and security interests as may be permitted under the definitive documentation related to the Eligible Notes; and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.  The Debtors, the Reorganized Debtors and Ares shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect liens and security interests under the provisions of the applicable state, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection of the liens and security interests granted to secure the Eligible Notes shall occur automatically by virtue of consummation of the Plan and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.
6.10    Rights Offering
The Debtors will implement the Rights Offering in accordance with the Backstop Commitment Agreement and the Rights Offering Procedures. None of the Subscription Rights, the Rights Offering Shares or the Backstop Commitment Premium, or the receipt and retention thereof, shall be subject to any turnover or similar provision in any of the Intercreditor Agreements or similar agreement requiring turnover of such Subscription Rights, Rights Offering Shares or the Backstop Commitment Premium.
The Rights Offering shall be open to all Holders of Eligible Claims. The Rights Offering shall consist of a distribution of the Subscription Rights in respect of the Rights Offering Shares in accordance with the Solicitation Procedures Order.
The Backstop Parties have agreed to purchase (on a several and not joint basis) all of the Rights Offering Shares that are not purchased by Eligible Holders (the “Unsubscribed Shares”), subject to and in accordance with the terms of the Backstop Commitment Agreement.
6.11    Exemption from Registration
Except with respect to any Person that is an underwriter as defined in section 1145(b) of the Bankruptcy Code or an “affiliate” as defined in the Securities Act, the offer, issuance, sale or distribution under the Plan of the (a) shares of New Common Stock issued to Holders of the Allowed 2017 Term Loan Secured Claims and Holders of the Allowed Unsecured Debt Claims, (b) Subscription Rights, (c) Rights Offering Shares and (d) shares of New Common Stock issued upon the exercise of the New Warrants shall all be exempt from registration under Section 5 of the Securities Act (or any State or local law requiring registration for offer or sale of a security) under section 1145 of the Bankruptcy Code.
The (a) shares of New Common Stock issued in connection with the payment of the Backstop Commitment Premium and the Exit Premium, (b) shares of New Common Stock issued pursuant to the Backstop Commitment Agreement, (c) the Eligible Stock and (d) the Eligible Notes shall all be issued without registration in reliance upon the exemption set forth in section 4(a)(2) of the Securities Act and will be “restricted securities.”
The Subscription Rights and Rights Offering Shares were offered, distributed and sold pursuant to the Plan.

6.12    Registration Rights Agreement
The Registration Rights Agreement shall have been executed and delivered by Reorganized CRC, shall otherwise have become effective with respect to the Registration Rights Parties and the other parties thereto, and shall be in full force and effect.
6.13    New Warrants and New Warrants Agreement
On the Effective Date, Reorganized CRC shall issue the Tier 1 Warrants and the Tier 2 Warrants to the Holders entitled to receive such warrants under Section 4.3.5 of the Plan. The issuance of the New Warrants shall be authorized without the need for any further corporate action and without any further action by the Holders of Claims or Interests.
The New Warrants Agreement shall have been executed and delivered by Reorganized CRC, shall otherwise have become effective with respect to the parties thereto, and shall be in full force and effect.
6.14    Exit Facilities
On the Effective Date, the Reorganized Debtors shall, and are hereby authorized to, enter into and perform and execute and deliver the New Exit Facilities Documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date. The Reorganized Debtors are hereby authorized to borrow under such New Exit Facilities and use the proceeds of such borrowings for any purpose permitted thereunder, including to fund (a) the repayment of all DIP Claims, (b) distributions under and in accordance with the Plan, and (c) ongoing business operations, general corporate purposes and working capital needs. Without limiting the foregoing, the Reorganized Debtors shall pay, as and when due, all fees, expenses, losses, damages, indemnities and other amounts, including any applicable refinancing premiums and applicable exit fees, provided under the DIP Facilities Documents related to the DIP Facilities and/or the New Exit Facilities Documents relating to such New Exit Facilities.
Confirmation of the Plan shall be deemed (a) approval of the New Exit Facilities and all transactions contemplated hereby and thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, expenses, losses, damages, indemnities and other amounts provided for by the New Exit Facilities Documents, and (b) authorization for the Reorganized Debtors to enter into and perform under the New Exit Facilities Documents. The New Exit Facilities Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New Exit Facilities Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

On the Effective Date, all of the liens and security interests to be granted in accordance with the New Exit Facilities Documents (a) shall be deemed to be approved; (b) shall be legal, binding and enforceable liens on, and security interests in, the collateral granted under respective New Exit Facilities Documents in accordance with the terms of the New Exit Facilities Documents; (c)(i) shall be deemed perfected on the Effective Date, and (ii) the priorities of such liens and security interests shall be as set forth in the respective New Exit Facilities Documents, in the case of this clause (ii), subject only to such liens and security interests as may be permitted under the New Exit Facilities Documents; and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the secured parties (and their designees and agents) under such New Exit Facilities Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection of the liens and security interests granted under the New Exit Facilities Documents shall occur automatically by virtue of the entry of the Confirmation Order and funding on or after the Effective Date, and any such filings, recordings, approvals and consents shall not be necessary or required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties. To the extent that any Holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such Holder, has filed or recorded any liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder), at the Reorganized Debtors’ expense, shall take any and all steps requested by the Debtors, Reorganized CRC or any administrative agent under the New Exit Facilities Documents that are necessary to cancel and/or extinguish such liens and/or security interests (it being understood that such liens and security interests held by Holders of Secured Claims that are satisfied on the Effective Date pursuant to the Plan shall be automatically canceled/or extinguished automatically on the Effective Date by virtue of the entry of the Confirmation Order).
On the Effective Date, all issued and outstanding letters of credit under the Senior DIP Facility shall be cash collateralized, replaced or reinstated in accordance with their terms and the terms of the Senior DIP Credit Agreement and any applicable New Exit Facilities Documents.
6.15    Section 1146 Exemption from Certain Transfer Taxes and Recording Fees
Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers from the Debtors to the Reorganized Debtors or to any other Person, pursuant to, in contemplation of, or in connection with the Plan (including any transfer pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means;

(c) the making, assignment or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the New Exit Facilities; (e) the Backstop Commitment Agreement; or (f) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sales and use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.
6.16    Preservation of Causes of Action
Except as otherwise provided in Article 10 or the other provisions of the Plan, each Cause of Action of a Debtor shall be preserved and, along with the exclusive right to enforce such Cause of Action, shall vest exclusively in the applicable Reorganized Debtor as of the Effective Date; provided that nothing in this Section 6.16 shall limit the ability under the Bankruptcy Code of any party-in-interest to object to any Claim prior to the Claim Objection Bar Date unless otherwise ordered by the Bankruptcy Court. Unless a Cause of Action is expressly waived, relinquished, released or compromised in the Plan or an order of the Bankruptcy Court (including pursuant to the Debtor Releases or Article 10 of the Plan), the Reorganized Debtors expressly reserve such Cause of Action for later adjudication and, accordingly, no doctrine of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), laches or other preclusion doctrine shall apply to such Cause of Action as a consequence of the Confirmation, the Plan, the vesting of such Cause of Action in the Reorganized Debtors, any order of the Bankruptcy Court or the Chapter 11 Cases. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as an indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue such Cause of Action.
Notwithstanding any provision in the Plan or any order entered in the Chapter 11 Cases, the Debtors and the Reorganized Debtors forever waive, relinquish, and release (a) any and all Causes of Action the Debtors and their Estates had, have, or may have against any Released Party and (b)(i) any avoidance, recovery, subordination or other claims, actions or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties-in-interest solely as a result of the Chapter 11 Cases against any Holder of a Claim that is being rendered Unimpaired under the Plan, on account of or that relates to such Claim, and (ii) any preference claims under section 547 of the Bankruptcy Code or similar state or common law analogs, against any Holder of a Claim that is being rendered Unimpaired under the Plan.

6.17    Pension Plans
The Debtors sponsor two defined benefit pension plans covered by Title IV of the Employee Retirement Security Act of 1974, as amended (“ERISA”), 29 U.S.C. §§ 1301-1461 (2018).  On the Effective Date, the Reorganized Debtors will assume and continue to maintain the Thums Long Beach Company Pension Plan and Tidelands Oil Production Company Employees’ Pension Plan (the “Pension Plans”) in accordance with the terms of the Pension Plans (as such terms may be amended from time to time) and applicable non-bankruptcy law.

After the Effective Date, the Reorganized Debtors (to the extent they are controlled group members of the Pension Plans’ sponsor under ERISA) shall be responsible for (i) satisfying the minimum funding requirements under 26 U.S.C. §§ 412 and 430 and 29 U.S.C. §§ 1082 and 1083 for the Pension Plans and (ii) paying all required PBGC premiums in accordance with 29 U.S.C. §§ 1306 and 1307 for the Pension Plans.  After the Effective Date, the sponsors of the Pension Plans shall be responsible for administering the Pension Plans in accordance with the applicable provisions of ERISA and the Internal Revenue Code.

With respect to the Pension Plans, no provision of the Plan, Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors, or their successors, from liabilities or requirements imposed under any law or regulatory provision arising after the Effective Date with respect to the Pension Plans or PBGC.  PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability with respect to the Pension Plans as a result of any provision of the Plan, Confirmation Order, or section 1141 of the Bankruptcy Code.  PBGC and the Reorganized Debtors agree that all proofs of claim filed by PBGC shall be deemed withdrawn as of the Effective Date.

7.    PROVISIONS GOVERNING DISTRIBUTIONS
7.1    Disbursing Agent
The Debtors or Reorganized Debtors may retain a Disbursing Agent to assist with the distributions to be made under the Plan as directed by the Debtors or Reorganized Debtors. The Disbursing Agent shall make all distributions required under this Plan, except as to Holders of Term Loan Claims whose distribution is to be administered by the Term Loan Agents, which distributions shall be deposited with the appropriate Term Loan Agent for distribution to Holders of Term Loan Claims in accordance with the provisions of this Plan and the terms of the governing agreement. Distributions on account of such Claims shall be deemed completed upon delivery to the appropriate Term Loan Agent. Distributions to Holders of Second Liens Notes and Holders of Unsecured Notes shall be made by DTC, subject to the Charging Lien and priority of payment rights of each of the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee, as applicable, in exchange for the Second Lien Notes and Unsecured Notes positions on the DTC system.
7.1.1    Distributions on Account of Second Lien Notes Claims
Subject to the Second Lien Notes Trustee’s Charging Lien and priority of payment rights, distributions on account of Allowed Second Lien Notes Claims shall be made by the Debtors, the Reorganized Debtors or Disbursing Agent, as applicable, to or at the direction of the Second Lien Notes Indenture Trustee. If a distribution is made to the Second Lien Notes Indenture Trustee, the Second Lien Notes Indenture Trustee, in its capacity as Disbursing Agent, shall administer the distributions in accordance with the provisions of the Plan and the Second Lien Notes Indenture and the Second Lien Notes Indenture Trustee shall be compensated in accordance with the terms of the Plan and the Second Lien Notes Indenture, provided, however, that nothing herein shall be deemed to impair, waive or extinguish any rights of the Second Lien Indenture Trustee with respect to the Charging Lien.
Subject to the Second Lien Notes Indenture Trustee’s Charging Lien and priority of payment rights, distributions of the New Common Stock are anticipated to be made through the facilities of DTC in accordance with DTC’s customary practices; provided, that such New Common Stock is issued in accordance with DTC book-entry procedures. For the avoidance of doubt, DTC shall be considered a single Holder for purposes of distributions. The Second Lien Notes Indenture Trustee shall transfer or direct the transfer or direct the transfer of such distributions through the facilities of DTC. The Second Lien Notes Indenture Trustee shall be entitled to recognize and deal for all purposes under the Plan with Holders of the Second Lien Notes Claims to the extent consistent with the customary practices of DTC, and all distributions to be made to Holders of Second Lien Notes Claims shall be delivered to the Second Lien Notes Trustee in a form that is eligible to be distributed through the facilities of DTC.
At the election of the Second Lien Notes Indenture Trustee, in its sole discretion, the Second Lien Notes Indenture Trustee may require, as a condition to receiving any distribution under the Plan, the Holder of a Second Lien Notes Claim that is evidenced by a certificate, instrument, or note to surrender such Holder’s certificate, instrument, or note representing such Second Lien Notes Claim to the Second Lien Notes Indenture Trustee in

accordance with the requirements set forth in this Section 6.3 of the Plan. Upon surrender of such certificates, the Second Lien Notes Indenture Trustee shall cancel and the certificates shall be destroyed in accordance with the record retention policy of the Second Lien Notes Indenture Trustee. If the record holder of a note is DTC or its nominee or another securities depository or custodian thereof, and such note is represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then the beneficial holder of such note shall be deemed to have surrendered such Holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof. To the extent that the Second Lien Notes Indenture Trustee requires the surrender of certificates, a Holder of a Second Lien Notes Claim evidenced by such certificate may not receive a distribution unless and until (a) such certificates, notes, or other instruments are surrendered, or (b) any relevant Holder provides to the Second Lien Notes Indenture Trustee an affidavit of loss or such other documents as may be required by the Reorganized Debtor together with an appropriate indemnity in the customary form. Any such Holder who holds physical certificates and fails to surrender such certificates, notes, or other instruments, or otherwise fails to deliver an affidavit of loss and indemnity within three (3) months of the Effective Date, shall be deemed to have no further Second Lien Notes Claim and shall not participate in any distribution, and the distribution that would otherwise have been made to such Holder shall be distributed pro rata to all Holders who held a Claim pursuant to the Second Lien Notes Indenture and complied with the foregoing requirements. For the avoidance of doubt, the foregoing provisions regarding surrender of the certificates evidencing a Second Lien Notes Claim shall only apply in circumstances in which physical certificates evidencing such claims have been issued and the Second Lien Notes Indenture Trustee elects to require such surrender by issuing a notice to Holders of Second Lien Notes Claims seeking surrender of such certificates. If such election is made, the Second Lien Notes Indenture Trustee shall only be required to use its best effort to obtain the surrender of the certificates.
Subject to the Second Lien Notes Indenture Trustee’s Charging Lien and priority of payment rights, the Second Lien Notes Indenture Trustee, acting as disbursing agent, shall only be required to act and make distributions in accordance with the terms of the Plan and the Second Lien Notes Indenture and shall have no (i) liability for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (ii) obligation or liability for distributions under the Plan to any party who does not hold a Claim against the Debtors as of the Record Date or who does not otherwise comply with the terms of the Plan. To the extent the Second Lien Notes Indenture Trustee provides services or incurs costs or expenses on or after the Effective Date, including professional fees, related to or in connection with the Plan, the Confirmation Order, or the Second Lien Notes Indenture (as applicable), including, without limitation, in connection with making distributions to Holders of Second Lien Notes Claims under the Plan, the Second Lien Notes Indenture Trustee shall be entitled to receive from the Reorganized Debtors, without further Bankruptcy Court approval, payment, in Cash, as reasonable compensation for such services and expenses (including, without limitation, attorneys’ fees and expenses) incurred in connection with such services. Upon presentation of a summary invoice, payment of such compensation and expenses will be made as soon as reasonably practicable, but in any case within ten (10) days following the Second Lien Notes Indenture Trustee’s notification to the Debtors or the Reorganized Debtors, as applicable, of the amount of such costs or expenses. Upon final administration of the distributions made to the Second Lien Notes Indenture Trustee in accordance with the Plan and the Second Lien Notes Indenture, the Second Lien Notes Indenture Trustee shall be discharged from any further responsibility under the Plan.
7.1.2    Distribution on Account of Unsecured Notes Claims
Subject to the Unsecured Notes Indenture Trustee’s Charging Lien and priority of payment rights, distributions on account of Allowed Unsecured Notes Claims shall be made by the Debtors, the Reorganized Debtors or Disbursing Agent, as applicable, to or at the direction of the Unsecured Notes Indenture Trustee. If a distribution is made to the Unsecured Notes Indenture Trustee, the Unsecured Notes Indenture Trustee, in its capacity as Disbursing Agent, shall administer the distributions in accordance with the provisions of the Plan and the Unsecured Notes Indenture and the Unsecured Notes Indenture Trustee shall be compensated in accordance with the terms of the Plan and the Unsecured Notes Indenture, provided, however, that nothing herein shall be deemed to impair, waive or extinguish any rights of the Unsecured Indenture Trustee with respect to the Charging Lien.
Subject to the Unsecured Notes Indenture Trustee’s Charging Lien and priority of payment rights, distributions of the New Common Stock are anticipated to be made through the facilities of DTC in accordance with DTC’s customary practices; provided, that such New Common Stock is issued in accordance with DTC book-entry procedures. For the avoidance of doubt, DTC shall be considered a single Holder for purposes of distributions. The Unsecured Notes Indenture Trustee shall transfer or direct the transfer of such distributions through the facilities of DTC. The Unsecured Notes Indenture Trustee shall be entitled to recognize and deal for all purposes under the Plan with Holders of the Unsecured Notes Claims to the extent consistent with the customary practices of DTC, and all distributions to be made to Holders of Unsecured Notes Claims shall be delivered to the Unsecured Notes Indenture Trustee in a form that is eligible to be distributed through the facilities of DTC.
At the election of the Unsecured Notes Indenture Trustee, in its sole discretion, the Unsecured Notes Indenture Trustee may require, as a condition to receiving any distribution under the Plan, the Holder of a Unsecured Notes Claim that is evidenced by a certificate, instrument, or note to surrender such Holder’s certificate, instrument, or note representing such Unsecured Notes Claim to the Unsecured Notes Indenture Trustee in accordance with the requirements set forth in this Section 6.3.5 of the Plan. Upon surrender of such certificates, the Unsecured Notes Indenture Trustee shall cancel and the certificates shall be destroyed in accordance with the record retention policy of the Unsecured Notes Indenture Trustee. If the record holder of a note is DTC or its nominee or another securities depository or custodian thereof, and such note is represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then the beneficial holder of such note shall be deemed to have surrendered such Holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof. To the extent that the Unsecured Notes Indenture Trustee requires the surrender of certificates, a Holder of a Unsecured Notes Claim evidenced by such certificate may not receive a distribution unless and until (a) such certificates, notes, or other instruments are surrendered, or (b) any relevant Holder provides to the Unsecured Notes Indenture Trustee an affidavit of loss or such other documents as may be required by the Reorganized Debtor together with an appropriate indemnity in the customary form. Any such Holder who holds physical certificates and fails to surrender such certificates, notes, or other instruments, or otherwise fails to deliver an affidavit of loss and indemnity within three (3) months of the Effective Date, shall be deemed to have no further Unsecured Notes Claim and shall not participate in any distribution, and the distribution that would otherwise have been made to such Holder shall be distributed pro rata to all Holders who held a Claim pursuant to the Unsecured Notes Indenture and complied with the foregoing requirements. For the avoidance of doubt, the foregoing provisions regarding surrender of the certificates evidencing a Unsecured Notes Claim shall only apply in circumstances in which physical certificates evidencing such claims have been issued and the Unsecured Notes Indenture Trustee elects to require such surrender by issuing a notice to Holders of Unsecured Notes Claims seeking surrender of such certificates. If such election is made, the Unsecured Notes Indenture Trustee shall only be required to use its best effort to obtain the surrender of the certificates.
Subject to the Unsecured Notes Indenture Trustee’s Charging Lien and priority of payment rights, the Unsecured Notes Indenture Trustee, acting as disbursing agent, shall only be required to act and make distributions in accordance with the terms of the Plan and the Unsecured Notes Indenture and shall have no (i) liability for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (ii) obligation or liability for distributions under the Plan to any party who does not hold a Claim against the Debtors as of the Record Date or who does not otherwise comply with the terms of the Plan. To the extent the Trustees provides services or incur costs or expenses on or after the Effective Date, including professional fees, related to or in connection with the Plan, the Confirmation Order, or the Unsecured Notes Indentures (as applicable), including, without limitation, in connection with making distributions to Holders of Unsecured Notes Claims under the Plan, the Unsecured Notes Indenture Trustee shall be entitled to receive from the Reorganized Debtors, without further Bankruptcy Court approval, payment, in Cash, as reasonable compensation for such services and expenses (including, without limitation, attorneys’ fees and expenses) incurred in connection with such services. Upon presentation of a summary invoice, payment of such compensation and expenses will be made as soon as reasonably practicable, but in any case within ten (10) days following Unsecured Notes Indenture Trustee’s notification to the Debtors or Reorganized Debtors, as applicable, of the amount of such costs or expenses. Upon final administration of the distributions made to the Unsecured Notes Indenture Trustee in accordance with the Plan and the Unsecured Notes Indenture, the Unsecured Notes Indenture Trustee shall be discharged from any further responsibility under this Plan.
7.2    Timing and Delivery of Distributions
7.2.1    Timing
Subject to any reserves or holdbacks established pursuant to the Plan, and taking into account the matters discussed in Section 7.3 of the Plan, on the Effective Date or as soon as reasonably practicable thereafter, Holders of Allowed Claims against all Debtors shall receive the distributions provided for Allowed Claims in the applicable Classes as of such date.
If and to the extent there are Disputed Claims as of the Effective Date, distributions on account of such Disputed Claims (which will only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in the Plan with respect to the treatment of Allowed Claims on or as soon as reasonably practicable after such Claim is Allowed; provided, however, that distributions on account of the Claims set forth in Section 3 of the Plan shall be made as set forth therein and Professional Fee Claims shall be made as soon as reasonably practicable after such Claims are Allowed by the Bankruptcy Court or as provided in any other applicable order of the Bankruptcy Court.
For the avoidance of doubt, there is no requirement to file a Proof of Claim or move the Bankruptcy Court for allowance to be an Allowed Claim, as applicable, under the Plan. Notwithstanding the foregoing, Entities must file (i) Proofs of Claim for payment of an Administrative Expense Claim as set forth in Section 3.1.2 of the Plan, (ii) objections to proposed Cure Costs as set forth in Article 8 of the Plan to the extent such Entity disputes the amount of the Cure Cost paid or proposed to be paid by the Debtors or Reorganized Debtors to a counterparty, and (iii) Proofs of Claim on account of the Debtors’ rejection of any Executory Contracts or Unexpired Leases. For the avoidance of doubt, timely filed requests for payment of Administrative Expense Claims, timely filed objections to proposed Cure Costs and timely filed Proofs of Claim for rejection of any Executory Contracts or Unexpired Leases are not subject to automatic expungement.
7.2.2    De Minimis Distributions
Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, nor the Disbursing Agent shall have any obligation to make any distributions under the Plan with a value of less than $50, unless a written request therefor is received by the Disbursing Agent from the relevant recipient at the addresses set forth in Section 14.13 of the Plan within 120 days after the later of the (i) Effective Date and (ii) the date such Claim becomes an Allowed Claim. De minimis distributions for which no such request is timely received shall revert to the Reorganized Debtors. Upon such reversion, the relevant Allowed Claim of less than $50 (and any Claim on account of such missed distributions) shall be automatically deemed satisfied, discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.
7.2.3    Delivery of Distributions – Allowed Claims
Distributions shall only be made to the record holders of Allowed Claims as of the Confirmation Date. On the Confirmation Date, at the close of business for the relevant register, all registers maintained by the Debtors, Reorganized Debtors, the Term Loan Agents, the Disbursing Agent and each of the foregoing’s respective agents, successors and assigns shall be deemed closed for purposes of determining whether a Holder of such a Claim is a record holder entitled to distributions under the Plan. The Debtors, Reorganized Debtors, Term Loan Agents, Disbursing Agent and all of their respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising from the Plan (or for any other purpose), any Claims that are transferred after the Confirmation Date. Instead, they shall be entitled to recognize only those record holders set forth in the registers as of the Confirmation Date.
If any dispute arises as to the identity of a Holder of an Allowed Claim that is entitled to receive a distribution pursuant to the Plan, the Disbursing Agent may, in lieu of making such distribution to such person, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.
Subject to Bankruptcy Rule 9010, a distribution to a Holder of an Allowed Claim may be made by the Disbursing Agent, in its sole discretion: (i) to the last known address of such Holder on the books and records of the Debtors or their agents, (ii) to the address set forth in any written notice of an address change delivered to the Disbursing Agent or (iii) to the address of any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf. In the case of a Holder whose Claim is governed by an agreement and administered by the Term Loan Agent, the applicable Term Loan Agent shall make the distribution to the address contained in the official records of such Term Loan Agent.
7.3    Manner of Payment Under Plan
7.3.1    Cash Payments
At the Disbursing Agent’s option, any Cash payment may be made by check, wire transfer or any other customary payment method.
7.3.2    Allocation of Plan Distributions Between Principal and Interest
To the extent that any Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.
7.3.3    Compliance Matters
In connection with the Plan, each Debtor, each Reorganized Debtor and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, each Debtor, each Reorganized Debtor and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms that the Debtors or the Reorganized Debtors, as applicable, believe are reasonable and appropriate. For tax purposes, distributions received with respect to Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.
The Debtors, the Reorganized Debtors and the Disbursing Agent, as applicable, reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances.

7.3.4    Foreign Currency Exchange Rate
As of the Effective Date, any Claim asserted in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m. (New York time), mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on the day after the Petition Date.
7.4    Undeliverable or Non-Negotiated Distributions
If any distribution is returned as undeliverable, (i) the Debtors shall make reasonable efforts to determine the address of such Creditor and (ii) no further distributions to the applicable Creditor shall be made unless and until the Disbursing Agent or appropriate Term Loan Agent is notified in writing of such Creditor’s then-current address, at which time the undelivered distribution shall be made to such Creditor without interest or dividends. Undeliverable distributions shall be returned to Reorganized CRC until such distributions are claimed. All undeliverable distributions under the Plan that remain unclaimed for one year after attempted distribution shall indefeasibly revert to the Reorganized Debtors. Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.
Checks issued on account of Allowed Claims shall be null and void if not negotiated within ninety calendar days from and after the date of issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Disbursing Agent by the Holder of the relevant Allowed Claim within the 90-calendar-day period. After such date, the relevant Allowed Claim (and any Claim for reissuance of the original check) shall be deemed undeliverable as of the date of the original issuance of the check and shall indefeasibly revert to the Reorganized Debtors in accordance with the terms hereof, notwithstanding any federal or state escheat laws to the contrary.
This Section 7.4 shall not apply with respect to distributions to Holders of General Unsecured Claims. Undeliverable distributions to Holders of General Unsecured Claims shall be handled by Reorganized CRC in the ordinary course of business.
7.5    Claims Paid by Third Parties
To the extent a Creditor receives a distribution on account of a Claim and also receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Creditor shall, within thirty calendar days of receipt thereof, repay and/or return the distribution to the applicable Reorganized Debtor, to the extent the Creditor’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such distribution under the Plan.

8.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
8.1    Assumption and Rejection of Executory Contracts and Unexpired Leases
Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court will be deemed assumed as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (i) identified on the Rejected Executory Contract and Unexpired Lease List (which shall be filed with the Bankruptcy Court in the Plan Supplement) as an Executory Contract or Unexpired Lease designated for rejection or (ii) which is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Confirmation Hearing.
Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the Debtors and the applicable counterparty, or by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify or supplement the Executory Contracts and Unexpired Leases identified on the Rejected Executory Contract and Unexpired Lease List in their discretion, prior to the Effective Date on no less than ten Business Days’ notice to the non-Debtor Entity party thereto.
8.2    Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
To the extent a monetary default exists under an Executory Contract or Unexpired Lease proposed to be assumed pursuant to the Plan, such monetary default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the applicable Cure Cost in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitations described below, or, on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree.
At least fourteen days before the Confirmation Hearing, the Debtors shall serve on the non-Debtor counterparties to the Executory Contracts and Unexpired Leases proposed to be assumed pursuant to the Plan, a notice of assumption and procedures for objecting to the assumption and/or the proposed Cure Costs for, such party’s Executory Contract or Unexpired Lease and for the resolution of disputes by the Bankruptcy Court. To the extent the Debtors identify one or more Executory Contracts or Unexpired Leases for which the applicable Cure Cost is an amount other than $0.00, the Debtors shall identify the proposed Cure Cost for each such Executory Contract and Unexpired Lease in the notice of assumption served on the applicable counterparty. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or proposed Cure Cost must be filed with the Bankruptcy Court, served and actually received by the Debtors 10 days after service of the notice of assumption. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption of its Executory Contract or Unexpired Lease pursuant to the Plan or the proposed Cure Cost applicable thereto will be deemed to have consented to such assumption and Cure Cost. Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is removed from the Rejected Executory Contract and Unexpired Lease List after the fourteen-day deadline referenced above, a notice of assumption and proposed Cure Cost with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof and a noticed hearing set to consider whether such Executory Contract or Unexpired Lease can be assumed and, if so, the applicable Cure Cost and counterparties to such Executory Contracts or Unexpired Leases shall have ten Business Days after service of such notice to object to the proposed assumption or proposed Cure Cost.
Any objection to a proposed assumption or Cure Cost will be heard by the Bankruptcy Court at the Confirmation Hearing or, at the election of the Debtors, at a later hearing; provided, however, that at any time following the Confirmation Date but prior to the Effective Date, the Debtors may settle any dispute regarding the assumption of any Executory Contract or Unexpired Lease and/or the amount of any Cure Cost without any further notice to any party or any action, order or approval of the Bankruptcy Court. If the Bankruptcy Court determines that the Cure Cost with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable notice of assumption and Cure Cost, the Debtors or Reorganized Debtors, as applicable, will have the right to add such Executory Contract or Unexpired Lease to the Rejected Executory Contract and Unexpired Lease List, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date.
Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, by the applicable Debtor(s) arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of the assumption, provided, however, that the counterparty to such Executory Contract or Unexpired Lease may seek additional amount(s) on account of any defaults occurring between the filing of the notice of assumption and the occurrence of the Effective Date of the Plan.
8.3    Modifications, Amendments, Supplements, Restatements or Other Agreements
Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.
Modifications, amendments, supplements and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claims that may arise in connection therewith.
8.4    Claims Based on Rejection of Executory Contracts and Unexpired Leases
Unless otherwise provided by an order of the Bankruptcy Court, any Holder of a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan or otherwise must file a Proof of Claim with the Solicitation and Claims Agent on or before the Rejection Damages Claims Bar Date. Unless otherwise provided by an order of the Bankruptcy Court, any Claim arising from the rejection or repudiation of an Executory Contract or Unexpired Lease for which a Proof of Claim is not timely filed with the Bankruptcy Court shall not be Allowed, shall be forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates or property of the foregoing parties, without the need for any objection by the Debtors or further notice to, or action, order or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released and discharged, notwithstanding anything in a Proof of Claim to the contrary.
Unless the Debtors or the Reorganized Debtors object to a timely filed and properly served Claim arising from the rejection of an Executory Contract or Unexpired Lease by the Claims Objection Deadline, such Claim shall be deemed Allowed in the amount requested. If the Debtors or the Reorganized Debtors object to such Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Claim should be Allowed and if so, in what amount. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Section 4.3.6 of the Plan.
8.5    Contracts and Leases Entered Into After the Petition Date
Any contract or lease entered into after the Petition Date by any Debtor, including any Executory Contract or Unexpired Lease assumed by a Debtor, will be performed by the applicable Debtor(s) or Reorganized Debtor(s) liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.
8.6    Indemnification and Reimbursement Obligations
On and from the Effective Date, and except as prohibited by applicable law or subject to the limitations set forth herein, the Reorganized Debtors shall be deemed to have assumed all indemnification obligations currently in place for the Debtors’ officers, managers, employees and their attorneys, other professionals and agents, whether in the by-laws, certificates of incorporation (or other formation documents), board resolutions, employment contracts or other agreements of the Debtors.
8.7    Reservation of Rights
Neither the exclusion nor inclusion of any contract or lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, nor the Debtors’ delivery of a notice of proposed assumption and proposed Cure Costs to applicable contract and lease counterparties, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor would have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have forty-five days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
Notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.
8.8    Collective Bargaining Agreements
On the Effective Date the Debtors shall assume the Collective Bargaining Agreements. Notwithstanding any other provision of this Plan, the cure obligations, if any, related to the assumption of each Collective Bargaining Agreement shall be satisfied by payment, in the ordinary course, of all obligations arising under the relevant Collective Bargaining Agreement, including but not limited to any grievances, grievance settlements and arbitration award. Any Proofs of Claim filed by unions for amounts due under any Collective Bargaining Agreement shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course as provided herein.

9.    PROVISIONS REGARDING GOVERNANCE OF THE REORGANIZED DEBTORS
9.1    Organizational Action
On and after the Effective Date, the adoption, filing, approval and ratification, as necessary, of all limited liability company, corporate or related actions contemplated hereby for each of the Reorganized Debtors shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption of the organizational documents of the Reorganized Debtors, (ii) the election or appointment, as the case may be, of officers, managers, board of managers or managing members for Reorganized CRC, (iii) the issuance of the New Common Shares, (iv) the restructuring transactions to be effectuated pursuant to the Plan and (v) the qualification of any Reorganized Debtors as foreign corporations if and wherever the conduct of business by such entities requires such qualifications.
All matters provided for herein involving the organizational structure of any Debtor or any Reorganized Debtor, or any limited liability company or corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder.
On and after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.
9.2    Organizational Documents
The organizational documents of the Reorganized Debtors, including the Reorganized CRC Certification of Incorporation and the Reorganized CRC Bylaws, shall be amended or adopted or deemed amended or adopted as may be required to be consistent with the provisions of the Plan (including the Plan Supplement), the Restructuring Support Agreement and the Bankruptcy Code including, among other purposes, to authorize the new Interests in the Reorganized Debtors. After the Effective Date, the Reorganized Debtors may amend and restate their certificates of incorporation, bylaws, certificates of formation, operating agreements, or other analogous organizational documents, as applicable, as permitted by the terms thereof and applicable law and may file amended and restated certificates of incorporation (or other formation documents, if applicable) with the Secretary of State in any appropriate jurisdiction.
9.3    Directors and Officers of the Reorganized Debtors
On the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of managers, members or managing members, as applicable, of such Reorganized Debtor or other governing body as provided in the applicable governing documents.

On the Effective Date, the term of the Directors shall expire and such Directors shall be replaced by the New Board. The New Board will initially consist of nine directors appointed in accordance with the Restructuring Support Agreement.
The classification and composition of the New Board shall be consistent with applicable non-bankruptcy law and the terms of the Reorganized CRC Certificate of Incorporation and the Reorganized CRC Bylaws. In the Plan Supplement, to the extent known, the Debtors will disclose pursuant to section 1129(a)(5) of the Bankruptcy Code the identity and affiliations of the Persons proposed to serve on the New Board. The New Board members shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the Reorganized CRC Certificate of Incorporation and the Reorganized CRC Bylaws.
Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the D&O Insurance Policies. In addition, after the Effective Date, the coverage under the D&O Insurance Policies shall not be terminated or otherwise reduced with respect to conduct occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.
As of the Effective Date, the Reorganized Debtors shall procure and maintain New D&O Insurance Policies for the benefit of the New Board, the officers of the Reorganized Debtors and the Reorganized Debtors.

10.    EFFECT OF CONFIRMATION
10.1    Vesting of Assets
Except as otherwise provided in the Plan (including section 4.5 herein) or in any contract, instrument, release or other agreement or document created pursuant to the Plan or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights and privileges related thereto) of each of the Debtors shall vest in each of the respective Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges. All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code with respect to the Debtors.
10.2    Release of Liens
Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any Holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns. The Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.
10.3    Discharge
Upon entry of the Confirmation Order, and except as otherwise provided in the Plan, the Debtors shall be discharged to the fullest extent permitted by the Bankruptcy Code.
10.4    Term of Injunction or Stays
Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5    Exculpation
Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party (defined below) shall have or incur liability for, and each Exculpated Party shall be released and exculpated from, any Claims and causes of action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, consummation or termination of the Restructuring Support Agreement and the Elk Hills Settlement Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the DIP Facilities, the Plan Supplement, the Rights Offering, or any Restructuring Transaction, contract, instrument release or other agreement or document (including any legal opinion requested by any entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), including any definitive documentation, created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of confirmation, the administration and implementation of the Plan, including the issuance of or distribution of any securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.
The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
10.6    Release by the Debtors
Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, effective on and after the Effective Date, the Released Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, finally, and forever been released and discharged by the Debtors, the Reorganized Debtors and their estates, including any successors to the Debtors or any estates representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other persons or entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all past or present Claims, Interests, indebtedness and obligations, rights, suits, losses, damages, injuries, costs, expenses, causes of action, remedies, and liabilities whatsoever, including any derivative Claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, suspected or unsuspected, accrued or unaccrued, fixed, contingent or noncontingent, pending or threatened, existing or hereafter arising, in law, equity, or otherwise, whether for tort, fraud, contract violations of federal or state laws or otherwise, those causes of action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint or several liability or otherwise that the Debtors, the Reorganized Debtors, their estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, in a Debtor or other entity, or that any Holder of any Claim against, or interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date (collectively, “Debtor Released Claims”) based on or relating to, or in any manner arising from or in connection with, in whole or in part, the Debtors’ (including the capital structure, management, ownership, or operation thereof), the Debtors’ restructuring efforts, the Chapter 11 Cases, the Restructuring, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or during the Chapter 11 Cases, the negotiation, formulation, or preparation of the Restructuring, the Restructuring Support Agreement, the Elk Hills Settlement Agreement, the Plan, the Disclosure Statement, the Plan Supplement or any related agreements, instruments, or other documents, the pursuit of confirmation, any action or actions taken in furtherance of or consistent with the administration or implementation of the Plan or the distributions and related documents or other property under the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to any of the foregoing other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence, each solely to the extent as determined by a final order of a court of competent jurisdiction; provided, however, that the foregoing “Debtor Releases” shall not operate to waive, release or adversely impact any post-Effective Date obligations of any party under the Plan, the Confirmation Order, any Restructuring Transaction, any Definitive Document, or any other document, instrument, or agreement (including those set forth in the Plan Supplement) executed or implemented in connection with or relating to the Plan, including the New Exit Facilities Documents, or any claim or obligation arising under the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtors’ release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Releases; (c) in the best interests of the Debtors and their estates and all Holders of Claims and interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ estates asserting any Claim or cause of action released pursuant to the Debtor Releases.
10.7    Third Party Release
Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, effective on and after the Effective Date, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, finally, and forever released and discharged the Debtors and the other Released Parties, including any successors to the Debtors or any estates representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other persons or entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all past or present Claims, Interests, indebtedness and obligations, rights, suits, losses, damages, injuries, costs, expenses, causes of action, remedies, and liabilities whatsoever, including any derivative Claims, asserted or assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, suspected or unsuspected, accrued or unaccrued, fixed, contingent or noncontingent, pending or threatened, existing or hereafter arising, in law, equity, or otherwise, whether for tort, fraud, contract violations of federal or state laws or otherwise, those causes of action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint or several liability or otherwise that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on or relating to any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date (collectively “Third-Party Released Claims”) based on or relating to, or in any manner arising from or in connection with, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the Debtors’ restructuring efforts, the Chapter 11 Cases, the Restructuring, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any other Released Party, on the one hand, and any Releasing Party, on the other hand, the restructuring of Claims and Interests prior to or during the Chapter 11 Cases, the negotiation, formulation, or preparation of the Restructuring, the Restructuring Support Agreement, the Elk Hills Settlement Agreement, the Plan, the Disclosure Statement, the Plan Supplement or any related agreements, instruments, or other documents, the pursuit of confirmation, any action or actions taken in furtherance of or consistent with the administration or implementation of the Plan or the distributions and related documents or other property under the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to any of the foregoing other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence, each solely to the extent as determined by a final order of a court of competent jurisdiction; provided, however, that the foregoing “Third-Party Releases” shall not operate to waive or release any post-Effective Date obligations of any party under the Plan, the Confirmation Order, any Restructuring Transaction, and Definitive Document, or any other document, instrument, or agreement (including those set forth in the Plan Supplement) executed or implemented in connection with or relating to the Plan, including the New Exit Facilities Documents, or any claim or obligation arising under the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Releases, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Releases are: (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Releases; (e) in the best interests of the Debtors and their estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any claim or cause of action released pursuant to the Third-Party Releases.
10.8    Injunction
Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold (a) Claims or Interests that arose prior to the Effective Date, (b) Causes of Action that have been released pursuant to Section 10.6 and 10.7 of the Plan or are subject to exculpation pursuant to Section 10.5 of the Plan (but only to the extent of the exculpation provided in Section 10.5 of the Plan) or (c) Claims, Interests or Causes of Action that are otherwise discharged, satisfied, stayed or terminated pursuant to the terms of the Plan and all other parties-in-interest seeking to enforce such Claims, Interests or Causes of Action are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including a section 510(b) Claim) against or Interest in the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors other than to enforce any right to a distribution pursuant to the Plan or (iv) asserting any right of setoff (except for setoffs exercised prepetition) or subrogation of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Interest. Such injunction shall extend to any successors or assignees of the Debtors and Reorganized Debtors and their respective properties and interest in properties.
10.9    Setoff and Recoupment
The Debtors and the Reorganized Debtors may, but shall not be required to, set off or recoup against any Claim and any Cash distribution to be made on account of such Claim,

any and all Claims, rights and Causes of Action of any nature that the Debtors may have against the Holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim shall constitute a waiver, abandonment or release by the Debtors or the Reorganized Debtors of any such Claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may have against the Holder of such Claim.
10.10    Preservation of Causes of Action
Except as expressly provided in this Article 10 or Section 6.16 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Estates may have or that the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including (i) any and all Causes of Action or Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives or (ii) the turnover of any property of the Estates to the Debtors.
Notwithstanding any provision in the Plan or any order entered in the Chapter 11 Cases, the Debtors and the Reorganized Debtors forever waive, relinquish, and release (a) any and all Causes of Action the Debtors and their Estates had, have, or may have against any Released Party and (b) any Avoidance Actions with respect to any Holder of a Claim that is being rendered Unimpaired under the Plan and any Entity with whom the Debtors are conducting, and the Reorganized Debtors will continue to conduct, business with on and after the Effective Date.
No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.
Except as set forth in this Article 10 or Section 6.16 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim left Unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.
Except as set forth in this Article 10 or Section 6.16 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.
Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan, including pursuant to Article 10 or Section 6.16 of the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or occurrence of the Effective Date.
10.11    Compromise and Settlement of Claims and Controversies
Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, subject to Section 4.5 of the Plan, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a Holder of an Allowed 2017 Term Loan Secured Claim or an Allowed Unsecured Debt Claim may have against any Debtor, or any distribution to be made on account of such an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors and their Estates and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.

11.    CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN
11.1    Conditions to Confirmation
Confirmation of the Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Section 11.3 of the Plan:
(a)    The Confirmation Order shall be entered; and
(b)    The Plan Supplement and all of the schedules, documents and exhibits contained therein shall have been filed.
11.2    Conditions to Effectiveness
The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Section 11.3 of the Plan:
(a)    The Confirmation Order shall have been entered and shall have become a Final Order;
(b)    The Disclosure Statement, the Plan and the Plan Supplement shall be in a form consistent with the consent rights in the Restructuring Support Agreement and herein with respect to the Committee;
(c)    The Restructuring Support Agreement shall not have been terminated by any of the parties thereto and, whether or not the Restructuring Support Agreement has been terminated, no event giving rise to a termination event thereunder shall have occurred and be continuing;
(d)    All documents and agreements necessary to implement the Plan, including the Plan Supplement, which definitive documentation in form and substance consistent with the Restructuring Support Agreement and shall satisfy the consents set forth in the Restructuring Support Agreement and herein with respect to the Committee;
(e)    All documents contemplated by the Restructuring Support Agreement to be executed on or before the Effective Date shall have been executed and delivered and remain in full force and effect, and shall have satisfied the consent rights set forth in the Restructuring Support Agreement and the Plan;
(f)    The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement the Plan and the transactions contemplated hereby, and that are required by law, regulation or order;
(g)    All requisite filings with governmental authorities (including FERC) and third parties shall have become effective, and all such governmental authorities and third parties shall have approved or consented, to the extent required;
(h)    The Settlement Effective Date shall have occurred and the Elk Hills Settlement Agreement shall be in full force and effect;
(i)    The New Exit Facilities Documents, will be in full force and effective as of the Effective Date;
(j)    The Reorganized CRC Certificate of Incorporation will be in full force and effect as of the Effective Date;
(k)    The Restructuring Support Agreement has been assumed pursuant to the Confirmation Order;
(l)    Reorganized CRC shall have executed the Registration Rights Agreement;
(m)    The Debtors or the Reorganized Debtors shall have paid the Indenture Trustee Fees and Expenses invoiced at least one day prior to the Effective Date;
(n)    The Debtors shall have paid all reasonable and documented fees incurred and unpaid as of the Effective Date of each of the members of the Committee invoiced at least one day prior to the Effective Date;
(o)    The Debtors have paid the Work Fee;
(p)    The Debtors have paid the Consenting Parties Fees and Expenses invoiced at least one day prior to the Effective Date; and
(q)    The Debtors shall have funded the Professional Fee Escrow Account in accordance with the terms hereof.
11.3    Waiver of Conditions to Confirmation or Effectiveness
Except as set forth below, the Debtors, with the prior written consent of the Required Consenting Creditors, may waive any of the conditions set forth in Section 11.1 or 11.2 of the Plan at any time, without any notice to other parties-in-interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan. To the extent any such waiver disproportionately and adversely affects Ares, as compared to the other Required Consenting Parties, such waiver shall require the prior written consent of Ares.

To the extent any such waiver materially adversely or disproportionately adversely affects the treatment or economic recovery of unsecured creditors, such waiver shall require the prior written consent of the Committee. The failure to satisfy any condition before the Confirmation Date or the Effective Date may be asserted by the Debtors as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors, in their sole discretion). The failure of the Debtors or the Required Consenting Parties, Ares or the Committee, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

12.    MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN
12.1    Plan Modifications
Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors may alter, amend or modify the Plan as it applies to any particular Debtor, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date, provided that any such alteration, amendment or modification shall be consistent with the Restructuring Support Agreement and subject to the consent rights set forth in the Restructuring Support Agreement; provided further that any such alteration, amendment or modification to the Plan prior to the Confirmation Date shall be reasonably acceptable to the Committee and any such alteration, amendment or modification to any Plan Supplement document or other Definitive Document prior to the Confirmation Date that materially adversely or disproportionately adversely affects the treatment or economic recovery of unsecured creditors shall be reasonably acceptable to the Committee, other than such Plan Supplement document or Definitive Document for which the Committee consent rights are set forth expressly in the Plan. After the Confirmation Date and before substantial consummation of the Plan, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement, the Disclosure Statement or the Confirmation Order relating to such matters as may be necessary to carry out the purposes and effects of the Plan.
After the Confirmation Date, but before the Effective Date, the Debtors may, subject to the consent rights set forth in the Restructuring Support Agreement, make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court consistent with the consent rights in the Restructuring Support Agreement and solely with respect to the Plan, subject to the reasonable consent of the Committee; provided that such adjustments and modifications do not materially and adversely affect the treatment of Holders of Claims or Interests and are otherwise permitted under section 1127(b) of the Bankruptcy Code; provided further that any adjustments or modifications to any Plan Supplement document or other Definitive Document after the Confirmation Date, but before the Effective Date, that materially adversely or disproportionately adversely affects the treatment or economic recovery of unsecured creditors shall be reasonably acceptable to the Committee, other than such Plan Supplement document or Definitive Document for which the Committee consent rights are set forth expressly in the Plan.
12.2    Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date
The Debtors, for so long as the Restructuring Support Agreement has not been terminated in accordance with its terms, reserve the right to revoke, withdraw or delay consideration of the Plan before the Confirmation Date, either entirely or as to any one or more of the Debtors. If the Plan is revoked, withdrawn or delayed as to fewer than all of the Debtors, such revocation, withdrawal or delay shall not affect the enforceability of the Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn or delayed. If the Debtors revoke or withdraw the Plan in its entirety or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court, (i) the Plan shall be null and void in all respects if the Effective Date does not occur upon the earlier of (a) 120 days after entry of the Confirmation Order and (b) the termination of the Restructuring Support Agreement pursuant to the terms thereof, the Plan shall be null and void unless extended by the Debtors, with the prior written consent of the Required Consenting Parties, (ii) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), and assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant hereto shall be deemed null and void and nothing contained in the Plan shall (A) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person or Entity, (B) prejudice in any manner the rights of such Debtors or any other Person or Entity or (C) constitute an admission of any sort by the Debtors or any other Person or Entity.
If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting executory contracts or unexpired leases.

13.    RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain its existing jurisdiction over all matters arising in or out of, or related to, the Chapter 11 Cases or the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:
(a)    Allow, disallow, determine, liquidate, classify, estimate or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount or allowance of Claims or Interests, subject to Section 4.3.6 of the Plan;
(b)    Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;
(c)    Resolve any matters related to: (i) the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including any disputes regarding cure obligations in accordance the Plan and (ii) the Reorganized Debtors amending, modifying or supplementing, after the Effective Date, pursuant to Article 5 of the Plan, the Rejected Executory Contract and Unexpired Lease List; and (iii) any dispute regarding whether a contract or lease is, or was, executory or expired;
(d)    Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the Plan and adjudicate any and all disputes from, or relating to distributions under the Plan;
(e)    Adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and Causes of Action, and grant or deny any applications, involving a Debtor that may be pending before the Bankruptcy Court on the Effective Date;
(f)    Adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;
(g)    Enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, Plan Supplement or the Disclosure Statement;
(h)    Enter and enforce any order for the sale of property pursuant to section 363, 1123 or 1146(a) of the Bankruptcy Code;
(i)    Adjudicate, decide or resolve any and all disputes as to the ownership of any Claim or Interest;
(j)    Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with enforcement of the Plan;
(k)    Resolve any cases, controversies, suits, disputes or Causes of Action with respect to the existence, nature and scope of the releases, injunctions and other provisions contained in the Plan, and enter such orders as may be necessary or appropriate to implement and enforce such releases, injunctions and other provisions;
(l)    Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;
(m)    Determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Plan Supplement or the Disclosure Statement;
(n)    Enter an order or final decree concluding or closing the Chapter 11 Cases;
(o)    Consider any modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;
(p)    Hear and determine disputes, cases, controversies or Causes of Action arising in connection with the interpretation, implementation or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with the Plan;
(q)    Hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(r)    Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;
(s)    Enforce all orders previously entered by the Bankruptcy Court; and
(t)    Adjudicate all other matters over which the Bankruptcy Court has jurisdiction.
Provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court, and any disputes concerning documents contained in the Plan Supplement that contain such clauses shall be governed in accordance with the provisions of such documents. For the avoidance of doubt, and notwithstanding the Plan, the Plan Supplement or the Confirmation Order, the Bankruptcy Court shall not retain jurisdiction over any Cause of Action, including litigation claims, held by third parties against the Debtors which were pending as of the Petition Date or following the Petition Date. Such Causes of Action may continue to be adjudicated by the Court that exercised jurisdiction over such Causes of Action prior to the Petition Date or in the case of Causes of Action for which litigation is commenced after the Effective Date, such litigation may be commenced and continue to be adjudicated in a court of competent jurisdiction other than the Bankruptcy Court.

14.    MISCELLANEOUS
14.1    Restructuring Expenses
The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of the Restructuring Support Agreement, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for the Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two Business Days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay when due pre- and post-Effective Date Restructuring Expenses related to the implementation, consummation and defense of the Plan, whether incurred before, on or after the Effective Date.
Except as otherwise set forth herein, the Debtors or the Reorganized Debtors shall, without further Bankruptcy Court approval, reimburse the Term Loan Agents for the pre- and postpetition Term Loan Agent Expenses. Prior to the Effective Date, the Debtors shall pay the fees and expenses set forth in this Section 14.1 of the Plan within 10 days (which time period may be extended by the applicable professional in its discretion) after delivery of an invoice therefor to the Debtors and the U.S. Trustee. None of such invoices shall be required to comply with the U.S. Trustee fee guidelines and (i) may be redacted to protect privileged, confidential or proprietary information and (ii) shall not be required to contain individual time detail (provided, that such invoice shall contain (except for financial advisors compensated not on an hourly basis), at a minimum, summary data regarding hours worked by each timekeeper for the applicable professional). The Debtors and the U.S. Trustee shall have three Business Days following their receipt of such invoices to file objections with the Bankruptcy Court with respect to the reasonableness of the fees and expenses included therein. If any such objection is not resolved within 10 days after such objection is interposed, a hearing with respect thereto shall be conducted at a regularly scheduled omnibus hearing in the Chapter 11 Cases; provided, however, that if any party files any such objection, the Debtors shall pay (i) any undisputed portion of such fees and expenses within 15 days of their receipt of such invoice and (ii) the disputed portion of such fees and expenses promptly following the resolution of such dispute as described in this Section 14.1 of the Plan.
All Term Loan Agent Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors and the U.S. Trustee at least three Business Days before the anticipated Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to such Term Loan Agent Expenses. On the Effective Date, final invoices for all Term Loan Agent Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors and the U.S. Trustee. Such estimated Term Loan Agent Expenses shall be paid on the Effective Date absent an objection lodged in accordance with the procedures described in the immediately preceding paragraph. In addition, if actual Term Loan Agent Expenses exceed the estimated Term Loan Agent Expenses for such period by more than 10%, an invoice for the actual Term Loan Agent Expenses for the period subject to estimation shall be delivered to the U.S. Trustee within 10 days of the Effective Date and shall be subject to review and objection on three Business Days’ notice pursuant to the procedures described above.
In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay post-Effective Date, when due and payable in the ordinary course, the Restructuring Expenses and the reasonable and documented fees and expenses incurred by the Term Loan Agents. For the avoidance of doubt, such post-Effective Date payments shall not be subject to the review and objection procedures described in this Section 14.1 of the Plan.
14.2    Payment of Indenture Trustee Fees and Expenses
Prior to the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date service under the Plan), the Debtors or Reorganized Debtors, as applicable, shall pay in Cash all Indenture Trustee Fees and Expenses, documented by invoices, without application or approval of the Bankruptcy Court and without any reduction to recoveries of the Holders of Second Lien Notes Claims or Unsecured Notes Claims, as applicable. None of such invoices shall be required to comply with the U.S. Trustee fee guidelines and (i) may be redacted to protect privileged, confidential or proprietary information and (ii) shall not be required to contain individual time detail (provided, that such invoice shall contain (except for financial advisors compensated not on an hourly basis), at a minimum, summary data regarding hours worked by each timekeeper for the applicable professional). For the avoidance of doubt, nothing herein affects the Second Lien Notes Indenture Trustee’s or the Unsecured Notes Indenture Trustee’s rights to exercise their respective Charging Lien and priority of payment rights against distributions to Holders of the Second Lien Notes Claims or the Unsecured Notes Claims, as applicable, and all such abilities are hereby expressly preserved.
The Indenture Trustees shall provide invoices for Indenture Trustee Fees and Expenses to the Debtors no later than three (3) Business Days prior to the Effective Date. If the Debtors reasonably dispute any requested Indenture Trustee Fees and Expenses, the Debtors or Reorganized Debtors, as applicable, shall (i) pay the undisputed portion of the Indenture Trustee Fees and Expenses, and (ii) notify the Second Lien Notes Indenture Trustee or the Unsecured Notes Indenture Trustee, as applicable, of such dispute. Upon such notification, if the dispute is not otherwise resolved, the Second Lien Notes Indenture Trustee or the Unsecured Notes Indenture Trustee, as applicable, may file a motion with the Bankruptcy Court to enforce payment by the Reorganized Debtors of Indenture Trustee Fees and Expenses; provided, however, that the Bankruptcy Court’s review shall be limited to a determination under the reasonableness standard in accordance with the Second Lien Notes Indenture or the Unsecured Notes Indenture, as applicable. Nothing herein shall be deemed to impair, waive, discharge or negatively impact the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee’s respective Charging Lien, which is hereby expressly preserved. The Second Lien Notes Indenture Trustee or the Unsecured Notes Indenture Trustee, as applicable, may assert their respective Charging Lien to pay any disputed portion of its Indenture Trustee Fees and Expenses.

14.3    Exemption from Transfer Taxes and Recording Fees
Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation, the filing or recording of any mortgage, deed of trust or other security interest, the making, assignment, filing or recording of any lease or sublease, the transfer of title to or ownership of any of the Debtors’ interests in any property, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including the New Common Interests and any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any law imposing a stamp or similar tax. The Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
14.4    Expedited Tax Determination
The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of such Debtors or Reorganized Debtors for all taxable periods ending on or before the Effective Date.
14.5    Plan Supplement
Draft forms of certain documents, agreements, instruments, schedules and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and filed from time to time. Unless otherwise expressly provided in the Plan, the Debtors shall file the Plan Supplement no later than seven days prior to the deadline to object to Confirmation and may alter, modify or amend any Plan Supplement document in accordance with Section 12.1 of the Plan.
14.6    Consent Rights
Notwithstanding anything in the Plan to the contrary, any and all consent or approval rights of Consenting Creditors set forth in the Restructuring Support Agreement are fully enforceable as if stated in full herein until such time as the Restructuring Support Agreement is terminated in accordance with its terms. In case of a conflict between the consent or approval rights of such parties set forth in the Restructuring Support Agreement with the consent rights of the set forth in this Plan, the Plan Supplement, and any other documents contemplated under the Plan, the consent or approval rights in the Restructuring Support Agreement shall control.
14.7    Claims Against Other Debtors
Nothing in the Plan or the Disclosure Statement or any document or pleading filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim against any other Debtor.

14.8    Substantial Consummation
On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
14.9    Nonseverability
If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such terms or provision shall then be applicable as altered or interpreted provided that any such alteration or interpretation shall be reasonably acceptable to the Debtors and fully in compliance with the Restructuring Support Agreement. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors and Required Consenting Creditors and (iii) non-severable and mutually dependent.
14.10    Dissolution of Committee
After the Effective Date, the Committee’s functions shall be restricted to and shall not be heard on any issue except: (a) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code, (b) motions or litigation, including pending appeals, seeking enforcement of the provisions of the Plan or under the Confirmation Order; provided that with respect to pending appeals and related proceedings, the Committee shall continue to comply with sections 327, 328, 329, 330, 331 and 1103 of the Bankruptcy Code in seeking compensation for services rendered, and (c) to respond to creditor inquiries for a period of thirty days after the Effective Date. Upon the resolution of all matters set forth in (a)–(c) in the prior sentence, the Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.
14.11    Governing Law
Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or other federal law is applicable, or to the extent the Plan, an exhibit or a schedule hereto, any settlement incorporated herein provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.
14.12    Binding Effect
The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims against the Debtors or Interests in the Debtors and their respective heirs, executors, administrators, successors and assigns.

14.13    Notices
To be effective, any notice, request or demand to or upon, as applicable, the Debtors, the Term Loan Agent or the Consenting Creditors must be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:
If to the Debtors:

California Resources Corporation
27200 Tourney Road, Suite 200,
Santa Clarita, CA 91355
Attention:    Michael Preston (michael.preston@crc.com)

with a copy to:

Sullivan & Cromwell, LLP
125 Broad Street
New York, New York 10004
Attention:    Andrew G. Dietderich (dietdericha@sullcrom.com)
            James L. Bromley (bromleyj@sullcrom.com)
                Alexa J. Kranzley (kranzleya@sullcrom.com)
Telephone:    (212) 558-4000
Facsimile:    (212) 558-3588

-and-

Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, TX 77002
Attention:     Harry A. Perrin (hperrin@velaw.com)
            Paul E. Heath (pheath@velaw.com)
                Matthew W. Moran (mmoran@velaw.com)
Telephone:    (713) 758-2222
Facsimile:    (713) 758-2346

If to a Consenting 2016 Term Loan Lender, the Consenting 2017 Term Loan Lender or Backstop Party:

    Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:    Damian S. Schaible (damian.schaible@davispolk.com)
                Angela M. Libby (angela.libby@davispolk.com)
                Jonah A. Peppiatt (jonah.peppiatt@davispolk.com)

Telephone:    (212) 450-4000
Facsimile:    (212) 701-5800

If to a Consenting Second Lien Noteholder:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
        1285 Avenue of the Americas
        New York, New York 10019
        Attention:     Andrew N. Rosenberg (arosenberg@paulweiss.com)
    Elizabeth R. McColm (emccolm@paulweiss.com)
        Alexander Woolverton (awoolverton@paulweiss.com)
Telephone:    (212) 373-3000
Facsimile:    (212) 757-3990
If to Ares:
    Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:    Steven N. Serajeddini (steven.serajeddini@kirkland.com)
Telephone:    (212) 446-4880
If to the Committee:
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:    Douglas H. Mannal (dmannal@kramerlevin.com)
Rachael L. Ringer (rringer@kramerlevin.com)
Priya K. Baranpuria (pbaranpuria@kramerlevin.com)
Telephone:    (212) 715-9100
14.14    Reservation of Rights
Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Before the Effective Date, none of the filing of the Plan, any statement or provision contained herein or the taking of any action by the Debtors related to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors of any kind, including as to the Holders of Claims or Interests or as to any treatment or classification of any contract or lease.
14.15    Further Assurances
The Debtors, the Reorganized Debtors and all Holders of Claims receiving distributions hereunder and all other parties-in-interest may and shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

Houston, Texas
October 8, 2020

Respectfully Submitted,

/s/ Paul E. Heath
VINSON & ELKINS LLP
Harry A. Perrin (TX 15796800)
Paul E. Heath (TX 09355050)
Matthew W. Moran (TX 24092856)
1001 Fannin Street, Suite 2500
Houston, TX 77002-6760
Telephone:    (713) 758-2222
Facsimile:    (713) 758-2346
E-mail:        hperrin@velaw.com
        pheath@velaw.com
        mmoran@velaw.com

Co-Counsel to the Debtors and Debtors-in-Possession

SULLIVAN & CROMWELL LLP
Andrew G. Dietderich (admitted pro hac vice)
James L. Bromley (admitted pro hac vice)
Alexa J. Kranzley (admitted pro hac vice)
125 Broad Street
New York, NY 10004
Telephone:    (212) 558-4000
Facsimile:    (212) 558-3588
E-mail:     dietdericha@sullcrom.com
        bromleyj@sullcrom.com
        kranzleya@sullcrom.com

Co-Counsel to the Debtors and Debtors-in-Possession

EXHIBIT A

New Warrants Term Sheet

California Resources Corporation, et al.
Warrants Term Sheet

This term sheet (the “Term Sheet”) provides a summary of the principal terms of two tiers of warrants (the “Tier 1 Warrants” and the “Tier 2 Warrants”, together, the “Warrants”) to be issued by the Reorganized California Resources Corporation (“CRC”) pursuant to a chapter 11 plan of reorganization.

Principal Terms of Tier 1 and Tier 2 Warrants
	Tier 1	Tier 2
Issuer	CRC
Recipients	Holders of Allowed 2016 Term Loan Claims, Second Lien Notes Claims and Unsecured Notes Claims, on account thereof[1]	Holders of Allowed Non-Backstop Unsecured Debt Claims, on account thereof
Term	4 years from Effective Date. Warrants may be exercised at any time following the Effective Date.
Initial Number of Underlying Warrant Shares[2]	2% of the outstanding shares of New Common Stock, on a fully diluted basis (calculated immediately after the Effective Date, and assuming all shares of New Common Stock issuable under the Rights Offering, the Exit Premium and the Backstop Commitment Premium have been issued)	3% of the outstanding shares of New Common Stock, on a fully diluted basis (calculated immediately after the Effective Date, and assuming all shares of New Common Stock issuable under the Rights Offering, the Exit Premium and the Backstop Commitment Premium have been issued)
Exercise Price	To be calculated on a per share basis, $3.0 billion aggregate equity value.
Settlement Method	Upon exercise of the Warrants, in lieu of paying the applicable Exercise Price in cash, a holder of Warrants may surrender such Warrants for that number of shares of New Common Stock determined by multiplying the number of New Common Stock to which the Warrants would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of

____________________
1    Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the chapter 11 plan of reorganization filed on August 27, 2020 (the “Plan”).
2    The Plan provides for an allocation to a MIP of up to 10% of the outstanding shares. It is customary that a certain percentage of the allocation will be awarded shortly after the Effective Date, and therefore the extent to which the MIP shares shall be taken into account in calculating the number of warrant shares is to be determined.

the New Common Stock and the applicable Exercise Price, and the denominator of which shall be the then current market price per share of New Common Stock.
Anti-Dilution Protection and Other Adjustments
Anti-dilution and other adjustments to the Exercise Price and the number of shares of New Common Stock underlying the Warrants, including adjustments for:
•stock splits, reverse-stock splits, stock dividends;
•dividends and distributions of cash, securities (including evidences of indebtedness) or other assets or property, other than regular cash dividends paid in the ordinary course;
•distributions of warrants, options or other rights to acquire securities (including pursuant to a shareholder rights plan, to the extent the rights become exercisable);
•spin-off transactions; and
•tender, exchange or share repurchase transactions, by the Issuer or its controlled affiliates.

Mergers, Recapitalizations and Other Changes of New Common Stock
In the case of any recapitalization, reclassification or change of the New Common Stock (other than changes resulting from a subdivision or combination), any consolidation, merger or combination involving CRC, any sale, lease or other transfer to a third party of the consolidated assets of CRC and its subsidiaries substantially as an entirety, or any statutory share exchange, in each case, as a result of which the New Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of the Share Exchange Event, the consideration underlying each Warrant will be of the type and amount that a holder of the number of shares of New Common Stock underlying such Warrant immediately prior to the Share Exchange Event would have owned or been entitled to receive upon the Share Exchange Event.

Black-Scholes Protections	None.
Transferability	Warrants shall be freely transferable subject to compliance with applicable securities laws. To facilitate trading of the Warrants, the Issuer will cause a CUSIP number to be assigned to the Warrants.
Securities Act Registration	Warrants shall be issued pursuant to Section 1145 of the Bankruptcy Code.
Reporting	Issuer will be a public reporting company as of the Effective Date. In the event the Issuer ceases to be a public reporting company, holders of the Warrants shall receive the same information rights afforded to holders of New Common Stock. The holders of the Warrants shall have otherwise have no rights as stockholders prior to the exercise of the Warrants.
Amendments	Any amendment to the Warrants that (i) reduces the number of shares of New Common Stock purchasable upon exercise of Warrants or that increases the exercise price, (ii) shortens the term, or (iii) changes the anti-dilution protections or other adjustments shall in each case require the consent of the holders of 80% the Warrants then outstanding.
Definitive Documentation	Warrants shall be subject to definitive documentation that is reasonably acceptable to the Committee, CRC and the Crossover Ad Hoc Group and otherwise subject to the consent rights set forth in the RSA.
Governing Law and Jurisdiction	New York

Exhibit B

Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION
___________________________________________ In re CALIFORNIA RESOURCES CORPORATION, et al., [1] Debtors. ___________________________________________	x : : : : : : : : : x	Chapter 11 Case No. 20-33568 (DRJ) Jointly Administered
NOTICE OF (I) OCCURRENCE OF EFFECTIVE DATE AND (II) THE
ADMINISTRATIVE EXPENSE BAR DATE

PLEASE TAKE NOTICE THAT on October __, 2020, the Honorable David R. Jones, United States Bankruptcy Judge for the United Stated Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) entered the Order (I) Approving the Debtors’ Solicitation and Disclosure Statement and (II) Confirming the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. ___] (the “Confirmation Order”) confirming the Amended Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. ___, Ex. A] (including all appendices, exhibits and schedules thereto and as may be modified, amended or supplemented, the “Plan”) 2 and approving the Disclosure Statement for the Debtors’ Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. ___] (including all appendices, exhibits and schedules thereto and as may be modified, amended or supplemented, the “Disclosure Statement”).
PLEASE TAKE FURTHER NOTICE THAT the Effective Date of the Plan occurred on ________, 2020.
PLEASE TAKE FURTHER NOTICE THAT the copies of the Confirmation Order, Plan and Disclosure Statement may be obtained free of charge (i) from the Debtors’
____________________
1    The Debtors in these chapter 11 cases and the last four digits of their U.S. taxpayer identification numbers are:  California Resources Corporation (0947); California Heavy Oil, Inc. (4630); California Resources Coles Levee, L.P. (2995); California Resources Coles Levee, LLC (2087); California Resources Elk Hills, LLC (7310); California Resources Long Beach, Inc. (6046); California Resources Mineral Holdings LLC (4443); California Resources Petroleum Corporation (9218); California Resources Production Corporation (5342); California Resources Production Mineral Holdings, LLC (9071); California Resources Real Estate Ventures, LLC (6931); California Resources Royalty Holdings, LLC (6393); California Resources Tidelands, Inc. (0192); California Resources Wilmington, LLC (0263); CRC Construction Services, LLC (7030); CRC Marketing, Inc. (0941); CRC Services, LLC (6989); Monument Production, Inc. (0782); Oso Verde Farms, LLC (7436); Socal Holding, LLC (3524); Southern San Joaquin Production, Inc. (4423); Thums Long Beach Company (1774); Tidelands Oil Production Company LLC (5764). The Debtors’ corporate headquarters is located at 27200 Tourney Road, Suite 200, Santa Clarita, CA 91355.
2    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

restructuring website at http://dm.epiq11.com/CaliforniaResources; (ii) by telephoning the Debtors’ restructuring hotline at (855) 917-3506; or (iii) by sending an email request to CRCInquiries@epiqglobal.com. The Confirmation Order, Plan and Disclosure Statement are also available on the Court’s website at ecf.txsb.uscourts.gov, for a fee.
PLEASE TAKE FURTHER NOTICE THAT the Bankruptcy Court has approved certain discharge, release, exculpation, injunction and related provisions in Section 10 of the Plan.
PLEASE TAKE FURTHER NOTICE THAT the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.
PLEASE TAKE FURTHER NOTICE THAT the Administrative Expense Claim Bar Date is _________, 2020. Pursuant to the Plan, Administrative Expense Claims means any Claim for the costs and expenses of administration of the Chapter 11 Cases pursuant to section 327, 328, 330, 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (ii) Professional Fee Claims; (iii) all fees and charges assessed against the Estates pursuant to sections 1911-1932 of chapter 123 of title 28 of the United States Code; and (iv) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code to the extent such request is granted by the Bankruptcy Court.
PLEASE TAKE FURTHER NOTICE THAT absent order of the Bankruptcy Court to the contrary, all requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than on account of Professional Fee Claims and U.S. Trustee Fees) must be filed with the Solicitation and Claims Agent and served on counsel for the Reorganized Debtors by the Administrative Expense Claim Bar Date. Any Holder of an Administrative Expense Claim who is required to, but does not file and serve a request for payment of such Administrative Expense Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Expense Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtors or the Reorganized Debtors or their respective property, and such general Administrative Expense Claim shall be deemed discharged as of the Effective Date. Unless the Debtors or the Reorganized Debtors object to a timely filed and properly served Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed Allowed in the amount requested. If the Debtors or the Reorganized Debtors object to an Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be Allowed and, if so, in what amount.
2

Houston, Texas
[__], 2020

Respectfully Submitted,

/s/ DRAFT
VINSON & ELKINS LLP
Harry A. Perrin (TX 15796800)
Paul E. Heath (TX 09355050)
Matthew W. Moran (TX 24092856)
1001 Fannin Street, Suite 2500
Houston, TX 77002-6760
Telephone:    (713) 758-2222
Facsimile:    (713) 758-2346
E-mail:        hperrin@velaw.com
        pheath@velaw.com
        mmoran@velaw.com

Co-Counsel to the Debtors and Debtors-in-Possession

SULLIVAN & CROMWELL LLP
Andrew G. Dietderich (admitted pro hac vice)
James L. Bromley (admitted pro hac vice)
Alexa J. Kranzley (admitted pro hac vice)
125 Broad Street
New York, NY 10004
Telephone:    (212) 558-4000
Facsimile:    (212) 558-3588
E-mail:     dietdericha@sullcrom.com
        bromleyj@sullcrom.com
        kranzleya@sullcrom.com

Co-Counsel to the Debtors and Debtors-in-Possession

3